Registration No. 333-210342

As filed with the Securities and Exchange Commission on April 27, 2016

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Pre-Effective Amendment #1

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nathaniel Kunkle, Esq.	Ken Reitz, Esq.
TIAA-CREF Life Insurance Company	TIAA-CREF Life Insurance Company
8500 Andrew Carnegie Boulevard, SSC-C2-08	8500 Andrew Carnegie Boulevard, SSC-C2-08
Charlotte, NC 28262-8500	Charlotte, NC 28262-8500
(704) 988-0371	(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-210342.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

No new securities are being registered pursuant to this registration statement on Form S-1. All amounts of unsold securities under the prospectuses contained in the prior registration statements on Form S-1 (File No. 333-187638 initially filed on March 29, 2013 and File No. 333-149714 initially filed on July 23, 2008 by TIAA-CREF Life Insurance Company) (a total of $128,790,757 of securities) are carried forward to this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2016 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA-CREF Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts, which are Contracts intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A

To purchase a Contract, you must allocate your initial Premium among one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period. The minimum allocation to an FTD is $5,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer ten FTDs, ranging from one year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, or apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Also, when you surrender your Contract or take withdrawals from an FTD, federal income tax is based on the entire gain in your Contract, not just the gain for that FTD. Withdrawals before age 59 1/ 2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisers before you purchase a Contract.

Additional information about these risks appears under “The Contract”—“Charges,” under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” and under “Federal Income Taxes.”

We offer the Contract through Services, which is the principal underwriter. Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

i	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF Investment Horizon Annuity Prospectus	ii

This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA-CREF Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

iii	TIAA-CREF Investment Horizon Annuity Prospectus

DEFINITIONS

Throughout the prospectus, “TIAA-CREF Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contractowner or any prospective Contractowner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: New Business Dept., TIAA-CREF Life Insurance Company, P.O. Box 1291, Charlotte, NC, 28201-9908; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. The Annuitant may be the Contractowner or another person.

Annuity Starting Date.  The date on which you begin to receive income benefits under an Income Option.

Beneficiary.  Any person or institution named to receive benefits if you die when you have Contract Accumulation remaining or while any annuity income or death benefit payments remain due.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern Time, or an earlier time if we so notify you or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern Time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation.  The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations.

Contractowner.  The person (or persons) who controls all the rights and benefits under a Contract. If there are two Contractowners, one must be designated as the primary Contractowner on the completed application, and the joint Contractowner must be the spouse of the primary Contractowner.

Fixed Term Deposit (“FTD”).  One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

FTD Value.  The portion of the Contract Accumulation allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs are part of our General Account.

Income Option.  Any of the ways you can receive annuity income.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply the Contract Accumulation to an Income Option more than one year before the end of the FTD’s term, subject to certain exceptions.

Non-Qualified Contract.  A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium.  Any amount you invest (i.e., pay) into the Contract.

Qualified Contract.  A Contract that is intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A We do not currently offer Qualified Contracts.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD.

1	TIAA-CREF Investment Horizon Annuity Prospectus

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TC Life.  TIAA-CREF Life Insurance Company. TC Life is a wholly-owned subsidiary of TIAA.

TIAA.  Teachers Insurance and Annuity Association of America.

TIAA-CREF Investment Horizon Annuity Prospectus	2

SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of ten FTDs which can be chosen by you. Each FTD guarantees a specified rate of interest.

The Contract is available to you provided that it has been approved by the insurance department of your state of residence.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes—We may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of non-qualified Premium payments and are determined by state insurance laws.

•

Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

•

Surrender charge—We will not assess a surrender charge upon cancellation of your Contract during the “free look” period. In addition, a surrender charge does not apply to surrenders or withdrawals from FTDs or the Short-Term Holding Account, to Contract Accumulation applied to an Income Option, or to death benefit payments. Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

•

Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. We also will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

3	TIAA-CREF Investment Horizon Annuity Prospectus

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs. We reserve the right to lower the premium amount to $100. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre- paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”— “Market Value Adjustment.”

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/ 2.

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

TIAA-CREF Investment Horizon Annuity Prospectus	4

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years for a non-qualified Contract and between five and 30 years for a tax-qualified Contract; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short- Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–  Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or withdraw value without a Contract charge.

–  After 45 days, we automatically reallocate to the shortest available FTD.

– You cannot leave value in the STHA longer than 45 days. – If we reallocate automatically, you cannot reallocate again until the shortest FTD matures. – Generally, pays lower interest rate than FTDs.
FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.
Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contractowner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date.

TIAA-CREF LIFE INSURANCE COMPANY AND TIAA

The Contracts are issued by TIAA-CREF Life Insurance Company, a stock life insurance company organized under the laws of the State of New York on November 20, 1996. All of the stock of TIAA-CREF Life is held by Teachers Insurance and Annuity Association of America (TIAA). TIAA-CREF Life’s headquarters are at 730 Third Avenue, New York, New York 10017-3206. TIAA-CREF Life is solely responsible for its contractual obligations.

TIAA is a stock life insurance company, organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a

5	TIAA-CREF Investment Horizon Annuity Prospectus

variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, serving approximately 5 million people and approximately 16,000 institutions as of December 31, 2015, form the principal retirement system for the nation’s education and research communities and form one of the largest retirement systems in the U.S., based on assets under management. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

THE CONTRACT

The Contract is an individual flexible premium modified guaranteed annuity that accepts after-tax dollars for Non-Qualified and pre-tax dollars for Qualified Contracts. The material rights, obligations, and benefits of the Contract are described in this prospectus. We offer the Contract in all 50 states and the District of Columbia except Illinois, Indiana, North Dakota, Oregon, and Washington. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account or Fixed Term Deposits (“FTDs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

TIAA-CREF Investment Horizon Annuity Prospectus	6

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums.  We will issue you a Contract as soon as we receive in good order at our Administrative Office your complete and accurate application, Premium and all other information necessary to process your application. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”—“Good Order.”) Your initial Premium will be allocated to the FTD(s) you select within two Business Days of the Business Day on which it is received by us in good order. Initial Premiums must be for at least $5,000 per FTD.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

New Business Dept.

TIAA-CREF Life Insurance Company

P.O. Box 1291

Charlotte, NC 28201-9908

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third- party check where the relationship of the payor to the Contractowner cannot be identified from the face of the check.

Right to Cancel.  You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs (less systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Good Order.  We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Administrative Office. “Good order” means the actual receipt of the transaction request in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), the FTD selected, the signatures of all Contractowners, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Additional Premiums.  Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in good order. Currently, we will accept Premiums at any time both the Contractowner and the Annuitant is living and there is remaining Contract Accumulation. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

If we exercise our right to reject and/or place limitations on the acceptance and/or allocation of additional Premiums, you may be unable to, or limited in your ability to, increase your Contract Accumulation through additional Premiums. Before you purchase the Contract and determine the amount of your initial Premium, you should consider the fact that we may suspend, reject or limit additional Premiums at some point in the future. You should consult with your registered representative before purchase.

7	TIAA-CREF Investment Horizon Annuity Prospectus

Electronic Payment.  You may make initial or additional Premium payments by electronic payment. A federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wells Fargo

ABA Number 121000248

San Francisco, CA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD allocation choice, if existing)

Certain Restrictions.  You may only open one Contract in any calendar year. Also, your Contract may not contain more than 120 FTDs at any one time.

If mandated under applicable law, including federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contractowner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums.  We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT (“STHA”)

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

TIAA-CREF Investment Horizon Annuity Prospectus	8

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms.  An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of one year to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contractowner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in good order and will not process your allocation instructions.

Crediting Interest.  Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit.  An FTD matures at the end of the specified term, and the proceeds then become available to the Contractowner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option

(4)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

9	TIAA-CREF Investment Horizon Annuity Prospectus

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/2 years old. (See “Federal Income Taxes.”)

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contractowner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals.  At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in good order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/ or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in good order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation, we will cancel your Contract and all of our obligations to you under the Contract will end. For Non-Qualified Contracts, we will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

TIAA-CREF Investment Horizon Annuity Prospectus	10

Systematic Interest Withdrawals.  If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and can be cancelled only by surrendering the Contract. Systematic interest withdrawals will continue until the earliest of the following:

•	the annuity start date, or,

•	the date we are notified of your death, or

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set

11	TIAA-CREF Investment Horizon Annuity Prospectus

forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes that we have not previously deducted from Premiums or Contract Accumulation before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

TIAA-CREF Investment Horizon Annuity Prospectus	12

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =	the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS

13	TIAA-CREF Investment Horizon Annuity Prospectus

asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574
Total amount of FTD withdrawal		$11,501

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

Example 2:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)
Total amount of FTD withdrawal		$9,971

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

TIAA-CREF Investment Horizon Annuity Prospectus	14

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%
MVA		$(191)
Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of non-qualified Premium payments and are determined by state insurance laws.

Annual Maintenance Fee.  Your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge.

15	TIAA-CREF Investment Horizon Annuity Prospectus

Charge When Systematic Interest Withdrawals are Paid By Check.  We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. However, we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge.  We will not assess a surrender charge upon cancellation of your Contract during the “free look” period. We also do not assess a surrender charge on surrenders or withdrawals from FTDs, nor from withdrawals from the Short-Term Holding Account. We calculate the surrender charge and MVA independently of one another, each calculated based on the amount that you withdraw before any of the other adjustments.

RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”— “Charges”—“Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contractowner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date will be the first day of a month and cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

TIAA-CREF Investment Horizon Annuity Prospectus	16

For payments to begin on the Annuity Starting Date that you chose, we must receive, in good order at our Administrative Office, all information and documentation necessary for the Income Option you have picked. If you have Contract Accumulation for which we have not received all the necessary information in good order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in good order, but not beyond the Annuitant’s or any Contractowner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

If your Contract Accumulation is less than or equal to $25,000 and you want to begin receiving income, you must convert your entire Contract Accumulation to annuity income. If your Contract Accumulation is greater than $25,000 and you want to begin receiving income, you must convert at least $25,000 of your Contract Accumulation to annuity income.

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

•	the length of the guaranteed period you choose, if applicable,

•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities.  This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years for non-qualified Contracts and not less than five years or more than 30 years for tax-qualified Contracts. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contractowner.

17	TIAA-CREF Investment Horizon Annuity Prospectus

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contractowner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to federal income tax.

DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefits payee(s) if any Contractowner or Annuitant dies while there is a Contract Accumulation remaining. We will pay the death benefit on the date that we receive due proof of your death. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contractowner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal adviser.

SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Contractowner dies, the surviving spouse can either choose to continue as the Contractowner as pertains to the Contract Accumulation, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive (in good order) proof of the Contractowner’s death, the spouse will automatically become the Contractowner as pertains to the Contract Accumulation, and no death benefit will be paid to the surviving spouse. The surviving spouse will also become the Annuitant if the deceased owner was the Annuitant.

The right of a spouse to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held Section 3 of the federal Defense of Marriage Act (which purportedly did not recognize same-sex marriages, even those that are permitted under individual state laws) to be unconstitutional. Therefore, same sex marriages recognized under state or foreign law will be recognized for federal law purposes. The Department of Treasury and the Internal Revenue Service have determined that for federal tax purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated. IRS guidance provides that civil unions and similar relationships recognized under state law are not marriages unless denominated as such. However, some uncertainty remains regarding the treatment of same-sex spouses as defined under applicable law. Consult a tax adviser for more information on this subject.

TIAA-CREF Investment Horizon Annuity Prospectus	18

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any. Each payee’s death benefit payable date is the date when we have received due proof of death of either the Contractowner or the Annuitant, and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in good order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs will be terminated, and all FTD Values will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

Except as provided below, we will pay each death benefit payee’s portion of the death benefit in one payment. Death benefit payments must be made within five years of your death. Upon payment of the death benefit, the Contract will terminate. Because Beneficiaries may provide the required information to us on different days, Beneficiaries may receive differing amounts, even where all Beneficiaries have been designated so as to share equally in the death benefit proceeds.

If a Contractowner dies while the Contract is in force and before the annuity starting date and if the terms of the Contract so permit, a Beneficiary may elect to have his or her interest in the Contract distributed over his or her life, or over a period not extending beyond his or her life expectancy, provided that such distributions begin no later than one year after the Contractowner’s death. If the terms of the Contract do not provide for such an election, a Beneficiary has an option exercisable within 60 days of the Contractowner’s death (if not pre-selected by the Contractowner) to obtain an annuity from the Company that will distribute the Beneficiary’s interest in the Contract over his or her life, or over a period not extending beyond his or her life expectancy, provided that such distributions begin no later than one year after the Contractowner’s death.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Section 72(s) of the IRC, as applicable to your Contract.

FEDERAL INCOME TAXES

The following discussion is based on our understanding of current federal income tax law, which is subject to change. For assistance with your personal tax situation, you should check with a qualified tax adviser.

TAXATION OF ANNUITIES

The following discussion assumes the Contracts qualify as “annuity contracts” for federal income tax purposes:

In General.  IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually will not be taxed on increases in the value of a Contract until there is a distribution (i.e., the Contractowner withdraws all or part of the Contract Accumulation or takes annuity payments.) Assigning, pledging, or agreeing to assign or pledge any part of the Contract Accumulation usually will also be considered a distribution.

Withdrawals of accumulated investment earnings will be taxable as ordinary income. The IRC generally requires withdrawals under your Non-Qualified Contract to be first allocated to investment earnings.

The owner of a Non-Qualified Contract who is not a natural person (such as a corporation or trust) generally must treat any increases in the value of the Contract during the taxable year as income. There are significant

19	TIAA-CREF Investment Horizon Annuity Prospectus

exceptions to this rule, such as grantor trusts and certain trusts for the benefit of individuals, and a prospective Contractowner who is not a natural person should discuss these potential exceptions with a qualified tax adviser.

The following discussion applies generally to Non-Qualified Contracts owned by a natural person:

Withdrawals.  If you make a withdrawal from your Contract, the IRC generally treats the withdrawal as first coming from earnings and then from your Premium(s). Such withdrawn earnings are includable in your income in the calendar year when the withdrawal occurs. We will treat all payments under the Contract as withdrawals for tax reporting purposes, except as described under “Annuity Payments” below. Please consult your tax adviser for more information about your particular situation.

The Contract Accumulation immediately before a withdrawal occurs may have to be increased by any positive MVA. For reporting purposes, we treat MVA’s as adjustments to the income credited to the Contract Accumulation.

Annuity Payments.  Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing your “investment in the contract” on the annuity commencement date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable from your gross income.

The remainder of each annuity payment you receive is includable in your gross income. Once your “investment in the contract” has been fully recovered through the receipt of excludable portions of annuity payments, the full amount of any additional annuity payments will be includable in your gross income and will be taxed as ordinary income.

The IRC provides that payments for at least 10 years or lifetime income payments may be taxed as annuity payments even where they represent only part of the taxpayer’s interest in the annuity contract. In the absence of further guidance under the IRC, we will generally treat payments under guaranteed annuity options as annuity payments for tax reporting purposes. Please consult your tax adviser for more information about your particular situation.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of your “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your or your beneficiary’s tax return.

Required Distributions.  In order for your Contract to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the IRC requires that it contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of any Contractowner. Specifically, Section 72(s) requires that (a) if any Contractowner dies when Income Payments remain due, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Contractowner’s death; and (b) if any Contractowner dies prior to the Annuity Starting Date, the entire interest in the Contract will be distributed within five years after the date of such Contractowner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Contractowner (as defined under federal law), the Contract may be continued with the surviving spouse as the new Contractowner. (See “Death Benefits” – “Special Option for Spouses”).

The Contract contains provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review the applicable provisions in the Contract and modify them, if necessary, to assure that they comply with the IRC requirements when such requirements are clarified by the IRS, by regulation, or otherwise.

TIAA-CREF Investment Horizon Annuity Prospectus	20

Early Distribution Tax Penalty.  The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the tax penalty. They include any amounts:

(1)	paid on or after you reach age 59 1/ 2;

(2)	paid after you die;

(3)	paid if you become totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity (as that term is defined in the IRC); or

(6)	that come from purchase payments made prior to August 14, 1982.

With respect to (4) above, if the series of substantially equal periodic payments is modified (unless the modification is made under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax that would have been imposed (the 10% tax penalty) but for the exception, plus interest for the tax years in which the exception was used. Other exceptions may apply to Qualified Contracts.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments or Exchanges of a Contract.  Transferring Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, designating an Annuity Starting Date, or exchanging a Contract can have other tax consequences that we do not discuss here. If you are thinking about any of those transactions, contact a qualified tax adviser.

Multiple Contracts.  In determining gross income, IRC Section 72(e) will treat as one contract all TIAA-CREF Life non-qualified and TIAA non-qualified deferred annuity contracts issued to the same contract owner during any calendar year. This treatment could affect when income from withdrawals is taxable and how much might be subject to the 10% IRS tax penalty on earnings (see above). You should consult a qualified tax adviser before buying more than one deferred annuity contract in any calendar year from us and/or TIAA for the purpose of gaining a tax advantage.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a non-qualified annuity contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that if a distribution occurs from either of the contracts involved within 180 days of a partial exchange that the IRS may apply general tax principles to determine the substance and hence, the treatment of the transfer. This could result, for example, in the subsequent distribution being treated as money received in the exchange. This 180 day rule does not apply to subsequent distributions taken to effect another 1035 exchange. The IRS guidance also provides that Partial 1035 exchanges are disregarded for purposes of determining whether 2 or more deferred annuity contracts have been purchased from an insurer and its affiliates in a 12 month period. Contractowners should consult their own qualified tax advisers prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Beginning in 2013, distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or the entire taxable portion of distributions (e.g. earnings)

21	TIAA-CREF Investment Horizon Annuity Prospectus

to individuals whose income exceeds certain threshold amounts. ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax adviser for more information.

WITHHOLDING

Distributions are usually subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions. Unnecessary withholdings, delays in payment while we attempt to verify information and other adverse tax and financial consequences may result if you or your beneficiary do not provide us with a valid Social Security number or other taxpayer identification number, or if the taxpayer fails to properly complete and execute tax-related forms and certifications required for us to process distributions and administer your Contract.

POSSIBLE CHARGE FOR TIAA-CREF LIFE’S TAXES

Currently, we do not charge the Contracts for any federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

OTHER TAX ISSUES

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes.  While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, you should keep in mind that the value of a Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the Contract, the value of the annuity included in the gross estate may be the value of the lump sum amount payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. You should consult a qualified estate planning adviser for more information.

Under certain circumstances, the IRC may impose a “generation skipping transfer tax” (“GST”) when all or part of a Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contractowner. Regulations issued under the IRC may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2016, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $5,450,000 and 40%, respectively.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Federal Defense of Marriage Act.  The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint- life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held Section 3 of the federal Defense of Marriage Act (which purportedly did not recognize same-sex marriages, even those which are permitted under individual state laws) to be unconstitutional. Therefore, same-sex marriages recognized under state or foreign law will be recognized for federal law purposes. The Department of Treasury and the Internal Revenue Service have recently determined that for federal tax purposes, same-sex spouses will be determined based on the law of the state in which the marriage was celebrated. However, some uncertainty remains regarding the treatment of same-sex spouses. Consult a tax adviser for more information on this subject.

TIAA-CREF Investment Horizon Annuity Prospectus	22

Annuity purchases by residents of Puerto Rico.  The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity purchases by nonresident aliens.  The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers who are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. This contract may not be available to certain foreign entity purchasers. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign tax credits.  We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under federal tax law.

Possible tax law changes.  Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult your tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contact and do not intend the above discussion as tax advice.

TAX ADVICE

What we tell you here about federal and other taxes is not comprehensive and is for general information only. It does not cover every situation and cannot be used to avoid any tax penalty. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, you should check with a qualified tax adviser.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the state of New York on December 18, 1996. We commenced operations under our former name, TIAA Life Insurance Company, and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We are subject to regulation by the New York Department of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are annuities, life insurance, funding agreements and separate account guaranteed interest contracts (“SAGIC”). The annuities and life insurance products are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. The SAGIC product is an unallocated, non-participating deposit type contract in the separate account and is designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. Our individual products are available to the general public. We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA, and beginning May, 2012, TC Life expanded its marketing reach beyond its historic TIAA customer base to target general public prospects that

23	TIAA-CREF Investment Horizon Annuity Prospectus

may not have any affiliation with TIAA or TC Life, using independent third party insurance distributors. TIAA provides retirement annuities and insurance coverage to more than 5 million active and retired individuals primarily at more than 16,000 educational, research, and cultural institutions, other nonprofit organizations and certain governmental entities across the United States.

We operate four primary business segments, which are defined as our major products: Individual Annuities, Life Insurance, Funding Agreements and SAGIC. Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual after-tax annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2015, the general account reserves associated with our outstanding individual annuities were approximately $1,409.5 million, and total separate account liabilities associated with outstanding individual annuities were approximately $1,723.2 million.

Life Insurance

The Life Insurance business segment distributes term life insurance, universal life insurance and variable universal life insurance. We sell our life insurance products through non-commissioned agents appointed by us and through commissioned agents appointed by us but who operate under distribution agreements between us and the independent distribution agencies with which they are affiliated. Those non-commissioned agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. Those commissioned independent agents selling variable insurance products are also registered representatives of independent broker dealers who enter into selling agreements with our affiliated principal underwriting broker- dealer. Our primary marketing efforts for term life insurance products involve direct mail and an Internet web site to direct potential policyholders to apply online, or contact a call center staffed by licensed agents.

The term life insurance product line includes annually renewable term and level premium term life insurance policies, both of which offer level death benefit coverage until the policies’ expiration dates. Universal life insurance policies include single life and last survivor individual non-participating flexible premium adjustable life insurance contracts. Variable universal life insurance policies include single life and last survivor individual non-participating flexible premium variable life insurance contracts. Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

TIAA-CREF Investment Horizon Annuity Prospectus	24

Underwriting.  We establish underwriting policies for risk selection and classification. The information that we use to perform our underwriting includes information from the insurance application, inspection reports, attending physician statements, medical examinations or other pertinent information. This information is then used to determine whether we will issue the policy as applied for or other than applied for (i.e., with modifications that are acceptable to us), or whether we will reject the insurance application. The various requirements for the information that we use in our underwriting vary by the age of the applicant and by the amount of coverage being requested. For certain risks, we may also use reinsurers to assist us in the evaluation of the risk.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured life and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2015, we had total life insurance in force of approximately $46.4 billion, of which approximately $32.2 billion was ceded through reinsurance. At December 31, 2015, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $1,267.7 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $194.0 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with eleven states including California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There are 17 funding agreements in 11 states that have current state 529 plans At December 31, 2015, the general account reserves associated with our Funding Agreements were approximately $2,423.4 million.

Separate Account Guaranteed Interest Contracts

TC Life issued its first SAGIC contract in 2012. The contracts will generally be issued to the trustees of stable value funds (commingled and custom single client funds) and will represent one of the funding vehicles of such funds. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. Deposits on the SAGIC product totaled $115.08 million in 2015. At December 31, 2015, the separate account reserves associated with the SAGIC product were approximately $3,275.9 million.

Additional Business Considerations

In addition to the preceding description of the products that we distribute through our three primary business segments, there are other elements of our business operations that may affect our operating performance and our financial condition.

25	TIAA-CREF Investment Horizon Annuity Prospectus

Investments

Our general account investment portfolio primarily consists of bonds, stocks, cash, short-term investments and other long-term investments. Our total assets were approximately $10,774.2 million at December 31, 2015. Of this total amount, the assets in the separate accounts equaled approximately $5,222.7 million, and those in the general account equaled approximately $5,551.6 million. Our overall general account portfolio quality was very high with 98.9% of our total invested assets classified as investment grade with approximately 1.2% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to federal income tax utilizing rules similar to those applied to other corporations. However, the IRC contains specific provisions relevant to life insurance companies that impact the amount and timing of certain income and deductible amounts. Such items include, but are not limited to, the treatment of our policy and contract reserves, acquisition costs and utilization of non-life company losses in a consolidated return filing.

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned or leased by TIAA in New York, North Carolina, and several other states pursuant to an inter-company service agreement between the two companies.

TIAA-CREF Investment Horizon Annuity Prospectus	26

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer life insurance protection products, cash value accumulation life insurance products and annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

27	TIAA-CREF Investment Horizon Annuity Prospectus

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to federal regulation. Various federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Repeal of the federal estate tax; or

•	Changes in the availability of individual retirement accounts.

Existing federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

TIAA-CREF Investment Horizon Annuity Prospectus	28

Additionally, if enacted, currently proposed changes in the federal tax law that would establish new tax- advantaged retirement and life savings plans could reduce the relative tax advantage of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

We cannot predict what changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in the our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

29	TIAA-CREF Investment Horizon Annuity Prospectus

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

TIAA-CREF Investment Horizon Annuity Prospectus	30

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, we distribute life insurance products through independent distributors where we do not control their activity as we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

31	TIAA-CREF Investment Horizon Annuity Prospectus

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation

TIAA-CREF Investment Horizon Annuity Prospectus	32

in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of April 27, 2016, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

In 2015, 2014, and 2013, we paid no dividends on our common stock to TIAA. We have no plans to pay dividends in 2016.

33	TIAA-CREF Investment Horizon Annuity Prospectus

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office toll-free at 877-694-0305.

You can also use the TIAA-CREF Web Center’s account access feature to check your Contract Accumulation. To use the Web Center’s account access feature, access the TIAA-CREF Internet home page at www.tiaa-cref.org.

CONTACTING TIAA-CREF LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call toll-free at 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contractowner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA-CREF Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

TIAA-CREF Investment Horizon Annuity Prospectus	34

ASSIGNMENT OF CONTRACTS

For Non-Qualified Contracts, you may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in good order and approved by us. The rights of the Contractowners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax adviser before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments.

For Qualified Contracts, neither you nor any other person may assign, pledge, or transfer ownership of the Contract or any benefits under its terms. Any such action will be void and of no effect.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA-CREF Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in good order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment has been recovered by us with appropriate adjustments.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

35	TIAA-CREF Investment Horizon Annuity Prospectus

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

OTHER INFORMATION

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Contract owners, Insureds, Beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

Contract owners are urged to keep their own, as well as their Insureds’, Beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company, Administrative Office, P.O. Box 724508, Atlanta, Georgia 31139, by calling us between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday-Friday, toll-free at 877 694-0305, or 24 hours a day via our website www.tiaa-cref.org.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly- owned subsidiary of TIAA. TC Services is registered with the SEC as a broker dealer, and is a member of the Financial Industry Regulatory Authority, or FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of TC Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by TC Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

TIAA-CREF Investment Horizon Annuity Prospectus	36

EXPERTS

PricewaterhouseCoopers LLP is the independent auditor of TIAA-CREF Life Insurance Company and Teachers Insurance and Annuity Association of America.

TIAA-CREF Life Insurance Company Statutory Basis Financial Statements

The statutory basis financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, located at 300 Madison Avenue, New York, New York 10017, given on the authority of said firm as experts in auditing and accounting.

Teachers Insurance and Annuity Association of America Statutory Basis Financial Statements

The statutory basis financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, located at 300 Madison Avenue, New York, New York 10017, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Ken Reitz, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the federal securities laws.

TIAA-CREF LIFE INSURANCE COMPANY MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TC Life”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and summary information and risk factors included elsewhere in this report.

FORWARD LOOKING STATEMENTS

This discussion reviews TC Life’s financial condition and results of operations, including liquidity and capital resources, for the periods covered by the audited statutory-basis financial statements included in this report. Historical information is presented and discussed and factors that may affect future financial performance are also identified and discussed, where appropriate. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and TC Life cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect TC Life’s future results. A copy of this report and TC Life’s registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

37	TIAA-CREF Investment Horizon Annuity Prospectus

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

Overview

TC Life is a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under the former name, TIAA Life Insurance Company. It changed its name to
TIAA-CREF Life Insurance Company on May 1, 1998. It is a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). It is subject to regulation by the State of New York Superintendent of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. It is licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

TC Life’s primary products are individual annuities, life insurance, funding agreements, and separate account guaranteed interest contracts (“SAGIC”). The individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 college savings and scholarship plans. The SAGIC product is an unallocated, non-participating deposit type contract in the separate account and is designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. TC Life’s individual products are available to the general public; however, it markets primarily to the individuals who own retirement annuities or insurance policies issued by TC Life’s parent, TIAA. TC Life also distributes life insurance and annuity products through third party channels including M Financial Group (“M Financial”) and registered investment advisors.

During the fourth quarter of 2011, TC Life and M Financial announced an exclusive agreement to offer TC Life’s life insurance products to M Financial’s Member Firms and their clients. M Financial Group is owned by more than 140 Member Firms located in 37 states, the United Kingdom, and the United Arab Emirates, and is comprised of several entities, including the parent company, which serves as a general insurance marketing entity, a securities broker-dealer, a registered investment advisor, a reinsurance company, and four proprietary mutual funds. M Financial Member Firms include more than 700 individual insurance producers who have been appointed as TC Life’s independent agents.

TC Life also distributes life insurance and annuity products within an external registered investment advisor channel. These are supported external advisors that use TC Life for life insurance and annuity solutions.

The majority of the services required for TC Life’s business operations are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, investment management, administrative, and selling and distribution agreements. Under these agreements, TC Life reimburses TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. TC Life believes such services meet operational needs and minimize the duplication of costs among TIAA and its subsidiaries. TC Life does not currently have any employees.

TIAA-CREF Life Insurance Agency, LLC is the sole operational subsidiary of TC Life. The Company has no investments in subsidiary, controlled and affiliated entities that exceed 10% of its admitted assets.

Financial Highlights

For 2015, TC Life had balances in total admitted assets of $10,774,241 thousand, total liabilities of $10,411,723 thousand and statutory capital and surplus of $362,518 thousand. In addition, there was a net loss of ($39,793) thousand driven by an increase of $15,000 thousand in AG43 reserves, increases in other benefits and expenses, interest on deposit type contracts, insurance expense and taxes and net realized capital loss.

TIAA-CREF Investment Horizon Annuity Prospectus	38

Business Segments

TC Life provides financial services through the production, sale, distribution, and administration of individual annuities, life insurance, funding agreements, and SAGIC. TC Life operates these business segments, distinguished by broad product categories with each having a strategic focus. Premiums and deposits by segment for 2015 and 2014 are set forth in the following table (in thousands):

	For the years ended December 31,
Segment	2015	2014	2013
Individual Annuities	$345,451	$340,038	$223,847
Life Insurance	370,942	337,426	257,967
Total premiums	$716,393	$677,464	$481,814

Funding Agreements*	$709,793	$733,567	$567,648
SAGIC*	$403,000	$823,669	$1,540,000
Total deposits received	$1,112,793	$1,557,236	$2,107,648

*	The deposits received on funding agreements and SAGIC are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities, and Deposit-type Contracts.

Individual Annuities.  TC Life markets a variety of individual after-tax annuity products. Its annuity products are distributed through captive agents appointed by TC Life. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of TC Life’s affiliated broker-dealers. TC Life’s strategy is to include distribution through fee-based advisor channels, third party, and other strategic relationships. TC Life offers both flexible premium deferred annuities and single premium immediate annuities.

TC Life’s variable annuities offer contract owners the opportunity to invest in various investment subaccounts of TC Life’s separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through TC Life’s general account, which guarantees principal and a minimum interest rate. The separate accounts that support TC Life’s variable annuities are registered with the Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds. The variable annuities do not offer any living benefit riders. TC Life is, therefore, not exposed to the liabilities associated with such living benefit riders.

Due to the low yield on money market funds, investors continued to look for alternative investment options. Although no longer available for new sales, investors who owned TC Life’s Personal Annuity Select (“PAS”) products continued to contribute premiums; however, there was a decline of (8%) to $35,157 thousand when compared to $37,992 thousand in 2014. The main factors to this decline are aging policyholders and a continued low interest rate environment.

In addition, Intelligent Variable Annuity (“IVA”) and Investment Horizon Annuity (“IHA”) are two deferred annuity products which complement each other to meet contract owners’ risk profiles and to provide contract owners with a variety of variable annuity investment subaccount options and fixed term deposits.

The IVA facilitates an individual’s overall portfolio asset diversification offering investment choices that include proprietary
TIAA-CREF Life funds and non-proprietary funds. The IVA experienced continued growth resulting in premiums of $292,724 thousand during 2015 compared to $284,894 thousand in 2014, an increase of 3%. TC Life believes increased investment options and favorable equity market returns are the primary contributors to the growth in this product.

The IHA is designed to offer guaranteed periods from 1 to 10 years and guarantees principal and a stated interest rate if not withdrawn before the maturity date. The interest rate for each guaranteed period is based upon current interest rates. It allows investors to use a “laddered” approach for fixed investing. Since

39	TIAA-CREF Investment Horizon Annuity Prospectus

November 1, 2012, the 1 through 5 year durations of the IHA have not been available for investment due to the continued low interest rate environment. However, some rise in interest rates allowed for the reopening of the 5 year duration in August 2013 but there has been little interest on the part of investors to lock in interest rates at the offered rate for 5 years or more. Even though the IHA product experienced an increase in premiums from $613 thousand in 2014 to $757 thousand in 2015, this does not necessarily indicate that investors are moving toward fixed rate products. The continuation of a low interest rate environment is still the primary reason for a minimal demand.

Additionally, TC Life markets a single premium immediate annuity which complements the deferred annuities and provides immediate income benefits. In 2015, TC Life issued 69 such contracts with premiums of approximately $4,802 thousand. The investment choices include a fixed account as well as TIAA-CREF Life funds.

Life Insurance.  TC Life distributes and sells term life insurance, universal life insurance, and variable universal life insurance products through captive agents appointed by TC Life, and for certain products, through third party agents. Those captive agents selling variable insurance products are also registered representatives of TC Life’s affiliated broker-dealers. The primary marketing efforts for term life insurance products involve direct mail and an Internet web site which is designed to direct potential policyholders to a call center staffed by licensed agents. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. The separate account is registered with the SEC as a unit investment trust and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other non-proprietary funds.

Life insurance premiums increased $33,516 thousand to $370,942 thousand in 2015 from $337,426 thousand in 2014. This positive variance was primarily due to an increase in universal life premiums of $31,448 thousand.

Funding Agreements.  TC Life’s Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after Section 529 of the Internal Revenue Code), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. TC Life provides funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. TC Life also makes available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

TC Life currently has funding agreements with California, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There were funding agreements in these eleven states that have current state 529 college savings plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs through 2020.

Separate Account Guaranteed Interest Contracts.  TC Life issued its first SAGIC contract in 2012. The contracts are generally issued to the trustees of stable value funds (commingled and custom single client funds) and represent one of the funding vehicles of such funds. The contracts may also be issued directly to defined contribution plan sponsors (or the trustee for the plan) in order to be used as a funding vehicle for the stable value option offered to the plan’s participants. Deposits on the SAGIC product decreased ($420,669) thousand to $403,000 thousand in 2015 from $823,669 thousand in 2014.

TIAA-CREF Investment Horizon Annuity Prospectus	40

KNOWN TRENDS AND UNCERTAINTIES

The various trends that could impact TC Life’s future results of operations and financial condition include, but are not limited to, general economic conditions, including the interest rate environment and equity market returns, changes in those general economic conditions, and changes in life expectancy trends, which could impact the Individual Annuity and Life Insurance businesses. TC Life’s future business results could also be affected by the following uncertainties:

•	TC Life operates in a mature, highly competitive industry that could limit the ability to gain or maintain a competitive position in the industry, which could negatively affect future profitability.

•	Substantial regulation of the insurance and annuity industry may adversely affect TC Life’s business.

•	Future changes in laws and regulation, including the tax treatment of the products TC Life sells, may adversely affect TC Life’s business.

•	A downgrade in TC Life’s ratings or TIAA’s ratings from the nationally recognized ratings agencies could materially and adversely affect many aspects of TC Life’s business.

•	TC Life’s operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing products.

•	TC Life’s ability to maintain a competitive cost structure is dependent upon generating a sufficient level of sales and achieving projected persistency of existing business.

•	Interest rate fluctuations and market volatility may affect sales of products and the profitability of TC Life’s businesses.

•	Equity market volatility and downturns in the equity markets could negatively impact TC Life’s business.

•	TC Life’s investments are subject to market and credit risks.

•	TC Life could be forced to sell investments at a loss to pay contract benefits or cover contract owner withdrawals.

•	TC Life is dependent on the performance of others.

•

TC Life’s reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect TC Life’s business, its operating results or its organizational reputation.

•

Financial services companies are sometimes the targets of litigation, including class action litigation, which could result in substantial judgments. Although TC Life is not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

•

TC Life’s computer systems (or those of TC Life’s service providers) may fail or their security may be compromised, which could damage TC Life’s business and adversely affect the financial condition and results of operations.

•	TC Life is exposed to unanticipated risks, such as natural disasters, pandemics, and malicious or terrorist acts, which could adversely affect operations.

•	TC Life may be exposed to risks in the future that it has not yet identified or that it does not currently consider being material risks.

41	TIAA-CREF Investment Horizon Annuity Prospectus

CRITICAL ACCOUNTING POLICIES

TC Life’s accounting policies require management to make interpretative and valuation judgments and to make estimates based on assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in its statutory-basis financial statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. Additionally, actual amounts may differ from TC Life’s estimates. A discussion of the statutory-basis of presentation and the business factors that affect critical accounting policies is presented below.

Basis of Presentation

TC Life’s statutory-basis financial statements have been prepared on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Department of Financial Services (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, TC Life cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP. The effects of the differences between GAAP and NAIC SAP, while not determined, are presumed to have a material effect on TC Life’s statutory-basis financial statements, and the primary differences are summarized in the Notes to TC Life’s Statutory-Basis Financial Statements.

Accounting for Investments

Because of the types of products that are issued from the general account, TC Life primarily invests in fixed income investments. In accordance with NAIC SAP, the majority of TC Life’s invested assets are carried at amortized cost; therefore, the investment balances do not reflect the investments’ current fair values. At December 31, 2015, $5,242,138 thousand of the general account’s invested assets was invested in bonds. The overall general account portfolio quality was very high at December 31, 2015, with approximately 99% of TC Life’s bond portfolio classified as investment grade (NAIC 1 or 2 rated securities).

The selection and management of the general account investment portfolio reflect the asset/liability analysis that TC Life performs for the various business segments and the specific products that are issued. TC Life’s investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments that TC Life makes, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, TC Life’s Board of Directors establishes investment limits in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. TC Life also utilizes a risk management department that is independent of the investment management function to monitor the risk exposures represented in the investment portfolio. TC Life utilizes a formal investment impairment review process that is performed for the entire portfolio at least once each quarter. The investment impairment review process is co-led by the finance and valuation departments, which are also both independent of the investment management function.

Because TC Life’s invested assets comprise such a large percentage of total assets, and because the performance of the investment portfolio has such a dramatic effect on overall performance, the accounting policies which guide the valuation of TC Life’s investments represent some of its most critical accounting policies. Because TC Life prepares statutory-basis financial statements, it follows the investment valuation requirements promulgated by the NAIC, but the application of statutory accounting principles still requires management to make interpretive and valuation judgments.

TIAA-CREF Investment Horizon Annuity Prospectus	42

TC Life’s bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities. A significant portion of TC Life’s portfolio is invested in high quality, publicly-traded bonds to maintain and manage liquidity and to reduce the risk of credit default in the portfolio. TC Life also makes investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. To control risk when utilizing privately-placed securities, TC Life relies upon broader access to management information, stronger (negotiated) protective covenants, call protection features, and a higher level of collateralization than can customarily be achieved in the public market.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an other-than-temporary impairment (“OTTI”) has occurred because TC Life does not expect to recover the entire amortized cost basis of the security even with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because TC Life intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI for a loan-backed or structured security, TC Life accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services or valuations from the NAIC. For privately placed long term bond investments without readily ascertainable market value, such values were determined using information from independent pricing services including discounted cash flow methodologies based on coupon rates, maturity provisions, and credit assumptions.

Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair value of preferred stocks uses prices provided by third party pricing services or valuations from the NAIC. TC Life's preferred stock portfolio totaled $183 thousand of which 100% were below investment grade.

The NAIC Securities Valuation Office (“SVO”) rates investment credit risk of bonds and preferred stocks based upon the issuer’s credit quality. NAIC ratings designations range from 1 through 6. An NAIC designation of 1 denotes obligations of the highest quality in which credit risk is at its lowest and the issuer’s credit profile is stable; an NAIC designation of 6 is assigned to obligations that are in, or near, default. Classes 1 and 2 are considered to be investment grade and Classes 3 through 6 are non-investment grade. The vast majority of TC Life’s bonds, including privately-placed securities, are investment grade.

43	TIAA-CREF Investment Horizon Annuity Prospectus

Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

All investments are subjected to TC Life’s investment impairment process, which is performed at least quarterly. TC Life may perform investment impairment monitoring and analysis procedures more frequently, including during periods of market turmoil. Management considers evidence to evaluate the potential impairment of its investments. The investment quarterly impairment review process utilizes, but is not limited to, a screening process based on the fair values of the investments. Management considers a wide range of factors in the impairment review process, including, but not limited to, the following:

a)	The extent to which and the length of time the fair value has been below TC Life’s amortized cost basis.

b)	The financial condition and near-term prospects of the issuer.

c)	Whether the issuer is current on contractually-obligated interest and principal payments.

d)	TC Life’s ability and intent to retain the investment for a sufficient period of time to allow for a recovery in its fair value or for the investment to be repaid.

e)	Information obtained from regulators and ratings agencies.

f)	The potential for impairments in an industry sector or sub-sector.

g)	The potential for impairments in economically-depressed geographic regions.

h)	The potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities.

All securities are subjected to TC Life’s process for identifying OTTI. TC Life writes down securities that have an OTTI in the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Where impairment is considered to be other-than-temporary, TC Life recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. TC Life does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, TC Life continues to review the impaired security for appropriate valuation on an ongoing basis.

Other Critical Accounting Policies

Non-admitted Assets.  TC Life’s non-admitted assets include deferred premiums and deferred federal income tax (“DFIT”) assets. The portion of deferred premiums asset non-admitted is calculated based on a pro-rata share of reinsurance reserve credit on the underlying policies. The DFIT asset admittance is calculated under a structured formula in accordance with New York SAP. All changes in non-admitted assets are charged or credited directly to surplus and are not recorded in the statement of operations.

Policy and Contract Reserves.  Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest rates (ranging from 3.50% to 6.75% and averaging approximately 3.74%), mortality, and other insured risks. Such reserves are designed to be sufficient for all contractual benefits guaranteed under policy and contract provisions. These reserves reflect both management’s assumptions, which must be in line with the Department’s requirements, and the activity that has occurred in relation to the policies and contracts in-force (e.g., new issues, lapses, surrenders, etc.). The period-to-period changes in these reserves directly increase or decrease TC Life’s results of operations.

TIAA-CREF Investment Horizon Annuity Prospectus	44

Reserves for deposit-type funds, which do not contain life contingencies, are equal to the sum of the deposits received and the interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder. These reserves do not entail significant management judgment, and other than the interest credited to these contracts; the changes in these reserves do not affect TC Life’s results of operations.

Reinsurance.  TC Life uses reinsurance to manage risk by ceding (i.e., transferring) some of its life insurance reserve liabilities to other insurance and reinsurance companies. This includes yearly renewable term, coinsurance, and modified coinsurance agreements. When TC Life enters into a reinsurance contract with another insurance or reinsurance company, it will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. As a result, TC Life valuates the financial stability of an insurance or reinsurance company before it enters into a reinsurance contract, which is often long-term in nature. The financial stability of an insurance or reinsurance company is re-evaluated annually and monitored quarterly by TC Life’s Risk Management Department. TC Life’s maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. For contracts issued after May 1, 2012, the maximum retention is $15.0 million on one insured life and $20.0 million for two insured lives. The maximum retention is less for certain issue ages and underwriting classifications.

Asset Valuation Reserve.  The Asset Valuation Reserve (“AVR”), which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses related to TC Life’s investment portfolio. Reserve components of the AVR are maintained for each of TC Life’s asset classes. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components, and the formulae are primarily based on NAIC determined factors applied to asset classes. Insurance companies may also establish additional reserves for any AVR component, at management’s discretion; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. The net change in the AVR is reported as a change in surplus in TC Life’s Statutory-Basis Statements of Changes in Capital and Surplus. The net realized capital gains and losses that are credited to or charged against the AVR are also a component of the Statutory-Basis Statements of Operations.

Interest Maintenance Reserve.  The Interest Maintenance Reserve (“IMR”) is a formulaic reserve required by NAIC SAP, which accumulates realized interest rate-related capital gains and losses, as defined by NAIC SAP, on sales of fixed income investments. Such capital gains and losses are recognized as a liability and are amortized under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Separate Account Assets and Liabilities.  Separate accounts are established in conformity with insurance laws, and the separate account assets are segregated from TC Life’s general account. Separate accounts are generally maintained for the benefit of separate account holders. Seed money investments that remain in the separate accounts are included in separate account assets.

Income Taxes.  A consolidated federal income tax return is filed with TC Life’s parent, TIAA, and its affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their net operating losses or other tax attributes they have generated when utilized in the consolidated return, subject to the limitations imposed under the Internal Revenue Code.

The consolidated group is subject to the domestic federal statutory rate of 35%. TC Life’s effective federal tax rates for the periods presented differ from the statutory rate based on adjustments from statutory to tax basis reporting. NAIC SAP No. 101 – Income Taxes, A Replacement of SAP No. 10R and SAP No. 10, became effective January 1, 2012 as the statutory accounting principle used to determine and record TC Life’s current and deferred income taxes. The recognition of the DFIT asset as an admitted asset is subject to a limitation of the lesser of 15% of adjusted statutory capital and surplus or the amount that will be realized within the next three years. The deferred federal income tax assets that are greater than the statutory limits are deemed non-admitted and are therefore not recognized under statutory reporting.

45	TIAA-CREF Investment Horizon Annuity Prospectus

RESULTS OF OPERATIONS

Year Ended December 31, 2015, Compared to Year Ended December 31, 2014

The following table sets forth TC Life’s statutory-basis statements of operations for the Year Ended December 31, 2015, compared to Year Ended December 31, 2014 (in thousands).

		For the years ended December 31,
				Increase/(decrease)
		2015	2014	$	%
REVENUES
Individual annuity premiums & other considerations		$345,451	$340,038	$5,413	2%
Life insurance premiums		370,942	337,426	33,516	10%
Total premiums & other considerations	(1)	716,393	677,464	38,929	6%
Net investment income	(2)	181,541	162,279	19,262	12%
Commission & expense allowance on reinsurance ceded		28,376	29,581	(1,205)	(4%)
Reserve adjustment on reinsurance ceded	(3)	51,598	59,209	(7,611)	(13%)
Other revenue	(4)	24,860	21,788	3,072	14%
TOTAL REVENUES		1,002,767	950,321	52,446	6%

EXPENSES
Policy & contract benefits	(5)	173,712	181,624	(7,912)	(4%)
Increase in policy & contract reserves	(6)	366,031	349,405	16,626	5%
Insurance expense & taxes (excluding federal income taxes)	(7)	146,618	127,947	18,671	15%
Commissions on premiums	(8)	33,930	34,937	(1,007)	(3%)
Interest on deposit type contracts	(9)	30,105	25,616	4,489	18%
Net transfers to separate accounts	(10)	259,745	227,552	32,193	14%
Transfers to deposit type contracts	(11)	24,337	16,868	7,470	44%
TOTAL BENEFITS & EXPENSES		1,034,478	963,949	70,530	7%
Income before FIT & net realized capital gain/(loss)		(31,711)	(13,628)	(18,083)	133%
Federal Income Tax/(benefit)	(12)	3,543	6,867	(3,324)	(48%)
Net realized capital gain/(loss)	(13)	(4,539)	2,969	(7,508)	(253%)
NET (LOSS) INCOME		$(39,793)	$(17,526)	$(22,267)	127%

1.	During the period ended December 31, 2015, premiums and other considerations on the total individual annuity line of business increased $5,413 thousand, or 2%, compared to the prior year period. This increase in premiums and other considerations was primarily due to increases in the Intelligent Variable Annuity (IVA), partially offset by decreases in the Personal Annuity Select (PAS) and Lifetime Variable Select (LVS).

Life insurance premiums increased $33,516 thousand in 2015 compared to 2014. This increase in life insurance premiums was primarily attributable to an increase of $23,645 thousand in Fixed Universal Life premiums and $14,225 thousand in Variable Universal Life premiums, partially offset by a net decrease in other life insurance products of ($4,354) thousand.

2.	Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve. The $19,262 thousand increase net investment income was primarily driven strictly by growth in the portfolio of corporate bonds partially offset by a decline in structured bonds as yields remained flat on a year over year basis.

TIAA-CREF Investment Horizon Annuity Prospectus	46

The individual components of net investment income are presented in the table below (in thousands).

	For the years ended December 31,
			Increase/(decrease)
	2015	2014	$	%
Bonds	$183,388	$163,914	$19,474	12%
Preferred stocks	—	167	(167)	(100%)
Contract loans	759	593	166	28%
Cash equivalents & short term investments	47	33	14	43%
Other invested assets	641	798	(157)	(20%)
TOTAL GROSS INVESTMENT INCOME	184,836	165,506	19,330	12%
Less investment expenses	(3,873)	(4,471)	598	(13%)
INVESTMENT INCOME NET OF EXPENSES	180,964	161,035	19,929	12%
Amortization of Interest Maintenance Reserve	578	1,244	(666)	(54%)
NET INVESTMENT INCOME	$181,541	$162,279	$19,262	12%

3.	The reserve adjustment on reinsurance ceded represents the increase in reserves less interest credited on the beginning reserve balance. The reserve change generally moves in tandem with premiums. The M Life Premiums increased, which is consistent with the 2015 increase in the Reserve Adjustment on Reinsurance Ceded.

4.	The $3,072 thousand increase was primarily due to an increase in Separate Account fee income of $4,605 thousand and other income of $118 thousand, partially offset by a decrease in net gain from operations from separate account of ($1,651) thousand.

5.	This policy and contract benefits decrease was primarily due to a decrease of ($10,645) thousand in surrenders partially offset by an increase of $2,732 thousand in benefits.

6.	The increase in policy and contract reserves of $16,626 thousand was primarily composed of increases for individual annuity lines of business of $21,618 thousand, partially offset by decreases in individual life insurance business of ($4,992) thousand.

7.	Insurance expenses and taxes increased primarily by an increase in expenses related to continued business growth, marketing, compensation, consulting and advertising costs on a year over year basis.

8.	The 2015 commissions on premiums represent agents' compensation on direct policies issued under the joint venture with M Life. Sales for 2015 from M Financial were lower than 2014 for the same periods causing lower commissions.

9.	Interest on deposit type contracts increase was driven by an increase in asset value of deposit type contracts, primarily on the guaranteed funding agreements with the various 529 college savings plans.

10.	Net transfers to the separate accounts of $32,193 thousand was primarily the result of discretionary contract-holder activity with higher net deposits on the VA-1 and SAGIC accounts.

11.	Transfers to deposit type contracts were up year over year as a result of higher maturities on deferred annuity products. This 44% increase of $7,470 thousand was driven by increases in deferred annuity maturities of $7,442 thousand and miscellaneous deductions of $28 thousand.

12.	Federal Income Tax Expenses for 2015 was $3,543 thousand resulting in an effective tax rate of (9%) compared to the statutory tax rate of 35%. The difference between the effective rate and the statutory rate is the result of taxable income of $11,993 thousand as compared to a pre-tax statutory loss before federal income taxes and net realized capital losses of
($31,711) thousand. Driving the difference between taxable income and pre-tax statutory income were $43,704 thousand of statutory-to-tax differences, primarily relating to adjustments for reserves and deferred acquisitions costs.

13.	The net realized loss of ($4,539) thousand for 2015 was primarily OTTI related to TC Life's investment in Teck Resources, a corporate bond investment.

47	TIAA-CREF Investment Horizon Annuity Prospectus

Year Ended December 31, 2014, Compared to Year Ended December 31, 2013

The following table sets forth TC Life’s statutory-basis statements of operations for the Year Ended December 31, 2014, compared to Year Ended December 31, 2013 (in thousands).

		For the years ended December 31,
				Increase/(decrease)
		2014	2013	$	%
REVENUES
Individual annuity premiums & other considerations		$340,038	$223,847	$116,191	52%
Life insurance premiums		337,426	257,967	79,459	31%
Total premiums & other considerations	(1)	677,464	481,814	195,650	41%
Net investment income	(2)	162,279	150,329	11,950	8%
Commission & expense allowance on reinsurance ceded		29,581	29,607	(26)	—%
Reserve adjustment on reinsurance ceded		59,209	58,534	675	1%
Other revenue	(3)	21,788	16,625	5,163	31%
TOTAL REVENUES		950,321	736,909	213,412	29%

EXPENSES
Policy & contract benefits	(4)	181,624	118,156	63,468	54%
Increase in policy & contract reserves	(5)	349,405	320,016	29,389	9%
Insurance expense & taxes (excluding federal income taxes)	(6)	127,947	110,293	17,654	16%
Commissions on premiums	(7)	34,937	31,785	3,152	10%
Interest on deposit type contracts	(8)	25,616	26,751	(1,135)	(4%)
Net transfers to separate accounts	(9)	227,552	143,230	84,322	59%
Transfers to deposit type contracts	(10)	16,868	9,018	7,850	87%
TOTAL BENEFITS & EXPENSES		963,949	759,249	204,700	27%
Income before FIT & net realized capital gain/(loss)		(13,629)	(22,342)	8,713	(39%)
Federal Income Tax/(benefit)	(11)	6,867	6,949	(82)	(1%)
Net realized capital gain/(loss)	(12)	2,969	(37)	3,006	(8,124%)
NET (LOSS) INCOME		$(17,527)	$(29,328)	$11,801	(40%)

1.	During the period ended December 31, 2014, premiums and other considerations on the total individual annuity line of business increased $116,191 thousand, or 52%, compared to the prior year period. This increase in premiums and other considerations was primarily due to increases in the Intelligent Variable Annuity (IVA), partially offset by decreases in the Personal Annuity Select (PAS).

Life insurance premiums increased $79,459 thousand in 2014 compared to 2013. This increase in life insurance premiums was primarily attributable to an increase of $73,890 thousand in universal life premiums.

2.	Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve. This $11,950 thousand increase in net investment income was primarily driven by an increase in the average invested asset balance.

TIAA-CREF Investment Horizon Annuity Prospectus	48

The individual components of net investment income are presented in the table below (in thousands).

	For the years ended December 31,
			Increase/(decrease)
	2014	2013	$	%
Bonds	$163,914	$151,290	$12,624	8%
Preferred stocks	167	151	16	11%
Contract loans	593	399	194	49%
Cash equivalents & short term investments	33	28	5	18%
Other invested assets	798	781	17	2%
TOTAL GROSS INVESTMENT INCOME	165,505	152,649	12,856	8%
Less investment expenses	(4,470)	(3,845)	(625)	16%
INVESTMENT INCOME NET OF EXPENSES	161,035	148,804	12,231	8%
Amortization of IMR	1,244	1,525	(281)	(18%)
NET INVESTMENT INCOME	$162,279	$150,329	$11,950	8%

3.	The $5,163 increase was primarily due to an increase in separate account fee income of $5,926 thousand, partially offset by a decrease in net gain from operations from separate account of ($833) thousand.

4.	The policy and contract benefits increase was primarily due to an increase of $15,164 thousand in benefits and $48,304 thousand in surrenders.

5.	The increase in policy and contract reserves of $29,389 thousand was primarily composed of increases for individual and group life insurance lines of business of $91,951 thousand partially offset by decreases in individual annuities and variable universal life lines of business of ($62,562) thousand.

6.	The insurance expense and taxes increase was primarily driven by an increase in expenses related to continued business growth, marketing, and distribution.

7.	The commissions on premiums of $34,937 thousand were composed of activity for fixed universal, variable universal, and term life products of $18,808 thousand, $14,348 thousand, and $1,781 thousand, respectively. The increase was driven by commissions related to continued growth on universal and traditional life products that are marketed exclusively through M Financial and its affiliated licensed producers.

8.	The decrease was driven by an increase in average assets on deposit that was more than offset by a decline in the average credited rates; primarily on the guaranteed funding agreements with the various 529 college savings plans.

9.	The year-over-year increase was primarily the result of discretionary contract-holder activity.

10.	Transfers to deposit type contracts were up year over year primarily due to an increase in deferred annuities to immediate annuities maturities for Annuity Certain contracts during 2014 as compared to 2013.

11.	For 2014, current federal income tax expense was $6,867 thousand resulting in an effective tax rate of (50%) compared to the statutory tax rate of 35%. The difference between the effective rate and the statutory rate is the result of taxable income of $20,213 thousand as compared to a pre-tax statutory loss before federal income taxes and net realized capital losses of $13,629 thousand. Driving the difference between taxable income and pre-tax statutory income were $33,841 thousand of statutory-to-tax differences, primarily relating to adjustments for reserves and deferred acquisitions costs.

12.	The Net Realized Capital gain of $2,969 thousand for the period ended December 31, 2014 was primarily driven by net gains from sales of long term bonds during the period of $4,677 thousand and tax expense transferred to the IMR of $291 thousand, reduced for transfers to IMR of ($831) thousand and Taxes of ($1,167) thousand.

49	TIAA-CREF Investment Horizon Annuity Prospectus

FINANCIAL CONDITION

The following table sets forth TC Life’s statutory-basis statements of admitted assets, liabilities, and capital and surplus (in thousands):

		December 31,		Increase/(decrease)
		2015	2014	$	%
ADMITTED ASSETS
Bonds	(1)	$5,242,138	$4,743,873	$498,265	11%
Preferred stocks		183	183	—	—
Common stocks	(2)	879	607	272	45
Cash, cash equivalents & short term investments	(3)	166,031	90,507	75,524	83
Contract loans		18,683	16,077	2,606	16
Other long term investments	(4)	9,638	10,847	(1,209)	(11)
Investment income due & accrued		47,860	43,297	4,563	11
Invested assets		5,485,412	4,905,391	580,021	12
Federal income tax recoverable from TIAA	(5)	1,634	86	1,548	1,800
Net deferred federal income tax asset	(6)	18,469	17,494	975	6
Other assets		46,065	56,943	(10,878)	(19)
Total general account assets		5,551,580	4,979,914	571,666	11
Separate account assets	(7)	5,222,661	4,851,892	370,769	8
TOTAL ADMITTED ASSETS		$10,774,241	$9,831,806	$942,435	10%

LIABILITIES
Reserves for life & health annuities & deposit type contracts	(8)	$5,121,946	$4,550,556	$571,390	13%
Asset valuation reserve	(9)	33,643	27,305	6,338	23
Interest maintenance reserve	(10)	1,218	7,066	(5,848)	(83)
Other amounts payable on reinsurance		23,724	28,647	(4,923)	(17)
Other liabilities	(11)	27,480	25,450	2,030	8
Total general account liabilities		5,208,011	4,639,024	568,987	12
Separate account liabilities	(12)	5,203,712	4,838,207	365,505	8
TOTAL LIABILITIES		$10,411,723	$9,477,231	$934,492	10
CAPITAL & SURPLUS
Capital		2,500	2,500	—	—
Additional paid in capital	(13)	407,500	357,500	50,000	14
Surplus/(deficit)	(14)	(47,482)	(5,425)	(42,057)	775
TOTAL CAPITAL & SURPLUS		362,518	354,575	7,943	2
TOTAL LIABILITIES, CAPITAL & SURPLUS		$10,774,241	$9,831,806	$942,435	10%

Admitted Assets

Contributing to the increase of $942,435 thousand in admitted assets were increases in general account assets of $571,666 thousand and separate account assets of $370,769 thousand, respectively. The $571,666 thousand increase in the general account assets was primarily driven by ongoing growth in the term and fixed universal life insurance products and net deposits from the guaranteed funding agreements with the various 529 college savings plans. The $370,769 thousand increase in the separate account assets during 2015 was primarily driven by deposits on the SAGIC and Intelligent Variable Annuity products.

1.	Bonds represented 96.6% of TC Life's invested asset portfolio, excluding investment income due and accrued at December 31, 2015. The portfolio consisted of publicly traded bonds of $4,211,865 thousand and privately placed bonds of $1,030,273 thousand as of December 31, 2015. During 2015, write downs on bonds resulting from impairments that are considered to be other than temporary were ($5,968) thousand.

TIAA-CREF Investment Horizon Annuity Prospectus	50

The following table sets forth TC Life's bond portfolio by industry (in thousands):

	December 31, 2015		December 31, 2014
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
Manufacturing	$1,258,470	24%	$1,163,327	25%
Finance and financial services	783,806	15	723,316	15
Public utilities	670,381	13	579,294	12
Oil and gas	358,164	7	367,209	8
Residential mortgage-backed securities	242,601	5	293,170	8
U.S. and other governments	328,835	6	337,793	6
Mining	144,211	3	179,434	4
Transportation	445,321	9	258,821	6
Communication	220,922	4	184,490	4
Revenue and special obligations	126,464	2	128,498	3
Asset-backed securities	152,080	3	115,093	1
Services	214,469	4	152,054	3
Real estate investment trusts	163,868	2	91,974	2
Commercial mortgage-backed securities	55,514	1	113,715	2
Retail and wholesale trade	77,032	2	55,685	1
Credit tenant loan	—	—	6	—
Total	$5,242,138	100%	$4,743,879	100%

The table below sets forth the NAIC Securities Valuation Office ("SVO") credit quality ratings for TC Life's bond portfolio (in thousands):

	December 31, 2015		December 31, 2014
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
1	$3,025,824	58%	$3,030,924	64%
2	2,157,657	41	1,639,354	35
Investment grade	5,183,481	99	4,670,278	98.4
3	47,158	1	60,260	1
4	11,342	—	13,125	—
5	158	—	209	—
6	0	—	0	—
Below investment grade	58,658	1	73,594	2
Total	$5,242,139	100%	$4,743,872	100%

51	TIAA-CREF Investment Horizon Annuity Prospectus

The table below sets forth TC Life’s bond portfolio statutory carrying values and estimated fair values by contractual maturity (in thousands):

	Scheduled Maturity of Bonds
	December 31, 2015			December 31, 2014
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$330,274	6%	$333,965	$274,922	6%	$277,845
Due after one year through five years	1,269,800	24	1,269,273	1,419,864	30	1,441,372
Due after five years through ten years	1,616,301	31	1,616,815	1,224,277	26	1,262,722
Due after ten years	1,575,568	30	1,585,895	1,302,832	28	1,437,790
Subtotal	4,791,943	91	4,805,948	4,221,895	89	4,419,729
Residential mortgage-backed securities	232,402	5	239,224	293,170	6	302,739
Commercial mortgage-backed securities	55,514	1	58,408	113,715	2	117,285
Asset-backed securities	162,279	3	164,092	115,093	2	119,180
Subtotal	450,195	9	461,724	521,978	11	539,204
Total	$5,242,138	100%	$5,267,672	$4,743,873	100%	$4,958,933

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable. Mortgage backed and asset backed securities are shown separately in the table above, as they are not due at a single maturity date.

TC Life uses third party pricing vendors and to a lesser extent, broker quotes in determining the fair value of its loan backed and structured securities. Bonds in the portfolio are priced individually.

Prepayment assumptions for loan backed and structured securities are based on historical averages drawing from the experience for a particular transaction and vary by security type and vintage.

2.	The common stock portfolio increased slightly from $607 thousand at the end of 2014 to $879 thousand at year end 2015.

3.	The $75,524 thousand net increase in cash, cash equivalents and short term investments was primarily due to a $50,000 thousand capital contribution from TIAA in December 2015.

4.	Other long term investments of $9,638 thousand includes TC Life’s investment in it’s Agency subsidiary which became non-admitted in 2015 in accordance with Statutory Accounting Policies.

5.	Federal income tax recoverable from TIAA increase of $1,548 thousand or 1,800% was driven by an increase in federal income tax benefit incurred on the books of TC Life as a result of higher net ordinary losses incurred in 2015 over 2014 which represents an expense and payable balance on the books of TIAA.

6.	Net deferred federal income tax increase was primarily due to the recognition of tax benefits that will be utilized within three years from December 31, 2015 as compared to the corresponding amount as of December 31, 2014.

7.	Separate account assets increase of $370,769 thousand was primarily related to increases in the net deposit type contract activity due to a deposit in the amount of $150,000 thousand into SAGIC’s Wells Fargo Stable Return Fund contract during the as well as increases in the discretionary contract holder activity (defined as deposits less withdrawals).

TIAA-CREF Investment Horizon Annuity Prospectus	52

Liabilities

Total liabilities increase of $934,492 thousand or 10% was due to increases in general account liabilities of $568,987 thousand and separate account liabilities of $365,505 thousand, respectively. The increase in general account liabilities was primarily driven by increases in reserves for life and health, annuities and deposit type contracts and asset valuation reserve. The increase in reserves was primarily due to reserve increases on Life Annuity and deposit type contracts impacted by higher premiums on life insurance products particularly Fixed Universal Life and Variable Universal Life and by AG43 reserves on Individual Annuity products. The increase in deposit type contracts was driven by Guaranteed Investment Contracts. The increase in separate account liabilities driven by net deposits, market value appreciation and earned income primarily on the VA-1 and SAGIC accounts.

8.	Policy and contract reserves increase of $571,390 thousand was primarily due to increases in policy holder reserves of $366,031 thousand and deposit type contract liabilities of $205,332 thousand. The $366,031 thousand increase in policyholder reserves was primarily driven by an increase in the AG43 reserves booked in the fourth quarter of 2015. The increase in deposit type liabilities was driven by net deposits and investment earnings and was primarily driven by deposits from guaranteed funding agreements for the 529 college savings plans.

9.	The AVR change in the current period was driven by $7,024 thousand in reserve contributions and formulaic adjustments, partially offset by unrealized and realized net capital losses of ($686) thousand.

10.	The IMR decrease was primarily due to impairments on Teck Resource bonds.

11.	Other liabilities consists mainly of unauthorized reinsurance, funds withheld and payables to TIAA, agent commissions and suspense. The increase of $2,030 thousand was primarily due to an increase in items not allocated and intercompany payables.

12.	Separate account liabilities increase was primarily due to discretionary contract holder activity and investment performance. This included deposits on the SAGIC product of $150,000 thousand.

Capital and Surplus

The increase of $7,943 thousand in capital and surplus was primarily due to the $50,000 thousand capital contribution from TIAA and increases of $16,437 thousand in net deferred income tax, $3,411 thousand in surplus in separate accounts, $290 thousand net unrealized capital gains on investments, $3,199 thousand in the liability for reinsurance in unauthorized companies that was offset by the net loss of $39,793 thousand, decrease in the change in non-admitted assets of $19,293 thousand and in the change in AVR of $6,338 thousand.

LIQUIDITY AND CAPITAL RESOURCES

TC Life has a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that it will have the greater of (a) capital and surplus of $250,000 thousand, (b) the amount of capital and surplus necessary to maintain the capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain the financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA. TC Life received $50,000 thousand in capital contributions from TIAA in December 2015. In addition, TIAA approved an additional $50,000 thousand in capital contributions that was received on February 25, 2016.

TC Life also maintains a $100,000 thousand unsecured 364-day revolving line of credit arrangement with TIAA. This line has an expiration date of July 11, 2016. As of December 31, 2015, $30,000 thousand of this facility was maintained on a committed basis for which the Company paid a commitment fee of 7.0 basis points was paid on the unused committed amount. During 2015, 28 draw-downs were made which totaled approximately $51,500 thousand were made under this line of credit arrangement of which none were outstanding at December 31, 2015.

53	TIAA-CREF Investment Horizon Annuity Prospectus

TC Life has no material off-balance sheet arrangements for financing or other purposes.

The following table presents TC Life’s total adjusted capital, as defined by the NAIC by period (in thousands).

	December 31,
	2015	2014
Total Adjusted Capital
Total Capital and Surplus	$362,518	$354,575
Asset Valuation Reserve	33,643	27,305
Total Adjusted Capital	$396,161	$381,880

TC Life’s total adjusted capital increase of $14,281 thousand was primarily due to the $50,000 thousand capital contribution to TC Life from TIAA and an increase of $6,338 thousand in the asset valuation reserve, partially offset by a decrease in the surplus of ($42,100) thousand that included a net loss of ($39,793) thousand.

TC Life’s financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings, and Aa1 (Very Strong) from Moody’s Investors Service. Each rating agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of TC Life’s general account.

A significant portion of TC Life’s general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. TC Life carefully reviews its liquidity position on an ongoing basis.

The following table illustrates TC Life’s cash flows provided by or used in operating, investing, and financing activities for the following periods (in thousands):

	For the years ended December 31,
			Increase/(decrease)			Increase/(decrease)

	2015	2014	$	%	2013	$	%

Net cash provided by operations	$356,326	$338,781	$17,545	5%	$316,931	$21,850	7%
Net cash used in investments	(508,309)	(618,006)	109,697	(18)	(423,634)	(194,372)	5
Net cash provided by financing & other	227,507	254,850	(27,343)	(11)	133,632	121,218	9
Net change in cash, cash equivalents & short term investments	$75,526	$(24,373)	$99,899	(410)%	$26,929	$(51,304)	191%

Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, expenses paid, and customer decisions to move funds in or out of separate accounts.

The $17,545 thousand increase in net cash provided by operations was primarily due to increases in premiums and net investment income, partially offset by transfers to separate accounts and decreases in commissions.

The ($109,697) thousand decrease in cash used in investments resulted from decreases in proceeds from investments sold, matured or repaid in bonds partially offset by decreases in the cost of investments acquired in long term bonds.

TIAA-CREF Investment Horizon Annuity Prospectus	54

The ($27,343) thousand decrease in net cash provided by financing and other was due to a capital contribution totaling $50,000 thousand and an increase in other cash provided of $6,736 thousand offset by a decrease in net deposits on deposit type contracts and other insurance liabilities of ($84,079) thousand.

Contractual Obligations

As of December 31, 2015, TC Life does not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations. The table below sets forth TC Life’s estimated future contractual obligations as of December 31, 2015 related to contract owner and policyholder obligations (in thousands):

One year or less	$940,524
After one through three years	1,737,036
After three through five years	1,495,445
After five years	11,556,775
Total	$15,729,780

The estimated due dates for the estimated contractual obligations are based on various assumptions, including mortality and lapse assumptions of the individual annuity and life insurance lines of business, using historical experience. These estimated obligations are based on TC Life’s actual general account and fixed separate account balance sheet values and include interest expected to be credited during the remaining periods; due to the significance of the assumptions used, the amounts presented could materially differ from actual future results. (Variable separate account liabilities are separated from the general account and are expected to be fully funded by the separate account assets.) Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Recently Issued Accounting Standards

The NAIC promulgates Statutory Accounting Principles primarily through the issuance of Statements of Statutory Accounting Principles. See “Application of New Accounting Pronouncements” in Note 2 of the audited statutory-basis financial statements included elsewhere in this report.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

TC Life is primarily exposed to market risk through investment and insurance activities; however, the majority of investments are carried at amortized cost and not at fair value. Because investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on the financial position or results of operations unless investment positions are determined to have OTTI.

TC Life’s financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, changes in foreign currency rates, and equity price risks. These market risks may impact prospective earnings on future investments, which may, in turn, affect the interest that will be prospectively credited on the general account products. TC Life analyzes and manages the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. The ALM process involves the monitoring of asset and liability interest rate sensitivities for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

The primary focus of the ALM program is manage the interest rate sensitivity of the assets and liability values to interest rate changes to be within limits set by TC Life’s internal policies. TC Life’s products are reviewed individually to examine how the assets backing those products and their associated liabilities are impacted by various interest rate movements.

55	TIAA-CREF Investment Horizon Annuity Prospectus

TC Life believes its ALM programs and procedures and certain product features provide protection against the effects of changes in interest rates under various scenarios. Additionally, it believes the ALM programs and procedures provide sufficient liquidity to enable TC Life to fulfill its obligation to pay benefits under its various insurance and deposit contracts. However, the ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors and the effectiveness of TC Life’s asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions.

TC Life’s investment portfolio (“Portfolio”) is subject to broad market risk as well as specific interest rate risk. Market risk relates to the potential loss in value resulting from adverse changes in market sentiment of risk and prices. Interest rate risk is the potential loss in fair value resulting from adverse changes in interest rates relative to the interest rate characteristics of interest bearing assets and liabilities. TC Life manages these risks through an integrated ALM process that includes asset allocation and individual exposure limits based on internal risk measurements. The ALM process involves the aforementioned continuous monitoring of asset and liability interest rate sensitivities for various product lines; cash flow testing under various interest rate scenarios; and the pro-active rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in TC Life’s Portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, TC Life could fail to recoup some or all of the initial investment in these securities, since the original price paid was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, TC Life could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social, and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

EXECUTIVE OFFICERS AND DIRECTORS

Directors

All directors are employees of TIAA, the parent company of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), and do not receive additional compensation for their board service. Directors are selected by the Nominating and Governance Committee of the Board. The election of Directors generally occurs at the annual meeting of the stockholder. The annual meeting is held each year on the second Wednesday of November. At such annual meeting, all Directors are elected for the ensuing year. The names, year of birth and a description of the business experience, principal occupation and employment during at least the last five years of each of the directors of TIAA-CREF Life are set forth below:

David M. Anderson, 1961, Senior Managing Director, Insurance Services, TIAA (since 2013). Senior Managing Director, Insurance and ATA Products, TIAA (2012-2013). Chairman and Manager (since 2012), President and Chief Executive Officer (since 2015) TIAA-CREF Insurance Agency, LLC. Senior Managing Director, Head of Enterprise Performance and Integration, TIAA, TIAA (September 10 – September 17 2012). Senior Managing Director, Interim Head of HR, TIAA (March 31, 2012 – September 10, 2012). Senior Managing Director, Head of Enterprise Integration, TIAA (2010-March 31, 2012); Director (since 2011), Chairman, President and Chief Executive Officer (since 2012), TIAA-CREF Life Insurance Company. Senior Vice President, Thrivent Financial for Lutherans (1983-2010).

TIAA-CREF Investment Horizon Annuity Prospectus	56

Kathie Andrade, 1960, Executive Vice President, Head of Individual Services, TIAA (since 2013). Manager (since 2011), President & CEO (since 2012) and Chairman (since 2014), TIAA-CREF Individual and Institutional Services, LLC (since 2012). Director of T-C Life Insurance Company (since 2012). Senior Managing Director, Head of Wealth Management and Distribution, TIAA (2011-2013). Managing Director, Head of Wealth Management Sales & Service, TIAA (2008-2011). Chief Operating Officer, Alternative Investments and other positions, Bank of America (1986-2008).

Elizabeth D. Black, 1959, Senior Managing Director, CIO, Global Public Markets (since 2015), Senior Managing Director, Global Public Markets (2012-2015), Managing Director, Head of Public Portfolio Management (2011-2012), Managing Director, Head of Public Trading (2010-2011), Managing Director, Head of Fixed Income Trading (2010), Head of Fixed Income Portfolio Management (2006 to 2009), TIAA. Chief Investment Officer (since 2015), Senior Managing Director (2012-2014), Teachers Advisors, Inc. Senior Managing Director, TIAA-CREF Alternatives Advisors, LLC (since 2015). Senior Managing Director, TIAA-CREF Alternatives Services, LLC (since 2015). Chief Investment Officer (since 2015), Senior Managing Director (2012-2014), TIAA-CREF Investment Management, LLC; Director, TIAA-CREF Life Insurance Company (since 2006). Trustee, University-Liggett School (Grosse Pointe Farms, MI) (since 2009).

Douglas Chittenden, 1960, Executive Vice President, Head of Individual Business, TIAA (since 2013). Senior Managing Director, Institutional Product Management, TIAA (2011-2012). Senior Vice President, Institutional Product Management, TIAA (2010-2011). Vice President, Institutional Product Management, TIAA (2007-2010). Chairman (since 2013) and Director (2004-2011, and since 2012), TIAA-CREF Trust Company, FSB (“Trust Co”). Chairman and Director, TIAA-CREF Tuition Financing, Inc. (since 2008). Director, Teachers Personal Investors Services, Inc. (2010-2013). Director, TIAA-CREF Asset Management (since 2013). Manager (since 2014), Vice President, TIAA-CREF Individual & Institutional Services, LLC (since 2004). Manager, TCT Holdings, Inc. (since 2014); Director, TIAA-CREF Life Insurance Company (since 2014).

Eric T. Jones, 1961, Senior Managing Director, Advisory Solutions & Product Development, TIAA (since 2013). Senior Managing Director, Head of Advice & Product Solutions, TIAA (2012-2013). Senior Vice President, Individual Products, TIAA (2006-2012). Manager of T-C Services (since 2008). Chairman, President and Chief Executive Officer, TIAA-CREF Life (2008-2010). Director, TIAA-CREF Life Insurance Company (since 2008). Self employed as a research consultant (2006). Senior Vice President, UBS Financial Services (1992-2005).

Russell Noles, 1958, Senior Managing Director, Chief Strategy Officer (since 2013). Senior Vice President, Corporate Strategy & Development, TIAA (2011-2013). Director, Covariance (2010-2014). Manager, Kaspick (since 2008). Senior Vice President, Trust Products, (2008-2011), Senior Vice President, Internal Audit (2006-2008), Vice President & Acting Chief Financial Officer (2005-2006), Vice President, Internal Audit (2004-2005), TIAA. Director, Nuveen Investments, Inc. (since 2015), Vice President, Nuveen Holdings, Inc. (since 2015). Vice President, St. Paul Travelers Companies (2001-2004). Vice President, Qwest/US WEST Communications (1984-2001). Member, American Institute of Certified Public Accountants.

Rashmi Badwe, 1971, Senior Managing Director, TIAA (since 2013). Director, TIAA-CREF Life Insurance Company (since 2014).

Sue Collins, 1953, Senior Vice President, TIAA (since 2013). Chief Actuary, CREF (since 2013). Director, TIAA-CREF Life Insurance Company (since 2014).

Ajay Sawhney, 1953, Senior Managing Director, TIAA (since 2015). Director, TIAA-CREF Life Insurance Company (since 2014).

Christopher McGeown, 1963, Senior Vice President (since 2016), Vice President (since 2014), TIAA. Director, TIAA-CREF Life Insurance Company (since 2015).

57	TIAA-CREF Investment Horizon Annuity Prospectus

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA-CREF Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, subject to applicable law. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA-CREF Life. The Board has a Nominating Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA-CREF Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of

TIAA-CREF Life.

Executive Officers

All officers are employees of TIAA and do not receive any compensation from TIAA-CREF Life for their services. The names, year of birth, position and a description of the business experience, principal occupation and employment during at least the last five years of each of the officers of TIAA-CREF Life are set forth below:

David M. Anderson, 1961, for Mr. Anderson’s business experience, principal occupation and employment history, see information under “Director.”

Elizabeth S. DeBenedictis, 1968, as Vice President, Third Party Insurance Wholesaling, TIAA (since 2011). Vice President,
TIAA-CREF Life Insurance Company (since 2012). National Vice President, Sun Life Financial (2007-2011). Member, Association for Advanced Life Underwriting.

Larkin W. Fields, 1954, Vice President of Regulatory Financial Reporting (since 2016), Senior Director, Regulatory Reporting
(2013-2016), Director, Regulatory Reporting (2009-2013), Director, Accounting Policy (2008-2009), TIAA. Chief Financial Officer (since 2015), TIAA-CREF Life Insurance Company. Senior Vice President, Enterprise Compliance and Chief Privacy Officer, and other positions, United States Automobile Association (USAA) and USAA Life Insurance Company (1985-2007).

Margarita Echevarria, 1951, Vice President, Senior Compliance Officer, TIAA (since 2011). Chief Compliance Officer, TIAA-CREF Life Insurance Company (since 2011). Senior Vice President-Compliance, Insurance Services and other positions, HSBC
(2001-2010).

Carol Fracasso, 1963, Senior Director (2013), Vice President (since 2013), TIAA. Vice President, Business Management (since 2015), Vice President, Underwriting & New Business Operations (2013-2015), TIAA-CREF Life Insurance Company. Vice President and other positions, AXA Equitable Life Insurance (1986-2012).

Jorge Gutierrez, 1961, Vice President (since 2009) and Treasurer (since 2008), TIAA. Vice President, Teachers Advisors, Inc. (since 2014). Vice President, TIAA-CREF Alternatives Advisors, LLC (since 2014). Vice President, TIAA-CREF Alternatives Services, LLC (since 2015). Manager, Treasury Services and Assistant Treasurer, TIAA (2004- 2008). Manager, Treasury Services, TIAA (2000-2004). Treasurer, TIAA-CREF Life Insurance Company (since 2008).

Ken Reitz, 1957, Senior Director and Associate General Counsel (since 2013), Director and Associate General Counsel (2011-2013), Associate General Counsel (2008-2011), TIAA. General Counsel (since 2015), TIAA-CREF Life Insurance Company.

Cherita Thomas, 1974, Counsel and Assistant Corporate Secretary (since 2014), TIAA. Secretary (since 2015), TIAA-CREF Life Insurance Company. Secretary, TCT Holdings, Inc. (since 2015); Secretary, TIAA-CREF Insurance Agency, LLC (since 2015); Assistant Secretary, TIAA-CREF Redwood, LLC (since 2015); Secretary, TIAA-CREF Trust Company, FSB (since 2014); Secretary, TIAA-CREF Tuition Financing, Inc. (since 2015).

TIAA-CREF Investment Horizon Annuity Prospectus	58

Todd Sagmoe, 1964, Vice President, Actuarial (since 2011) and Illustration Actuary (since 2014), TIAA. Vice President and Illustration Actuary TIAA-CREF Life Insurance Company (since 2014). Vice President, Wells Fargo (2010-2011). Senior Manager, Deloitte LLP (2008-2010).

Audit Committee Financial Expert

The Board of Directors of TIAA-CREF Life has determined that Russell Noles is qualified and would serve as the Audit Committee financial expert on TIAA-CREF Life’s Audit Committee. Mr. Noles is not independent of TIAA-CREF Life’s management.

Code of Ethics

The Board of Trustees of TIAA has a code of ethics for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. As employees of TIAA, the Board of Directors and Executive Officers of
TIAA-CREF Life must adhere to the code of ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. In addition,
TIAA-CREF Life has a code of ethics for senior financial officers, including its principal executive officers, principal financial officers, principal accounting officers or controllers, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of ethics for TIAA-CREF Life is filed as an exhibit to this report.

During the period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of ethics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We do not currently have any employees. Our operational needs are met by TIAA and certain of its direct and indirect wholly-owned subsidiaries. All employees who provide services to us are TIAA employees and are paid by TIAA. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing service to TIAA-CREF Life, or as general corporate overhead, based primarily on assets under management. Our directors and officers are not specifically compensated for their work for TIAA-CREF Life. The description of the compensation plans and the compensation-related information presented below is primarily related to TIAA. The compensation tables contain the compensation-related costs allocated from TIAA to TIAA-CREF Life for the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for TIAA executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help TIAA recruit and retain qualified executives, and motivate executives by providing rewards that are linked to performance while also aligning the interests of executives with those of TIAA’s institutional clients and individual customers (referred to in this Executive Compensation section as “participants”).

The design of specific programs is based on the following guiding principles:

Performance

TIAA believes that the best way to align compensation with the interests of its participants is to link pay directly to individual, business area, and company-wide performance, with a focus on sustained long-term financial performance.

59	TIAA-CREF Investment Horizon Annuity Prospectus

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom TIAA competes for talent. In general, programs are considered competitive when they are targeted at the competitive median of these competitor companies.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of TIAA’s participants are considered.

Consistency

These guiding principles are intended to apply consistently to all employees of TIAA, regardless of their level. As such, there are no special programs or perquisites available exclusively to senior executives. TIAA believes that this is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.

Components of Total Rewards

TIAA’s compensation and benefits package consists of direct compensation and company-sponsored benefit plans. Each component is designed to achieve a specific purpose and to contribute to a total package that is appropriately performance-based, competitive, affordable to TIAA and valued by TIAA’s employees.

Compensation Program

The total direct compensation for TIAA’s employees (including executives) is comprised of fixed (i.e., base salary) and variable compensation. All elements of direct compensation are targeted at the competitive median of the relevant peer group. Variable compensation is linked to individual, business area, and company-wide performance. When performance exceeds expectations, pay levels are likely to be above the competitive median. When performance falls below expectations, pay levels are likely to fall below the competitive median. By creating these links, TIAA seeks to achieve its objective of having performance-based, cost-effective compensation programs that will attract, retain, and motivate qualified employees while aligning their interests with those of TIAA’s participants.

Base Salary

Base salary is determined with reference to competitive pay practices and is aligned with the individual’s relative role and responsibilities.

Variable Compensation

Variable compensation is designed to place a significant portion of an employee’s total direct compensation at risk by linking it directly to performance. Each employee’s aggregate variable compensation award is derived from the total direct compensation amount that is determined annually for each employee based on individual, business area and company-wide performance, and with reference to the competitive market. Variable compensation is equal to the difference between the total direct compensation amount and the employee’s base salary rate. The variable compensation award is then split between an annual cash award and a Long Term Performance Plan (“LTPP”) award. The proportion of variable compensation that is awarded in the form of an LTPP award increases as an employee’s total direct compensation increases. Our annual variable compensation process is designed to ensure that it does not create any risks that are reasonably likely to have a material impact on TIAA. As part of this process, variable compensation awards are determined on a discretionary basis.

Annual Cash Award

Annual cash awards are lump sum cash payments tied to annual business goals. Payments are made at the end of February in the year following the relevant performance year. Individuals must be employed on the payment date in order to receive a payment.

TIAA-CREF Investment Horizon Annuity Prospectus	60

LTPP Award

The LTPP was designed to substitute for equity-based plans offered by most of the organizations with which TIAA competes for talent. The plan aligns the interests of employees with those of participants and enables employees to participate in the long-term success of the enterprise. Awards under the LTPP are determined as dollar amounts and granted as units (“Performance Units”) at the end of February in the year following the relevant performance year. Performance Units vest in full on the third anniversary of the grant date and are settled in cash upon vesting.

The number of Performance Units granted and the value of the Performance Units at vesting are based on the Performance Unit value (“PUV”) at grant and vesting.

Performance Units and notional fund interests granted to portfolio managers are subject to forfeiture in the event of resignation or involuntary termination prior to the vesting date, unless the individual is at least 50 years old with 10 years of service or 55 years old with 5 years of service, or is eligible for severance benefits under the TIAA’s severance plan (see below). Performance Units and notional fund interests under the LTPP will also be forfeited in the event of misconduct or other serious violation of TIAA policy by the recipient.

Employee Benefit Plans

TIAA provides company-sponsored health, welfare, and retirement plan benefits to employees. This benefits package is designed to assist employees in providing for their own financial security in a manner that recognizes individual needs and preferences. Employee benefits, in aggregate, are reviewed periodically to ensure that the plans and programs provided are generally competitive and cost-effective, and support TIAA’s human capital needs. Benefit levels are not directly tied to company-wide, business area, or individual performance.

Health and Welfare Plans

The core health and welfare package includes medical, dental, vision, disability, and basic group life insurance coverage. Executives are eligible to participate in these benefits on the same basis as other TIAA employees.

Retirement & Deferred Compensation Plans

TIAA provides qualified and non-qualified retirement and deferred compensation benefits to employees.

Retirement Plan and Retirement Benefit Equalization Plan

The TIAA Retirement Plan is a tax-qualified defined contribution (money purchase) plan. The plan is intended to help provide for an employee’s financial security in retirement through TIAA contributions of a percentage of base salary (which are based on the employee’s age). Executives participate in the TIAA Retirement Plan on the same basis as all other TIAA employees. Participation in the plan begins as soon as employees are hired. Contributions to the plan are directed by participating employees into select TIAA and/or CREF retirement annuities, mutual funds, and other options.

The TIAA Retirement Benefit Equalization Plan is an unfunded, non-qualified plan that works together with the TIAA Retirement Plan to provide for an employee’s financial security in retirement. This Plan covers those employees for whom contributions to the TIAA Retirement Plan are limited under federal tax law. TIAA contributes an amount equal to the excess of what otherwise would have been provided under the TIAA Retirement Plan if those limits did not apply. Deferrals are credited to notional accounts until distribution. Participating employees may allocate credited amounts among notional investment options that generally match those under the TIAA Retirement Plan. TIAA has set aside amounts that are invested in parallel to the notional investments to cover its obligations under this plan.

61	TIAA-CREF Investment Horizon Annuity Prospectus

Benefits are payable under the TIAA Retirement Plan following termination of employment as elected by the participating employee under the plan. Benefits under the TIAA Retirement Benefit Equalization Plan are payable on the later of termination of employment or the participating employee’s 60th birthday. All amounts deferred under the plans are fully vested after three years of service.

401(k) Plan and 401(k) Excess Plan

TIAA’s Code Section 401(k) Plan (“401(k) Plan”) provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) Plan on the same basis as all other TIAA employees. TIAA provides a matching contribution equal to 100% of the first 3% of the employee’s base salary contributed to the 401(k) Plan. New employees are automatically enrolled in the plan with the option to opt out.

Employees whose deferrals or matching contributions are subject to federal tax limits may defer additional amounts under the non-qualified TIAA 401(k) Excess Plan. Deferrals under this plan are credited to participating employees’ notional accounts and may be allocated by employees to notional investment options that generally mirror those under the TIAA 401(k) Plan. As with the TIAA Retirement Benefit Equalization Plan, TIAA has set aside amounts that are invested in parallel to the notional investments to cover its obligations under this plan.

Benefits under the TIAA 401(k) Plan are generally payable following termination of employment as elected by the employee. Benefits under the TIAA 401(k) Excess Plan are paid at termination of employment. All employee contributions under the plans are fully vested at all times. TIAA’s matching contributions under the plans are fully vested after three years of service.

Voluntary Executive Deferred Compensation Plan

The TIAA Voluntary Executive Deferred Compensation Plan provides participating employees with the opportunity to defer all or a portion of their annual cash award and vested LTPP payout. In 2015 eligibility was limited to employees with an annual base salary of $175,000 or more.

Deferrals are credited to participating employees’ notional accounts and may be allocated among notional investment options that generally match those under the TIAA’s retirement plans. All amounts deferred under the plan are fully vested at all times. Payments under the plan may be made in a single lump sum or in annual installments. As with the other non-qualified deferred compensation plans, TIAA has set aside amounts that are invested in parallel to the notional investments to cover its obligations under this plan.

Severance Arrangements

Employees who have their employment terminated involuntarily because their positions are eliminated or relocated, or their job duties change due to company reorganization, may qualify for severance benefits under the TIAA 2004 Severance Plan (“Severance Plan”). Executives participate in the Severance Plan on the same basis as other employees at TIAA. In general, the severance benefit is based on the number of years of completed service and is tiered as follows:

Base Salary	Benefit Per Year of Service	Minimum Benefit	Maximum Benefit
< $100,000	2 weeks	6 weeks	52 weeks
$100,000 – 149,999	3 weeks	9 weeks	52 weeks
$150,000 – 199,999	3.5 weeks	10.5 weeks	52 weeks
$200,000 +	4 weeks	12 weeks	52 weeks

Benefits under the Severance Plan also include a prorated portion of the eligible employee’s prior-year annual cash award, and (for those that elect to participate) TIAA subsidized healthcare coverage under COBRA during the severance benefit period. Furthermore, any outstanding performance units awarded under the LTPP

TIAA-CREF Investment Horizon Annuity Prospectus	62

will continue to vest in accordance with the original vesting schedule applicable to the awards. Severance benefits are contingent on the employee signing a release agreement with such other terms as determined by TIAA.

Perquisites

There were no perquisites for the Named Executive Officers.

Establishing Compensation Levels

Total compensation levels (base salary, annual cash award, and LTPP award) are established based on several factors: company-wide, business area, and individual performance, as well as competitive benchmarking.

To ensure that pay is competitive with market practices, TIAA conducts benchmarking analyses each year against a relevant competitive peer group. In general, TIAA considers its compensation to be competitive when it is targeted at the median pay levels of TIAA’s peer group.

VARIABLE COMPENSATION FUNDING

Based on the total funding available for variable compensation (annual cash and LTPP awards), the TIAA CEO, in consultation with the TIAA Executive Vice President, Chief Human Resources Officer, allocates the aggregate variable compensation pool to TIAA’s business and support areas based on their respective relative contributions to TIAA’s overall performance, as determined in his discretion.

DETERMINING INDIVIDUAL COMPENSATION LEVELS

Within the confines of the funding allocated to the respective area, individual variable compensation awards are determined discretionarily by managers on the basis of individual performance and in the context of market pay levels for a given position. Individual performance is measured through a formal annual performance evaluation process, which includes year-end performance assessments. Once the individual total direct compensation decisions have been made, the amount of variable compensation to be awarded as annual cash and LTPP awards is determined based on a formula that provides for a greater proportion of long-term incentives at higher levels of total direct compensation.

Variable Compensation Funding

TIAA’s approach to determining appropriate annual variable compensation funding is intended to better drive TIAA’s business strategy, accurately reflect company-wide performance, and balance the interests of our participants with those of our employees. It ensures that variable compensation continues to remain affordable, while providing payouts clearly aligned with actual performance and consistent with an acceptable risk profile.

The following table summarizes the process for developing the annual variable compensation pool:

Step	Action	Description
1	Preliminary variable compensation pool amount for the performance year is developed	The preliminary pool is established each year based on the composition of the employee population for the performance year
2	Performance adjustments are made to the preliminary pool to arrive at a recommended pool	Adjustments are made based on an assessment of TIAA performance
3	The recommended pool is tested for affordability against key financial metrics	- Pre-dividend Results of Operations - TIAA Assets - Expense Ratio of CREF Accounts
4	The TIAA CEO provides the recommended pool to Committee for approval	The recommended pool is based on all of the factors described above
5	The Committee reviews and recommends a funding level to the Board, which then reviews and provides final approval	Assessment is made on the overall appropriateness of the recommendation to ensure a balance between the interests of employees and those of the participants

63	TIAA-CREF Investment Horizon Annuity Prospectus

Compensation in the Last Fiscal Year

Summary Compensation Table*

For the Years Ended December 31, 2015, 2014 and 2013

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anderson, David M. Chairman, President and CEO	2015 2014 2013	329,104 203,086 296,400	503,336 298,548 296,400	— — —	— — —	391,724 155,668 —	— — —	16,590 9,783 —	1,240,754 667,085 592,800
Dougherty, Linda S. [4] Former Vice President and CFO	2015 2014 2013	936 466 35,114	— 412 26,788	— — —	— — —	593 214 14,100	— — —	— — —	1,529 1,092 76,002
Fields, Larkin W. [5] Vice President and CFO	2015 2014 2013	1,156 439 33,123	612 252 17,123	— — —	— — —	260 92 4,862	— — —	— — —	2,028 783 55,108
Debenedictis, Elizabeth S. Vice President, Third Party Insurance Wholesaling	2015 2014 2013	178,103 102,822 200,000	188,807 111,000 117,770	— — —	— — —	— 40,770 68,845	— — —	— — —	366,910 254,592 386,615
Rupp, Dennis Director of Insurance Wholesaling	2015 2014 2013	186,923 144,000 144,000	134,000 85,920 91,240	— — —	— — —	74,273 47,123 40,605	— — —	— — —	395,196 277,043 275,845
Sagmoe, Todd Vice President and Illustration Actuary	2015 2014 2013	191,440 13,301 24,738	102,531 8,612 16,709	— — —	— — —	45,079 — —	— — —	726 — —	339,776 21,913 41,447

*	Amounts represent the executives’ compensation allocated to TIAA-CREF Life.

[1]	The amounts shown represent the base salary earnings for the 2015, 2014 and 2013 calendar years and are not reduced to reflect elections for tax-qualified benefits or to defer compensation.

[2]	The amounts shown represent annual cash awards earned for the 2015, 2014 and 2013 performance cycles, payable in the following year under the TIAA’s Annual Cash Award program.

[3]	The amounts shown represent the payout made for the years presented based on the performance unit values for previous grants that vested during the periods.

[4]	Ms. Dougherty resigned as Vice President and CFO of TIAA-CREF Life as of October 2, 2015.

[5]	Ms. Fields was appointed as Vice President and CFO of TIAA-CREF Life during 2015. The amount shown represents TIAA-CREF Life’s allocation of the annualized rate of salary.

TIAA-CREF Investment Horizon Annuity Prospectus	64

Non-Qualified Contribution and Other Deferred Compensation Plans

As of Year Ended December 31, 2015

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance at Last FYE ($)
Anderson, David M. President and CEO	24,480	—	5,532	—	89,258
Dougherty, Linda S. Former Vice President and CFO	593	—	44	265	69,885
Fields, Larkin W. Vice President and CFO	—	—	—	—	—
Debenedictis, Elizabeth S. Vice President, Third Party Insurance Wholesaling	20,527	—	(754)	—	40,411
Rupp, Dennis Director of Insurance Wholesaling	—	—	—	—	—
Sagmoe, Todd Vice President and Illustration Actuary	726	—	—	—	726

Contributions consist of executive contributions to the Excess Plan and TIAA-CREF Life’s allocation of TIAA’s contributions to the Equalization Plan, of which each plan is described above under Employee Benefit Plans.

Payments and Benefits Triggered by Termination

The amount of compensation (if any) that is payable to the executives upon termination of employment depends on the nature and circumstances under which employment is ended. All executives are eligible for severance benefits under the Severance Plan on the same terms as applicable to all TIAA employees.

Resignation

If an executive voluntarily resigns from TIAA, no annual cash award is payable and no amounts under the LTPP will be payable unless the executive meets the retirement requirements under that plan at the time of termination. The executive may be entitled to receive benefits from the TIAA Retirement Plan, the TIAA Retirement Benefit Equalization Plan, the TIAA 401(k) Plan, and the TIAA 401(k) Excess Plan to the extent those benefits have been earned under the provisions of the respective plan and he or she has met the vesting requirements. In addition, the executive would be entitled to receive any amounts deferred (and the earnings thereon) under the TIAA Voluntary Executive Deferred Compensation Plan. However, if it is determined that the executive violated TIAA policy after resignation of employment, all outstanding LTPP awards will be forfeited regardless of whether the executive qualifies for retirement under that plan.

Termination by TIAA Meeting Severance Plan Eligibility

If an executive’s employment is involuntarily terminated by TIAA under circumstances that meet the eligibility provisions of the TIAA Severance Plan described under Severance Arrangements (generally an involuntary termination due to their position being eliminated or relocated, or a change in their job duties due to a company reorganization), he or she will be entitled to receive the following above what he or she would otherwise be entitled to:

•	Unvested amounts under the TIAA Retirement Plan, the TIAA 401(k) Plan, the TIAA Retirement Benefit Equalization Plan and the TIAA 401(k) Excess Plan.

•	Severance benefits (payable in cash) based on salary and years of service.

•	A pro rata payment of any unpaid annual cash award in the year of termination equal to (a) 75% of last actual annual cash award paid to the individual times number of full months of service in year of

65	TIAA-CREF Investment Horizon Annuity Prospectus

termination divided by 12 and (b) if the termination date is earlier than TIAA’s annual cash award payment date in year of termination, 100% of actual annual cash award paid in year preceding year of termination.

•	All outstanding LTPP awards will continue to vest and be paid based on the terms under which the award was granted.

Termination by TIAA Not Meeting Severance Plan Eligibility

If an executive’s employment is involuntarily terminated by TIAA under circumstances that do not meet the eligibility provisions of the TIAA Severance Plan, the executive is entitled to the same payments described above in the event of a resignation.

Change in Control

TIAA has no post-employment compensation programs designed to provide benefits upon the change in control of TIAA. In addition, none of TIAA’s compensation and benefit plans contain provisions for payments in connection with a change in control. As such, no separate column is shown for this category on the Payments and Benefits Triggered by Termination Table that follows.

Discussion of Potential Payments Triggered by Termination

The values set forth on the Payments and Benefits Triggered by Termination Table specify the additional compensation that would have been payable to each of the executives if employment had been terminated as of December 31, 2015 under various scenarios (generally corresponding to those described above).

The amounts specified in the Payments and Benefits Triggered by Termination Table are exclusive of any compensation that was vested as of the termination date, including any vested executive or TIAA contributions to TIAA’s various retirement programs. These amounts are not listed in the table.

The executives are generally eligible for benefits under the TIAA Severance Plan in the event of an applicable termination. With respect to payments shown for “Severance Plan Eligible” terminations:

•	amounts listed under “Severance” reflect the portion of the TIAA Severance Plan benefit that is based on salary level and years of service,

•	amounts listed under “Annual Cash Award” reflect pro rata payment of any unpaid bonus based on date of termination, and

•

amounts listed under “Vesting of Previously Granted LTPP Awards” represent the value of previously-granted LTPP awards held by the executives as of December 31, 2015 that become vested due to the termination and which would otherwise have been forfeited upon termination of employment (other than due to death or disability).

In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2015 would vest in accordance with LTPP, as listed in the “Vesting of Previously Granted LTPP Awards” column in the following table.

Payments and Benefits Triggered by Termination*

As of December 31, 2015

	Vesting of Previously Granted LTPP Awards(2)	Severance
Name and Reason for Termination		Salary (3)	Annual Cash Award (4)	Total

Anderson, David M.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	1,287,840	121,890	345,065	1,754,795
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	1,287,840	—	—	1,287,840

TIAA-CREF Investment Horizon Annuity Prospectus	66

	Vesting of Previously Granted LTPP Awards(2)	Severance
Name and Reason for Termination		Salary (3)	Annual Cash Award (4)	Total

Dougherty, Linda S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	—	1,449	577	2,026
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	—	—	—	—
Fields, Larkin W.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	—	618	471	1,089
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	—	—	—	—
Debenedictis, Elizabeth S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	235,587	52,771	128,295	416,653
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	235,587	—	—	235,587
Rupp, Dennis
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	—	121,154	80,550	201,704
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	—	—	—	—
Sagmoe, Todd
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	208,355	57,360	81,093	346,808
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	208,355	—	—	208,355
*	Amounts represent the executives’ payments and benefits which would be allocable to TIAA-CREF Life.

[1]	In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2015 would vest in accordance with the LTPP.

[2]

“Vesting of Previously Granted LTPP Awards” reflects the value of previously-granted LTPP awards held by the named officers that are payable following a termination that is (a) Severance Plan eligible or (b) not Severance Plan eligible (not including misconduct), in each case, pursuant to the terms of either the Severance Plan or the LTPP, and which otherwise would have been forfeited upon termination of employment. These values corresponding to Severance Plan eligible terminations represent the unvested portion of LTPP Awards previously granted during the period of 2013 – 2015 and are not increased due to termination (other than any inherent increase in value attributable to the acceleration of a payment).

[3]	Amounts represent the executives’ portion of the Severance Plan that is based on salary level and years of service.

[4]	“Severance—Annual Cash Award” payments reflect the pro-rated Annual Cash Award payable under the Severance Plan, based on 75% of the prior Annual Cash Award for the period.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA-CREF Life and any related person since January 1, 2015, nor are any such related person transactions currently being contemplated, for which disclosure would be required.

TIAA is the sole stockholder of TIAA-CREF Life, and TIAA-CREF Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement,

67	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the federal income tax payments that we would be obligated to pay the federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute contracts products issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA contracts.

Since May 1, 2012, these services are provided via a direct agreement between us and TC Services. Prior to May 1, 2012, these services were provided via agreements between TIAA and/or us and Teachers Personal Investor Services, Inc. (“TPIS”), also a subsidiary of TIAA, which subcontracted distribution services to TC Services for the IHA product pursuant to an Amended and Restated Distribution Agreement. Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services.

TIAA-CREF Investment Horizon Annuity Prospectus	68

SAGIC-related Arrangements

TPIS is authorized to distribute the SAGIC contracts pursuant to a distribution agreement with us. We reimburse TPIS at cost for all costs and expenses incurred by and directly or indirectly allocable to TPIS in providing distribution services.

Our subsidiary, Teachers Advisors, Inc. (“TAI”), acts as investment manager with respect to the assets of the SVSA-1, SVSA-2, and SVSA-3 separate accounts pursuant to an investment management agreement. TAI has discretionary authority to invest the assets of the separate accounts, subject to certain investment guidelines. In consideration for the investment management services provided by TIA, we pay TIA a fee each calendar quarter based on the total market value of each separate account’s assets and reimburse TIA for any expenses related to performing its services.

Note Purchase Agreement

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2015, $30 million of this facility was maintained on a committed basis for which the Company paid a commitment fee of 7 basis points on the undrawn committed amount. During 2015 we made twenty-eight drawdowns which totaled approximately $51.5 million, of which no amount was outstanding at December 31, 2015.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA-CREF Asset Management LLC is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $150 million in total fees to TIAA during the year ended December 31, 2015.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA-CREF Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

69	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

December 31, 2015:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TIAA-CREF Investment Horizon Annuity Prospectus	70

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

TIAA-CREF Life Insurance Company

We have audited the accompanying statutory-basis financial statements of TIAA-CREF Life Insurance Company, which comprise the statutory-basis statements of admitted assets, liabilities and capital and surplus as of December 31, 2015 and 2014 and the related statutory-basis statements of operations, of changes in capital and surplus and of cash flows for each of the three years in the period ended December 31, 2015.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on the statutory-basis financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BASIS FOR ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2015 and 2014, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2015.

OPINION ON STATUTORY-BASIS OF ACCOUNTING

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2015 and 2014, and the results of its operations, changes in capital and surplus and its cash flows for each of the three years in the period ended December 31, 2015, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 11, 2016

71	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND SURPLUS

	December 31,
(in thousands)	2015	2014

ADMITTED ASSETS
Bonds	$5,242,138	$4,743,873
Preferred stocks	183	183
Common stocks	879	607
Cash, cash equivalents and short-term investments	166,031	90,507
Contract loans	18,683	16,077
Other long-term investments	9,638	10,847
Investment income due and accrued	47,860	43,297
Federal income tax recoverable from TIAA	1,634	86
Net deferred federal income tax asset	18,469	17,494
Other assets	46,065	56,943
Separate account assets	5,222,661	4,851,892

Total admitted assets	$10,774,241	$9,831,806

LIABILITIES, CAPITAL AND SURPLUS
Liabilities
Reserves for life and health, annuities and deposit-type contracts	$5,121,946	$4,550,556
Asset valuation reserve	33,643	27,305
Interest maintenance reserve	1,218	7,066
Other amounts payable on reinsurance	23,724	28,647
Other liabilities	27,480	25,450
Separate account liabilities	5,203,712	4,838,207

Total liabilities	10,411,723	9,477,231

Capital and Surplus
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2,500	2,500
Additional paid-in capital	407,500	357,500
Surplus (deficit)	(47,482)	(5,425)

Total capital and surplus	362,518	354,575
Total liabilities, capital and surplus	$10,774,241	$9,831,806

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	72

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in thousands)	2015	2014	2013

REVENUES
Insurance and annuity premiums and other considerations	$716,392	$677,464	$481,814
Net investment income	181,541	162,279	150,329
Commissions and expense allowances on reinsurance ceded	28,376	29,581	29,607
Reserve adjustments on reinsurance ceded	51,598	59,209	58,534
Other revenue	24,860	21,788	16,626
Total revenues	$1,002,767	$950,321	$736,910

EXPENSES
Policy and contract benefits	$173,712	$181,624	$118,156
Increase in policy and contract reserves	366,031	349,405	320,016
Insurance expenses and taxes (excluding federal income taxes)	146,618	127,947	110,293
Commissions on premiums	33,930	34,937	31,785
Interest on deposit-type contracts	30,105	25,616	26,752
Net transfers to separate accounts	259,745	227,552	143,230
Transfers to deposit-type contracts	24,337	16,868	9,020
Total expenses	$1,034,478	$963,949	$759,252

Income (loss) before federal income tax and net realized capital gains (losses)	$(31,711)	$(13,628)	$(22,342)
Federal income tax expense	3,543	6,867	6,949
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(4,539)	2,969	(37)
Net income (loss)	$(39,793)	$(17,526)	$(29,328)

See notes to statutory-basis financial statements

73	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total
Balance, December 31, 2012	$2,500	$357,500	$52,931	$412,931
Net income (loss)	—	—	(29,328)	(29,328)
Net unrealized capital gains on investments	—	—	314	314
Change in asset valuation reserve	—	—	(3,773)	(3,773)
Change in surplus in separate accounts	—	—	(3,680)	(3,680)
Change in liability for reinsurance in unauthorized companies	—	—	(6,837)	(6,837)
Change in net deferred income tax	—	—	16,015	16,015
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(10,488)	(10,488)
Deferred premium asset limitation	—	—	(1,321)	(1,321)
Balance, December 31, 2013	$2,500	$357,500	$13,833	$373,833

Net income (loss)	—	—	(17,526)	(17,526)
Net unrealized capital gains on investments	—	—	54	54
Change in asset valuation reserve	—	—	(9,368)	(9,368)
Change in surplus in separate accounts	—	—	3,663	3,663
Change in liability for reinsurance in unauthorized companies	—	—	(88)	(88)
Change in net deferred income tax	—	—	10,932	10,932
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(5,237)	(5,237)
Deferred premium asset limitation	—	—	(1,638)	(1,638)
Other assets	—	—	(50)	(50)
Balance, December 31, 2014	$2,500	$357,500	$(5,425)	$354,575

Net income (loss)	—	—	(39,793)	(39,793)
Net unrealized capital gains on investments	—	—	290	290
Change in asset valuation reserve	—	—	(6,338)	(6,338)
Change in surplus in separate accounts	—	—	3,441	3,441
Change in liability for reinsurance in unauthorized companies	—	—	3,199	3,199
Change in net deferred income tax	—	—	16,437	16,437
Change in non-admitted assets:
Deferred federal income tax asset	—	—	(15,462)	(15,462)
Deferred premium asset limitation	—	—	(1,929)	(1,929)
Other assets	—	—	(1,902)	(1,902)
Capital contribution	—	50,000	—	50,000
Balance, December 31, 2015	$2,500	$407,500	$(47,482)	$362,518

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	74

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2015	2014	2013

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$708,531	$670,596	$500,895
Miscellaneous income	44,258	48,947	34,259
Net investment income	176,308	159,529	149,421

Total Receipts	929,097	879,072	684,575

Policy and contract benefits	105,002	120,851	76,543
Commissions and expenses paid	204,007	180,525	150,895
Federal income tax (benefit) expense	6,819	10,636	(4,426)
Net transfers to separate accounts	256,943	228,279	144,632

Total Disbursements	572,771	540,291	367,644

Net cash from operations	356,326	338,781	316,931

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	473,427	518,847	594,673
Stocks	26	2,500	—
Other invested assets	—	2,000	—
Net gains on cash, cash equivalents and short-term investments	5	31	12
Cost of investments acquired:
Bonds	979,161	1,135,774	1,014,981
Net increase in contract loans	2,606	5,610	3,338

Net cash from investments	(508,309)	(618,006)	(423,634)

CASH FROM FINANCING AND OTHER
Additional paid in capital	50,000	—	—
Net deposits on deposit-type contracts funds	175,461	259,540	127,392
Other cash provided (applied)	2,046	(4,690)	6,240

Net cash from financing and other	227,507	254,850	133,632

NET CHANGE IN CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS	75,524	(24,375)	26,929
CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	90,507	114,882	87,953

CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, END OF YEAR	$166,031	$90,507	$114,882

See notes to statutory-basis financial statements

75	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—organization and operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company and changed its name to TIAA-CREF Life Insurance Company (“TIAA-CREF Life” or the “Company”) on May 1, 1998. TIAA-CREF Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, fixed and variable universal life contracts, funding agreements, book value separate account agreements, term-life insurance and single premium immediate annuities.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department.

The deferred premium asset limitation results from the Department requiring that any deferred premium asset established along with the corresponding mean reserve should be reduced by the proportionate amount reinsured on a coinsurance basis. Under this approach the deferred premium asset for reinsurance is adjusted based upon the premium mode of the direct policy rather than the premium mode of the reinsurance agreement.

TIAA-CREF Investment Horizon Annuity Prospectus	76

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

	For the Years Ended December 31,
(in thousands)	2015	2014	2013
Net Loss, New York SAP	$(39,793)	$(17,526)	$(29,328)
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	392	330	340

Net Loss, NAIC SAP	$(39,401)	$(17,196)	$(28,988)

Capital and Surplus, New York SAP	$362,518	$354,575	$373,833
New York SAP Prescribed Practices:
Deferred Premium Asset Limitation	32,635	30,706	29,068
Additional Reserves for:
Term Conversions	2,651	2,259	1,929
Deferred and Payout Annuities issued after 2000	1	1	2

Capital and Surplus, NAIC SAP	$397,805	$387,541	$404,832

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses on impairments included in the Asset Valuation Reserve, which is a component of surplus under NAIC SAP;

77	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•

Contracts that contain an embedded derivative are not bifurcated between components and are accounted for as part of the host contract, whereas under GAAP, the embedded derivative would be bifurcated from the host contract and accounted for separately;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

TIAA-CREF Investment Horizon Annuity Prospectus	78

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

79	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other Long-term Investments: Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

TIAA-CREF Investment Horizon Annuity Prospectus	80

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate account assets are accounted for at fair value, except the Stable Value Separate Account (“SVSA”) which supports book value separate account agreements, in which case the assets are accounted for at amortized cost in accordance with NYDFS guidance. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus in the accompanying Statements of Changes in Capital and Surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in thousands):

	2015	2014	Change
Net deferred tax assets	$47,585	$32,123	$15,462
Deferred premium assets	32,635	30,706	1,929
Other invested assets	1,178	—	1,178
Sundry receivables	774	50	724
Total	$82,172	$62,879	$19,293

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”): Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is

81	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method as specified by NY SAP, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in thousands):

	2015	2014	2013
Exchange/restructure/transfer of bond investments	$141,469	$86,601	$120,379
Capitalized interest on bonds	—	—	882
Total	$141,469	$86,601	$121,261

Note 3—long-term bonds

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31 are shown below (in thousands):

		2015 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$367,529	$8,324	$(2,083)	$373,770
All other governments	22,824	—	(415)	22,409
States, territories & possessions	59,634	1,569	(330)	60,873
Political subdivisions of states, territories, & possessions	11,176	194	(127)	11,243
Special revenue & special assessment, non-guaranteed agencies & government	280,261	11,098	(2,217)	289,142
Industrial & miscellaneous	4,489,930	115,430	(106,475)	4,498,885
Credit tenant loans	5,769	564	—	6,333
Hybrids	5,015	2	—	5,017
Total	$5,242,138	$137,181	$(111,647)	$5,267,672

TIAA-CREF Investment Horizon Annuity Prospectus	82

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

		2014 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$376,839	$9,001	$(3,021)	$382,819
All other governments	18,623	—	(265)	18,358
States, territories & possessions	59,625	2,056	(191)	61,490
Political subdivisions of states, territories, & possessions	11,175	134	(232)	11,077
Special revenue & special assessment, non-guaranteed agencies & government	344,186	13,850	(2,629)	355,407
Industrial & miscellaneous	3,918,679	213,713	(18,154)	4,114,238
Credit tenant loans	6,449	645	—	7,094
Hybrids	8,297	153	—	8,450
Total	$4,743,873	$239,552	$(24,492)	$4,958,933

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, ratings agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for potential impairments on an ongoing basis.

Unrealized Losses on Bonds: The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2015
All other bonds	$1,986,891	$(71,595)	$1,915,296	$314,250	$(36,276)	$277,974
Loaned-backed and structured bonds	107,438	(1,613)	105,825	52,028	(2,163)	49,865
Total	$2,094,329	$(73,208)	$2,021,121	$366,278	$(38,439)	$327,839

83	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2014
All other bonds	$488,980	$(8,767)	$480,213	$490,794	$(12,506)	$478,288
Loaned-backed and structured bonds	30,151	(96)	30,055	116,447	(3,123)	113,324
Total	$519,131	$(8,863)	$510,268	$607,241	$(15,629)	$591,612

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	December 31, 2015		December 31, 2014
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Due in one year or less	$330,274	$333,965	$274,922	$277,845
Due after one year through five years	1,269,800	1,269,273	1,419,864	1,441,372
Due after five years through ten years	1,616,301	1,616,815	1,224,277	1,262,722
Due after ten years	1,575,568	1,585,895	1,302,832	1,437,790
Subtotal	4,791,943	4,805,948	4,221,895	4,419,729
Residential mortgage-backed securities	232,402	239,224	293,170	302,739
Commercial mortgage-backed securities	55,514	58,408	113,715	117,285
Asset-backed securities	162,279	164,092	115,093	119,180
Subtotal	450,195	461,724	521,978	539,204
Total	$5,242,138	$5,267,672	$4,743,873	$4,958,933

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (dollars in thousands):

	2015		2014

NAIC 1 and 2	$5,183,481	98.9%	$4,670,278	98.4%
NAIC 3 through 6	58,657	1.1	73,595	1.6

Total	$5,242,138	100.0%	$4,743,873	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	84

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2015	2014
Manufacturing	24.0%	24.5%
Finance and financial services	14.9	15.3
Public utilities	12.8	12.2
Transportation	8.5	5.5
Oil and gas	6.8	7.7
U.S. and other governments	6.3	7.1
Residential mortgage-backed securities	4.4	6.2
Communication	4.2	3.9
Services	4.1	3.2
Real estate investment trusts	3.1	1.9
Asset Backed Securities	3.1	2.4
Mining	2.8	3.8
Revenue and special obligation	2.4	2.7
Retail and wholesale trade	1.5	1.2
Commercial mortgage backed securities	1.1	2.4
Total	100.0%	100.0%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

For the years ended December 31, 2015 and 2014, the Company did not recognize any OTTI on loan-backed or structured securities where it lacked the ability to retain the security for a period of time sufficient to recover the amortized cost basis or where the present value of the cash flows expected to be collected was less than the amortized cost basis.

For the year ended December 31, 2015, the Company did not recognize any OTTI on loan-backed or structured securities where it had the intent to sell. The following table represents OTTI on securities with the intent to sell for the year ended December 31, 2014 (in thousands):

	1	2		3
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss
		2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized Intent to sell	$2,922	$—	$72	$2,850

Note 4—subsidiaries and affiliates

The Company has no investments in subsidiary, controlled or affiliated entities (“SCA”) that exceed 10% of its admitted assets.

85	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2015 or 2014, respectively, the Company has the following as amounts due to parent, subsidiaries, and affiliates (in thousands):

	2015	2014
Amounts due to parent, subsidiaries, and affiliates	$15,266	$13,100

Note 5—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in thousands):

	2015	2014	2013
Bonds	$183,389	$163,914	$151,290
Stocks	—	167	151
Other long-term investments	641	798	781
Cash, cash equivalents and short-term investments	47	33	28
Contract loans	759	594	400
Total gross investment income	$184,836	$165,506	$152,650
Less investment expenses	(3,872)	(4,471)	(3,846)
Net investment income before amortization of IMR	180,964	161,035	148,804
Plus amortization of IMR	577	1,244	1,525
Net investment income	$181,541	$162,279	$150,329

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31 are as follows (in thousands):

	2015	2014	2013
Bonds	$(8,112)	$4,434	$3,031
Stocks	26	212	—
Cash, cash equivalent and short-term investments	5	31	13
Total before capital gain (loss) tax and transfers to IMR	(8,081)	4,677	3,044
Transfers to IMR	5,270	(540)	(2,360)
Capital gain/loss tax benefit (expense)	(1,728)	(1,168)	(721)
Net realized capital gains (losses) less capital gains tax, after transfers to IMR	$(4,539)	$2,969	$(37)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31 (in thousands):

	2015	2014	2013
Other-than-temporary impairments:
Bonds	$5,968	$72	$876

TIAA-CREF Investment Horizon Annuity Prospectus	86

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Information related to the sales of long term bonds for the years ended December 31 are as follows (in thousands):

	2015	2014	2013
Proceeds from sales	$59,926	$39,351	$66,840
Gross gains on sales	$477	$119	$2,513
Gross losses on sales	$2,759	$54	$373

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 6—disclosures about fair value of financial instruments

FAIR VALUE OF FINANCIAL INSTRUMENTS

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

87	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2015 (in thousands):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$5,267,672	$5,242,138	$—	$5,263,853	$3,819
Common Stock	879	879	879	—	—
Preferred Stock	1,500	183	1,500	—	—
Separate Account Assets	5,199,035	5,222,661	1,907,088	3,291,947	—
Contract Loans	18,683	18,683	—	—	18,683
Cash, Cash Equivalent & Short Term Investments	166,032	166,031	13,195	152,837	—
Total	$10,653,801	$10,650,575	$1,922,662	$8,708,637	$22,502

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type Contracts	$2,503,805	$2,503,805	$—	$—	$2,503,805
Separate Account Liabilities	5,203,712	5,203,712	—	—	5,203,712
Total	$7,707,517	$7,707,517	$—	$—	$7,707,517

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2014 (in thousands):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$4,958,933	$4,743,873	$—	$4,951,439	$7,494
Common Stock	607	607	607	—	—
Preferred Stock	1,680	183	1,680	—	—
Separate Account Assets	4,846,688	4,851,892	1,714,724	3,131,964	—
Contract Loans	16,077	16,077	—	—	16,077
Cash, Cash Equivalent & Short Term Investments	90,507	90,507	62,515	27,992	—
Total	$9,914,492	$9,703,139	$1,779,526	$8,111,395	$23,571

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type Contracts	$2,298,473	$2,298,473	$—	$—	$2,298,473
Separate Account Liabilities	4,838,207	4,838,207	—	—	4,838,207
Total	$7,136,680	$7,136,680	$—	$—	$7,136,680

TIAA-CREF Investment Horizon Annuity Prospectus	88

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2015 and 2014. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stocks and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange traded equities.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Separate account assets in Level 2 consist principally of corporate bonds, short term government agency notes and commercial paper.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

There are no securities measured and reported at fair value in Level 3 as of December 31, 2015 and 2014.

Assets and liabilities measured and reported at fair value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value at December 31 (in thousands):

	2015
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Common Stock
Industrial and miscellaneous	$879	$—	$—	$879
Separate account assets	1,887,181	43,544	—	1,930,725
Total assets at fair value	$1,888,060	$43,544	$—	$1,931,604

Total liabilities at fair value	$—	$—	$—	$—

89	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2014
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Common Stock
Industrial and miscellaneous	$607	$—	$—	$607
Separate account assets	1,645,363	45,450	—	1,690,813
Total assets at fair value	$1,645,970	$45,450	$—	$1,691,420

Total liabilities at fair value	$—	$—	$—	$—

Transfers between Level 1 and Level 2

Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company’s policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.

For assets and liabilities held at December 31, 2015 and 2014, the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy.

Reconciliation of Level 3 assets and liabilities measured and reported at fair value

At December 31, 2015 and 2014, there are no assets or liabilities measured and reported at fair value using Level 3 inputs. The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Note 7—restricted assets

The following table provides information on amounts and the nature of assets pledged to others as collateral or otherwise restricted by the Company (dollars in thousands):

	Gross Restricted								Percentage
	12/31/2015
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
On deposit with states	$8,154	$—	$—	$—	$8,154	$8,242	$(88)	$8,154	0.075%	0.076%

	Gross Restricted								Percentage
	12/31/2014
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
On deposit with states	$8,242	$—	$—	$—	$8,242	$8,324	$(82)	$8,242	0.084%	0.084%

TIAA-CREF Investment Horizon Annuity Prospectus	90

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 8—premiums and annuity considerations deferred and uncollected

Premium and annuity considerations deferred and uncollected at December 31 (in thousands):

	2015		2014
	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$1,394	$1,746	$1,402	$1,714
Ordinary renewal	17,079	47,349	15,614	44,427
Total	$18,473	$49,095	$17,016	$46,141

Deferred premium is the portion of the annual premium not earned at the reporting date. Loading of deferred premium is an amount obtained by subtracting the valuation net deferred premium from the gross deferred premium and generally includes allowances for acquisition costs and other expenses.

Uncollected premium is gross premium net of reinsurance that is due and unpaid at the reporting date. Net premium is the amounts used in the calculation of reserves.

Note 9—separate accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2015, the Company reported separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity, group life and group annuity.

The Company’s Separate Account VLI-1 (“VLI-1”) is a unit investment trust and was organized on May 23, 2001, and established under New York Law for the purpose of issuing and funding flexible premium variable universal life insurance policies. The assets of this account are carried at fair value.

The Company’s Separate Account VLI-2 (“VLI-2”) is a unit investment trust and was organized on February 15, 2012 and established under New York Law for the purpose of issuing and funding group and individual variable life insurance policies. The assets of this account are carried at fair value.

The Company’s Separate Account VA-1 (“VA-1”) was established on July 27, 1998 to fund individual non-qualified variable annuities. VA-1 is registered with the Securities and Exchange Commission (the “Commission”) as a unit investment trust under the Investment Company Act of 1940. The assets of this account are carried at fair value.

The Company’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized Separate Account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at fair value. During 2014, the Company redeemed $23,084 thousand of seed money from the Separate Account.

The Company’s Stable Value Separate Account-1 (“SVSA-1”) was established on May 14, 2012 as a non-unitized guaranteed separate account that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The assets of this account are carried at amortized cost.

The Company’s Stable Value Separate Account-2 (“SVSA-2”) was established on May 21, 2012 as a non-unitized guaranteed separate account that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The assets of this account are carried at amortized cost.

91	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company’s Stable Value Separate Account-3 (“SVSA-3”) was established on November 13, 2013 as a non-unitized guaranteed separate account that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The assets of this account are carried at amortized cost.

SVSA accounts support contracts issued as one of several vehicles for stable value funds. Participant withdrawals from the stable value fund are typically funded through the stable value fund’s cash buffer account which is held outside of the contract. In the event that the stable value fund’s cash buffer account is insufficient to pay participant and plan sponsor withdrawals, the sponsor of the stable value fund may request that the Company’s pro-rata share of such excess amounts be paid from the Company’s contract. Certain participant withdrawals requested from the Company’s contract are paid at book value and others are paid at the lesser of book value or market value. Plan Sponsor withdrawals from the stable value fund are typically paid (to the extent the fund’s cash buffer account is insufficient) at book value as long as 12 months advance notice is provided by the plan sponsor.

SVSA contracts utilize an interest crediting formula that includes a guaranteed crediting rate adjusted for the market value of the separate account assets over a period reflecting the duration of such assets.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classifications of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TC Life VLI—1	Variable life	Section 4240 of the New York Insurance Law
TC Life VLI—2	Variable life	Section 4240 of the New York Insurance Law
TC Life VA—1	Variable annuity	Section 4240 of the New York Insurance Law
TC Life MVA—1	Fixed annuity	Section 4240 of the New York Insurance Law
TC Life SVSA—1	Group annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law
TC Life SVSA—2	Group annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law
TC Life SVSA—3	Group annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law

In accordance with the provisions of the separate account products, some assets are considered legally insulated while others are not legally insulated from the general account. Legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2015, the Company’s Separate Account assets includes both assets legally insulated and not legally insulated from the general account as follows (in thousands):

	2015		2014
	Separate Account Assets		Separate Account Assets
Product	Legally Insulated	Not Legally Insulated	Legally Insulated	Not Legally Insulated
TC Life VLI—1	$122,836	$—	$99,979	$—
TC Life VLI—2	75,611	—	53,634	—
TC Life VA—1	1,684,224	—	1,484,466	—
TC Life MVA—1	—	48,054	—	52,734
TC Life SVSA—1	1,186,681	—	1,270,479	—
TC Life SVSA—2	985,253	—	784,300	—
TC Life SVSA—3	1,120,002	—	1,106,300	—
Total	$5,174,607	$48,054	$4,799,158	$52,734

TIAA-CREF Investment Horizon Annuity Prospectus	92

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In accordance with the specific rules for products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

As of December 31, 2015 and 2014, the general account of the Company has a maximum guarantee for separate account liabilities of $7,779 thousand and $2,323 thousand, respectively. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

Although the Company owns the assets of these separate accounts, the separate accounts’ income, investment gains and investment losses are credited to or charged against the assets of the separate accounts without regard to the Company’s other income, gains or losses.

Information regarding separate accounts of the Company is as follows (in thousands):

	2015
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$403,757	$—	$374,557	$778,314
Reserves at 12/31/15 for accounts at:
Fair value	$20,804	$17,613	$1,878,761	$1,917,178
Amortized cost	3,275,936	—	—	3,275,936
Total reserves	$3,296,740	$17,613	$1,878,761	$5,193,114

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$20,804	$17,613	$—	$38,417
At fair value	3,275,936	—	1,878,761	5,154,697
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$3,296,740	$17,613	$1,878,761	$5,193,114

	2014
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations, or deposits	$824,282	$—	$354,973	$1,179,255
Reserves
Reserves at 12/31/14 for accounts at:
Fair value	$22,325	$20,792	$1,635,095	$1,678,212
Amortized cost	3,115,288	—	—	3,115,288
Total reserves	$3,137,613	$20,792	$1,635,095	$4,793,500

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$22,325	$20,792	$—	$43,117
At fair value	3,115,288	—	1,635,095	4,750,383
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$3,137,613	$20,792	$1,635,095	$4,793,500

93	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2013
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations, or deposits	$1,540,355	$—	$247,444	$1,787,799
Reserves
Reserves at 12/31/13 for accounts at:
Fair value	$34,473	$22,367	$1,300,243	$1,357,083
Amortized cost	2,269,111	—	—	2,269,111
Total reserves	$2,303,584	$22,367	$1,300,243	$3,626,194

By withdrawal characteristics:
Subject to discretionary withdrawal:
With market value adjustment	$34,473	$22,367	$—	$56,840
At fair value	2,269,111	—	1,300,243	3,569,354
Not subject to discretionary withdrawal	—	—	—	—
Total reserves	$2,303,584	$22,367	$1,300,243	$3,626,194

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in thousands):

	2015	2014	2013
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$381,946	$366,901	$266,154
Transfers from Separate Accounts	(121,515)	(139,172)	(122,691)
Net transfers to Separate Accounts	260,431	227,729	143,463

Reconciling Adjustments:
Fund transfer exchange gain (loss)	(686)	(177)	(233)
Transfers as reported in the Company’s Statements of Operations	$259,745	$227,552	$143,230

Note 10—related party transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a service agreement. Expense reimbursement payments under the service agreement are made monthly by the Company to TIAA based on TIAA’s costs for providing such services. The Company also reimburses TIAA, at cost, on a monthly basis for certain investment management services, according to the terms of an investment management agreement. Reimbursements made to TIAA for the years ended December 31, are as follows (in thousands):

	2015	2014	2013
Reimbursements to TIAA	$120,676	$105,472	$91,136

Teachers Advisors, Inc. (“Advisors”), a subsidiary of TIAA-CREF Asset Management LLC (“TCAM”), which is an indirectly owned subsidiary of TIAA, provides investment advisory services and other administrative services for the Company’s Separate Accounts in accordance with an Investment Management Agreement. Teachers Personal Investors Services, Inc. (“TPIS”), a subsidiary of TCAM and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for the Separate Accounts. Reimbursement made to Advisors for services for the years ended December 31, are as follows (in thousands):

	2015	2014	2013
Reimbursements to Advisors	$4,724	$3,798	$2,229

TIAA-CREF Investment Horizon Annuity Prospectus	94

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Effective May 1, 2012, the Company reimbursed TPIS and Services, on an at cost basis, for distribution services for variable life and after tax annuities. Expenses associated with the distribution services agreement for the years ended December 31, are as follows (in thousands):

	2015	2014	2013
Reimbursement to TPIS and Services	$14,013	$14,265	$11,807

Services for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, is the program manager, are provided to the Company by TFI pursuant to a service agreement between the Company and TFI. Payments associated with this service agreement for the years ended December 31, are as follows (in thousands):

	2015	2014	2013
Payments to TFI	$10,296	$8,724	$8,754

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that the Company will have the greater of (a) capital and surplus of $250,000 thousand, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain the Company’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of the Company with recourse to TIAA.

The Company maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of July 11, 2016. As of December 31, 2015, $30,000 thousand of this facility was maintained on a committed basis for which the Company paid a commitment fee of 7.0 basis points on the unused committed amount. During the period ending December 31, 2015, 28 draw-downs totaling $51,500 thousand were made under this line of credit arrangement of which none were outstanding as of December 31, 2015.

Note 11—federal income taxes

The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. As of December 31, 2015, and December 31, 2014, the Company has not recorded a valuation allowance on deferred tax assets.

The components of net deferred tax assets (“DTA”) and deferred tax liabilities (“DTL”) at December 31 are as follows (in thousands):

	12/31/2015			12/31/2014			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$60,872	$7,522	$68,394	$47,252	$4,692	$51,944	$13,620	$2,830	$16,450
b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (a – b)	60,872	7,522	68,394	47,252	4,692	51,944	13,620	2,830	16,450
d) Deferred Tax Assets Non-admitted	41,471	6,114	47,585	29,101	3,022	32,123	12,370	3,092	15,462
e) Subtotal Net Admitted Deferred Tax Asset (c – d)	19,401	1,408	20,809	18,151	1,670	19,821	1,250	(262)	988
f) Deferred Tax Liabilities	1,538	802	2,340	1,263	1,064	2,327	275	(262)	13
g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e – f)	$17,863	$606	$18,469	$16,888	$606	$17,494	$975	$—	$975

95	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2015			12/31/2014			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 101 (in thousands)
a) Federal Income Taxes Paid in Prior Years Recoverable Through Loss Carrybacks	$17,863	$606	$18,469	$16,337	$606	$16,943	$1,526	$—	$1,526
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From 2(a) above After Application of the Threshold Limitation. (The Lesser of (b)1 and (b)2 below)		—	—	551	—	551	(551)	—	(551)
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date		—	—	551	—	551	(551)	—	(551)
2. Adjusted Gross DTA Allowed per Limitation Threshold	—	—	51,607	—	—	50,562	XXX	XXX	1,045
c) Adjusted Gross DTA (Excluding The Amount of DTA From (a) and (b) above) Offset by Gross DTL	1,538	802	2,340	1,263	1,064	2,327	275	(262)	13
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$19,401	$1,408	$20,809	$18,151	$1,670	$19,821	$1,250	$(262)	$988

(a) Ratio Percentage Used to Determine Recovery Period and Threshold Limitation Amount	839%	914%
(b) Amount Of Adjusted Capital And Surplus Used To Determine The Threshold Limitation In (b)2 Above (in thousands)	$344,049	$337,081

	12/31/2015		12/31/2014		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital
Impact of Tax Planning Strategies (dollars in thousands):
Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage
Adjusted gross DTAs amount from note 10A1(c)	$60,872	$7,522	$47,252	$4,692	$13,620	$2,830
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%	—%	—%	—%	—%
Net admitted adjusted gross DTAs amount from note 10A1(e)	$19,401	$1,408	$18,151	$1,670	$1,250	$(262)
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

The Company does not have deferred tax liabilities that are not recognized.

The Company does not use reinsurance in its tax-planning strategy.

TIAA-CREF Investment Horizon Annuity Prospectus	96

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Current income taxes incurred consist of the following major components (in thousands):

	12/31/2015	12/31/2014	12/31/2013
Current income tax:
Federal income tax expense	$4,198	$7,074	$7,007
Foreign taxes	—	—	—
Subtotal	4,198	7,074	7,007
Federal income taxes expense on net capital gains	649	1,322	720
Other	424	(362)	(57)
Federal and foreign income tax expense	$5,271	$8,034	$7,670

	12/31/2015	12/31/2014	Change
Deferred tax assets:
Ordinary:
Policyholder reserves	$16,993	$12,216	$4,777
Deferred acquisition costs	41,602	31,809	9,793
Unauthorized reinsurance	1,721	2,840	(1,119)
Receivables—non-admitted	271	—	271
Other (including items < 5% of total ordinary tax assets)	285	387	(102)
Subtotal	60,872	47,252	13,620
Non-admitted	41,471	29,101	12,370
Admitted ordinary deferred tax assets	$19,401	$18,151	$1,250

Capital:
Investments	$7,522	$4,692	$2,830
Net capital loss carry-forward	—	—	—
Subtotal	7,522	4,692	2,830
Statutory valuation allowance adjustment	—	—	—
Non-admitted	6,114	3,022	3,092
Admitted capital deferred tax assets	1,408	1,670	(262)
Admitted deferred tax assets	$20,809	$19,821	$988

Deferred tax liabilities:
Ordinary:
Investments	$1,219	$1,263	$(44)
Tax reserve weakening	319	—	319
Capital:
Investments	802	1,064	(262)
Deferred tax liabilities	$2,340	$2,327	$13

Net admitted deferred tax:
Assets/Liabilities	$18,469	$17,494	$975

97	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2015, are as follows (dollars in thousands):

Description	Amount	Effective Tax Rate
Provision computed at statutory rate	$(13,927)	35.00%
Dividends received deduction	(130)	0.33
SAGIC-ordinary income & capital gains	2,138	(5.37)
Amortization of interest maintenance reserve	(202)	0.51
Other permanent differences: lobbying expenses & tax exempt interest	(44)	0.11
Liability for unauthorized reinsurance	1,120	(2.81)
Prior year true-up	414	(1.04)
Other	(535)	1.33
Total	$(11,166)	28.06%

Federal and foreign income tax incurred	$5,271	(13.25)%
Change in net deferred income tax charge (benefit)	(16,437)	41.31
Total statutory income taxes	$(11,166)	28.06%

At December 31, 2015, the Company had no net operating loss carry forwards or capital loss carry forwards.

Income tax, ordinary and capital available for recoupment from its parent, TIAA, in the event of future net losses include (in thousands):

Year Incurred	Ordinary	Capital	Total
2013	$6,632	$—	$6,632
2014	6,305	2,228	8,533
2015	4,198	649	4,847
Total	$17,135	$2,877	$20,012

There were no deposits reported as admitted assets under IRC Section 6603.

The Company files a consolidated federal income tax return with its parent, TIAA and its affiliates:

1) 730 Texas Forest Holdings, Inc.

2) Covariance Capital Management, Inc.

3) GreenWood Resources, Inc.

4) JWL Properties, Inc.

5) ND Properties, Inc.

6) Nuveen Asia Investments, Inc.*

7) Nuveen Holdings, Inc.*

8) Nuveen Investments, Inc.*

9) Nuveen Investments Advisers Inc.*

10) Nuveen Investments Holdings, Inc.*

11) Nuveen Investments Institutional Services Group, LLC*

12) Nuveen Investment Solutions, Inc.*

13) Nuveen Securities, LLC*

14) Oleum Holding Company, Inc.

15) Rittenhouse Asset Management, Inc.*

16) T-C Europe Holdings, Inc.

TIAA-CREF Investment Horizon Annuity Prospectus	98

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

17) T-C SP, Inc.

18) T-C Sports Co., Inc.

19) T-Investment Properties Corp.

20) TCT Holdings, Inc.

21) Teachers Advisors, Inc.

22) Teachers Insurance and Annuity Association of America

23) Teachers Personal Investors Service, Inc.

24) Terra Land Company

25) TIAA Asset Management Finance Company, LLC*

26) TIAA Board of Overseers

27) TIAA-CREF Tuition Financing, Inc.

28) TIAA-CREF Trust Company, FSB

29) Westchester Group Asset Management, Inc.

30) Westchester Group Farm Management, Inc.

31) Westchester Group Investment Management, Inc.

32) Westchester Group Investment Management Holding, Inc.

33) Westchester Group Real Estate, Inc.

All consolidating companies, excluding those denoted with an asterisk (*) above, participate in a tax sharing agreement under the following criteria. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies included in this agreement are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

The companies denoted with an asterisk above (collectively, “TAMF subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, TIAA Asset Management Finance Company, LLC (“TAMF”) makes payments to TIAA for amounts equal to the federal income payments that the TAMF subgroup would be obliged to pay the federal government if the TAMF subgroup had actually filed a separate consolidated tax return. TAMF is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the TAMF subgroup could have carried back to a prior consolidated return year. However, in the event the TIAA consolidated group owes Alternative Minimum Tax (“AMT”) in a given year, TAMF will pay or receive reimbursements for its allocable share of tax, in an amount equal to the ratio that its standalone AMT liability bears to that of the consolidated group’s liability.

The Company had no federal or foreign income tax loss contingencies as determined in accordance with SSAP No. 5R. with the modifications provided in SSAP No. 101 for which it is reasonably possible that the total liability will significantly increase within 12 months of the reporting date.

The Company’s tax years 2010 through 2015 are open to examination by the IRS.

Note 12—pension plan and post-retirement benefits

The Company has no employees. TIAA allocates employee benefit expenses based on salaries attributable to the Company. The Company’s share of net expense for the qualified defined contribution plan and for other post-retirement benefit plans for the years ended December 31, are as follows (in thousands):

	2015	2014	2013
Qualified defined contribution plan	$3,739	$2,885	$2,499
Other post-retirement benefit plans	$113	$429	$696

99	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 13—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 (“AG43”) for variable annuity products and Actuarial Guideline 33 for all other products.

Based on the asset adequacy and AG43 analysis, the Company maintains additional reserve at the level of $45,000 thousand and $30,000 thousand for 2015 and 2014, respectively. On this basis, the Company determined that the Company’s reserves are sufficient to meet its obligations.

The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31 are as follows (dollars in thousands):

	2015
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$38,417	$—	$38,417	0.4%
At book value less current surrender charge of 5% or more	—	—	—	—	—
At fair value	—	3,275,936	1,684,752	4,960,688	56.2

Total with adjustment or at fair value	$—	$3,314,353	$1,684,752	$4,999,105	56.6%
At book value without adjustment (minimal or no charge or adjustment)	3,711,463	—	—	3,711,463	41.9
Not subject to discretionary withdrawal	137,010	—	—	137,010	1.5

Total (gross)	$3,848,473	$3,314,353	$1,684,752	$8,847,578	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$3,848,473	$3,314,353	$1,684,752	$8,847,578

	2014
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$—	$43,117	$—	$43,117	0.5%
At book value less current surrender charge of 5% or more	2,043	—	—	2,043	—
At fair value	—	3,115,287	1,484,854	4,600,141	55.6

Total with adjustment or at fair value	$2,043	$3,158,404	$1,484,854	$4,645,300	56.1%
At book value without adjustment (minimal or no charge or adjustment)	3,527,228	—	—	3,527,228	42.6
Not subject to discretionary withdrawal	105,674	—	—	105,674	1.3

Total (gross)	$3,634,945	$3,158,404	$1,484,854	$8,278,202	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$3,634,945	$3,158,404	$1,484,854	$8,278,202

TIAA-CREF Investment Horizon Annuity Prospectus	100

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table or 2001 CSO Table and interest rates of 3.5% through 4.5%. Term conversion reserves are based on the Company’s term conversion mortality experience and interest at 4.0%.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and are set equal to a percentage of reserves. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company has no policies where the surrender values were in excess of the legally computed reserves as of December 31, 2015 and 2014. The Company has $35,813,998 thousand and $32,914,168 thousand of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2015 and 2014, respectively. Premium deficiency reserves related to the above insurance total $15,604 thousand and $16,343 thousand at December 31, 2015 and 2014, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

Note 14—reinsurance

Reinsurance transactions included in the statutory-basis statements of operations within “Insurance and annuity premiums and other considerations” are as follows (in thousands):

	Years Ended December 31,
	2015	2014	2013
Direct premiums	$842,146	$802,560	$599,917
Ceded premiums	(125,754)	(125,096)	(118,103)
Net premiums	$716,392	$677,464	$481,814

The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that are reduced by the effect of these reinsurance agreements include (in thousands):

	2015	2014	2013
Reinsurance ceded:
Insurance and annuity premiums and other considerations	$125,754	$125,096	$118,103
Policy and contract benefits	$22,708	$29,940	$26,240
Increase in policy and contract reserves	$36,514	$39,000	$39,454
Reserves for life and health, annuities and deposit-type contracts	$512,734	$476,220	$437,220

101	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 15—capital and contingency reserves and shareholders’ dividends restrictions

The portion of unassigned surplus increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2015	2014
Net unrealized capital gains	$290	$54
Asset valuation reserve	$(6,338)	$(9,368)
Net deferred federal income tax	$16,437	$10,932
Change in non-admitted assets	$(19,293)	$(6,925)
Change in liability for reinsurance of unauthorized companies	$3,199	$(88)
Surplus withdrawn from separate accounts	$—	$23,379
Change in surplus of separate accounts	$3,441	$(19,716)
Surplus paid in	$50,000	$—

During 2015, TIAA contributed $50,000 thousand in capital to the Company to support continued business growth.

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company generally has not paid dividends to its shareholder.

Note 16—contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; Federal regulators, including the SEC and Federal governmental authorities. The Company cooperates in these inquiries.

Note 17—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 11, 2016, the date the financial statements were available to be issued.

TIAA approved a $50,000 thousand capital contribution to the Company from its parent, TIAA, to support continued business growth. This contribution of cash occurred on February 25, 2016.

TIAA-CREF Investment Horizon Annuity Prospectus	102

REPORT OF MANAGEMENT RESPONSIBILITY

April 4, 2016

To the Policyholders of Teachers Insurance and Annuity Association of America:

Financial Statements

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Department of Financial Services. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Senior Managing Director, Chief Auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2015, 2014 and 2013. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion in all material respects on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Department of Financial Services and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Internal Control over Financial Reporting

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2015, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (2013 Framework). Based on that assessment, management concluded that, as of December 31, 2015, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework (2013 Framework).

Management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 has been audited by PricewaterhouseCoopers LLP, an independent public accounting firm, as stated in their report dated April 4, 2016.

Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

103	TIAA-CREF Investment Horizon Annuity Prospectus

INDEPENDENT AUDITOR’S REPORT

To the Board of Trustees of

Teachers Insurance and Annuity Association of America

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America, which comprise the statutory-basis statements of admitted assets, liabilities, and capital and contingency reserves as of December 31, 2015 and 2014 and the related statutory-basis statements of operations, of changes in capital and contingency reserves and of cash flows for each of the three years in the period ended December 31, 2015. We also have audited Teachers Insurance and Annuity Association of America’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services; this includes the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of the statutory-basis financial statements that are free from material misstatement, whether due to error or fraud. Management is also responsible for its assertion about the effectiveness of internal control over financial reporting, included in the accompanying Report of Management Responsibility—Internal Control over Financial Reporting.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on the statutory-basis financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We conducted our audits of the statutory-basis financial statements in accordance with auditing standards generally accepted in the United States of America and our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statutory-basis financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects.

An audit of financial statements involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances. An audit of financial statements also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. An audit of internal control over financial reporting involves obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control over financial reporting based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our opinions.

DEFINITIONS AND INHERENT LIMITATIONS OF INTERNAL CONTROL OVER FINANCIAL REPORTING

A company’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide

TIAA-CREF Investment Horizon Annuity Prospectus	104

reasonable assurance that transactions are recorded as necessary to permit preparation of statutory-basis financial statements in accordance with accounting practices prescribed or permitted by the New York State Department of Financial Services, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the statutory-basis financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

BASIS FOR ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

As described in Note 2 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the statutory-basis financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

ADVERSE OPINION ON U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section, the statutory-basis financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2015 and 2014, or the results of its operations or its cash flows thereof for each of the three years in the period ended December 31, 2015.

OPINIONS ON STATUTORY-BASIS OF ACCOUNTING AND INTERNAL CONTROL OVER FINANCIAL REPORTING

In our opinion, the statutory-basis financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and contingency reserves of Teachers Insurance and Annuity Association of America as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2015 in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by COSO.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 4, 2016

105	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

	December 31,
(in millions)	2015	2014

ADMITTED ASSETS
Bonds	$181,247	$180,086
Preferred stocks	195	100
Common stocks	3,076	2,903
Mortgage loans	19,046	15,613
Real estate	1,938	1,966
Cash, cash equivalents and short-term investments	533	1,542
Contract loans	1,591	1,555
Derivatives	268	218
Securities lending collateral assets	827	614
Other long-term investments	25,998	26,018
Investment income due and accrued	1,765	1,756
Federal income taxes recoverable	—	5
Net deferred federal income tax asset	3,209	3,221
Other assets	504	506
Separate account assets	29,897	26,531

Total admitted assets	$270,094	$262,634

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$194,057	$189,956
Dividends due to policyholders	1,908	1,942
Interest maintenance reserve	1,927	2,106
Federal income taxes payable	19	—
Asset valuation reserve	3,910	5,020
Derivatives	42	123
Payable for collateral for securities loaned	827	614
Other liabilities	2,786	2,431
Separate account liabilities	29,883	26,522

Total liabilities	235,359	228,714

Capital and contingency reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	4,000	4,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	30,732	29,917

Total capital and contingency reserves	34,735	33,920
Total liabilities, capital and contingency reserves	$270,094	$262,634

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	106

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in millions)	2015	2014	2013

REVENUES
Insurance and annuity premiums and other considerations	$13,659	$12,910	$14,395
Annuity dividend additions	1,574	1,783	1,585
Net investment income	11,335	11,253	11,274
Other revenue	289	251	242
Total revenues	$26,857	$26,197	$27,496

BENEFITS AND EXPENSES
Policy and contract benefits	$14,575	$13,992	$13,136
Dividends to policyholders	3,334	3,589	3,409
Increase in policy and contract reserves	3,922	3,927	5,749
Net operating expenses	1,643	1,689	1,183
Net transfers to separate accounts	1,725	1,676	1,879
Total benefits and expenses	$25,199	$24,873	$25,356

Income before federal income taxes and net realized capital gains (losses)	$1,658	$1,324	$2,140
Federal income tax (benefit)	(83)	(37)	(28)
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(487)	(377)	(417)
Net income	$1,254	$984	$1,751

See notes to statutory-basis financial statements

107	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL

AND CONTINGENCY RESERVES

(in millions)	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total
Balance, December 31, 2012	$3	$29,306	$29,309
Net income	—	1,751	1,751
Net unrealized capital gains on investments	—	1,193	1,193
Change in asset valuation reserve	—	(1,209)	(1,209)
Change in surplus of separate accounts	—	(18)	(18)
Change in net deferred income tax	—	(1,083)	(1,083)
Change in post-retirement benefit liability	—	(11)	(11)
Change in non-admitted assets:
Deferred federal income tax asset	—	937	937
Other assets	—	(90)	(90)
Balance, December 31, 2013	$3	$30,776	$30,779

Net income	—	984	984
Net unrealized capital gains on investments	—	337	337
Change in asset valuation reserve	—	(387)	(387)
Change in net deferred income tax	—	(447)	(447)
Change in post-retirement benefit liability	—	60	60
Change in non-admitted assets:
Deferred federal income tax asset	—	579	579
Other assets	—	15	15
Issuance of surplus notes	—	2,000	2,000
Balance, December 31, 2014	$3	$33,917	$33,920

Net income	—	1,254	1,254
Net unrealized capital losses on investments	—	(1,433)	(1,433)
Change in asset valuation reserve	—	1,110	1,110
Change in net deferred income tax	—	(160)	(160)
Change in post-retirement benefit liability	—	1	1
Change in non-admitted assets:
Deferred federal income tax asset	—	147	147
Other assets	—	(104)	(104)
Balance, December 31, 2015	$3	$34,732	$34,735

See notes to statutory-basis financial statements

TIAA-CREF Investment Horizon Annuity Prospectus	108

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in millions)	2015	2014	2013

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$13,666	$12,914	$14,398
Net investment income	10,776	10,742	10,770
Miscellaneous income	281	249	219
Total receipts	24,723	23,905	25,387
Policy and contract benefits	14,211	13,736	12,954
Operating expenses	1,756	1,561	1,276
Dividends paid to policyholders	1,794	1,801	1,741
Federal income tax benefit	(108)	(32)	(13)
Net transfers to separate accounts	1,726	1,673	1,505
Total Disbursements	19,379	18,739	17,463
Net cash from operations	5,344	5,166	7,924

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	22,145	24,289	26,969
Stocks	819	207	872
Mortgage loans and real estate	2,419	2,434	2,131
Other invested assets	2,624	2,473	3,293
Miscellaneous proceeds	333	365	12
Cost of investments acquired:
Bonds	23,440	23,043	32,998
Stocks	1,167	474	936
Mortgage loans and real estate	6,145	4,016	3,753
Other invested assets	4,047	8,665	3,482
Miscellaneous applications	254	703	248
Net cash from investments	(6,713)	(7,133)	(8,140)

CASH FROM FINANCING AND OTHER
Issuance of surplus notes	—	2,000	—
Borrowed money	—	—	(51)
Net deposits on deposit-type contracts funds	20	71	70
Other cash provided (applied)	340	76	(122)
Net cash from financing and other	360	2,147	(103)
NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(1,009)	180	(319)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	1,542	1,362	1,681
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$533	$1,542	$1,362

See notes to statutory-basis financial statements

109	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

  •  DECEMBER 31, 2015

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—significant accounting policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates.

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

	For the Years Ended December 31,
(in millions)	2015	2014	2013

Net income, New York SAP	$1,254	$984	$1,751
New York SAP prescribed practices:
Additional reserves for:
Term conversions	—	—	2
Deferred and payout annuities issued after 2000	25	94	73

Net income, NAIC SAP	$1,279	$1,078	$1,826

Capital and contingency reserves, New York SAP	$34,735	$33,920	$30,779
New York SAP prescribed practices:
Additional reserves for:
Term conversions	20	20	20
Deferred and payout annuities issued after 2000	4,109	4,084	3,990

Capital and contingency reserves, NAIC SAP	$38,864	$38,024	$34,789

TIAA-CREF Investment Horizon Annuity Prospectus	110

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value under GAAP rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings under GAAP rather than as unrealized losses on impairments included in the Asset Valuation Reserve, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings under GAAP rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•

Contracts that contain an embedded derivative are not bifurcated between components and are accounted for as part of the host contract, whereas under GAAP, the embedded derivative would be bifurcated from the host contract and accounted for separately;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved;

111	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued under GAAP rather than being expensed when incurred;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest under GAAP rather than being based on statutory mortality, morbidity and interest requirements;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, contracts that have any mortality and morbidity risk, regardless of significance, and contracts with life contingent annuity purchase rate guarantees are classified as insurance contracts and amounts received under these contracts are reported as revenue;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

The effects of these differences, while not determined, are presumed to be material.

Reclassifications: Certain amounts in the 2014 and 2013 statutory financial statements have been reclassified to conform with the 2015 presentation.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of other-than-temporary impairments, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

TIAA-CREF Investment Horizon Annuity Prospectus	112

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6 which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a

113	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.

Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost adjusted for the Company’s percentage of the most recent available financial statements based on the underlying U.S. GAAP, International Financial Reporting Standards or U.S. Tax basis equity as reflected on the respective entity’s financial statements.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

TIAA-CREF Investment Horizon Annuity Prospectus	114

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, or asset replication purposes.

Derivatives used by the Company may include swaps, forwards, futures or options.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. A currency translation adjustment computed at the spot rate is recorded for these foreign currency swaps as an unrealized gain or loss. The derivative component of a Replication (Synthetic Asset) Transaction (“RSAT”) is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet and carried at amortized cost. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under a netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value Separate Account (“TSV”), which supports book value separate account agreements, in which case the assets are accounted for at amortized cost in accordance with NYDFS guidance. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2015	2014	Change
Net deferred federal income tax asset	$7,301	$7,448	$(147)
Furniture and electronic data processing equipment	578	494	84
Other long-term investments	191	188	3
Receivable from parent, subsidiaries and affiliates	118	113	5
Other	185	173	12
Total	$8,373	$8,416	$(43)

115	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2015	2014
EDP equipment and computer software	$1,324	$1,075
Furniture and equipment and leasehold improvements	$448	$435

At December 31, the related depreciation expenses are as follows (in millions):

	2015	2014	2013
EDP equipment and computer software	$136	$122	$77
Furniture and equipment and leasehold improvements	$12	$8	$10

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Asset Valuation Reserve (“AVR”) and Interest Maintenance Reserve (“IMR”): Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is

TIAA-CREF Investment Horizon Annuity Prospectus	116

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method as specified by NY SAP, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities”.

Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned”. Securities lending income is recorded in the accompanying Statements of Operations as net investment income.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2015	2014	2013
Exchange/transfer/conversion/distribution of invested assets	$4,302	$2,797	$5,523
Capitalized interest	308	304	341
Total	$4,610	$3,101	$5,864

APPLICATION OF NEW ACCOUNTING PRONOUNCEMENTS:

Effective January 1, 2015, the Company adopted SSAP No. 40R—Wholly-Owned Single Real Estate Investments held in an LLC effective for the quarter and annual reporting periods beginning January 1, 2015. This adopted guidance incorporates wholly-owned, single real estate held in an LLC into the scope of SSAP No. 40R, and clarifies in SSAP No. 48 that these types of investments are within the scope of SSAP No. 40R. This guidance allows an entity that holds real estate investments through an LLC, to separately report each investment on Schedule A—Real Estate, and code the real estate as wholly owned through an LLC. All real estate owned through an LLC meeting the criteria of SSAP No. 40R are required to be captured within this statement, and are subject to this statement’s requirements for valuation and admittance. Adoption of SSAP No. 40R did not have a material impact on the Company’s financial statements in 2015.

117	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions):

		2015 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$38,816	$3,876	$(63)	$42,629
All other governments	4,815	412	(103)	5,124
States, territories and possessions	715	63	(8)	770
Political subdivisions of states, territories, and possessions	720	32	(19)	733
Special revenue and special assessment, non-guaranteed agencies and government	17,397	1,261	(122)	18,536
Credit tenant loans	7,171	479	(60)	7,590
Industrial and miscellaneous	110,024	5,598	(2,522)	113,100
Hybrids	666	58	(15)	709
Parent, subsidiaries and affiliates	923	—	—	923
Total	$181,247	$11,779	$(2,912)	$190,114

		2014 Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value	Estimated Fair Value
Bonds:
U.S. governments	$39,309	$4,567	$(63)	$43,813
All other governments	4,379	548	(20)	4,907
States, territories and possessions	700	87	(1)	786
Political subdivisions of states, territories, and possessions	558	36	(5)	589
Special revenue and special assessment, non-guaranteed agencies and government	18,372	1,532	(81)	19,823
Credit tenant loans	6,493	527	(13)	7,007
Industrial and miscellaneous	107,462	8,550	(607)	115,405
Hybrids	918	78	(12)	984
Parent, subsidiaries and affiliates	1,895	23	(1)	1,917
Total	$180,086	$15,948	$(803)	$195,231

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually

TIAA-CREF Investment Horizon Annuity Prospectus	118

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down is recorded, the Company continues to review the impaired security for potential impairment on an ongoing basis.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2015
Loan-backed and structured bonds	$10,961	$(216)	$10,745	$3,320	$(192)	$3,128
All other bonds	33,040	(1,648)	31,392	6,482	(860)	5,622
Total bonds	$44,001	$(1,864)	$42,137	$9,802	$(1,052)	$8,750
Unaffiliated common stocks	297	(17)	280	14	(2)	12
Preferred stocks	10	(1)	9	—	—	—
Total bonds and stocks	$44,308	$(1,882)	$42,426	$9,816	$(1,054)	$8,762

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2014
Loan-backed and structured bonds	$1,796	$(22)	$1,774	$6,182	$(256)	$5,926
All other bonds	7,657	(254)	7,403	8,691	(291)	8,400
Total bonds	$9,453	$(276)	$9,177	$14,873	$(547)	$14,326
Unaffiliated common stocks	29	(4)	25	—	—	—
Preferred stocks	11	—	11	—	—	—
Total bonds and stocks	$9,493	$(280)	$9,213	$14,873	$(547)	$14,326

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other–than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities

119	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2015		December 31, 2014
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value
Due in one year or less	$3,642	$3,711	$4,160	$4,253
Due after one year through five years	18,613	19,544	17,676	19,152
Due after five years through ten years	40,593	40,503	38,670	40,121
Due after ten years	51,039	54,672	47,779	54,838
Subtotal	113,887	118,430	108,285	118,364
Residential mortgage-backed securities	39,379	42,485	44,187	47,745
Commercial mortgage-backed securities	10,669	10,831	10,817	11,191
Asset-backed securities	17,312	18,368	16,797	17,931
Subtotal	67,360	71,684	71,801	76,867
Total	$181,247	$190,114	$180,086	$195,231

Bond Diversification: The carrying values of long-term bond investments are diversified by the following classification at December 31 as follows:

	2015	2014
Residential mortgage-backed securities	21.7%	24.5%
U.S. and other governments	11.4	11.1
Manufacturing	11.2	10.8
Asset-backed securities	9.6	9.3
Public utilities	9.6	9.3
Finance and financial services	6.1	5.8
Commercial mortgage-backed securities	5.9	6.0
Services	5.4	4.5
Oil and gas	5.2	5.2
Revenue and special obligations	4.2	3.6
Communications	3.0	3.1
Other	6.7	6.8
Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (dollars in millions):

	2015		2014
NAIC 1 and 2	$167,506	92.4%	$167,857	93.2%
NAIC 3 through 6	13,741	7.6	12,229	6.8
Total	$181,247	100%	$180,086	100%

TIAA-CREF Investment Horizon Annuity Prospectus	120

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Sub-prime exposure: The following table presents the carrying value of the sub-prime residential mortgage-backed securities by investment grade as of December 31, (dollars in millions):

	2015		2014
NAIC 1 and 2	$2,316	97.4%	$2,552	93.8%
NAIC 3 through 6	61	2.6	169	6.2
Total	$2,377	100%	$2,721	100%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

The following table represents OTTI on securities with the intent to sell for the years ended December 31, (in millions):

	2015
	1	2				3
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss				Fair Value 1-(2a+2b)
		2a Interest		2b Non-interest
OTTI recognized 1st quarter
a. Intent to sell	$35	$—	*	$—	*	$35
Total 1st quarter	$35	$—	*	$—	*	$35

OTTI recognized 2nd quarter
a. Intent to sell	$2	$—	*	$—	*	$2
Total 2nd quarter	$2	$—	*	$—	*	$2

OTTI recognized 3rd quarter
a. Intent to sell	$105	$1		$1		$103
Total 3rd quarter	$105	$1		$1		$103

OTTI recognized 4th quarter
a. Intent to sell	$138	$4		$—	*	$134
Total 4th quarter	$138	$4		$—	*	$134

Annual Aggregate Total		$5		$1

121	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2014
	1	2		3
	Amortized Cost Basis Before OTTI	OTTI Recognized in Loss		Fair Value 1-(2a+2b)
		2a Interest	2b Non-interest
OTTI recognized 1st quarter
a. Intent to sell	$370	$79	$(20)	$311
Total 1st quarter	$370	$79	$(20)	$311

OTTI recognized 2nd quarter
a. Intent to sell	$115	$16	$1	$98
Total 2nd quarter	$115	$16	$1	$98

OTTI recognized 3rd quarter
a. Intent to sell	$1,588	$40	$3	$1,545
Total 3rd quarter	$1,588	$40	$3	$1,545

OTTI recognized 4th quarter
a. Intent to sell	$40	$—	$— *	$40
Total 4th quarter	$40	$—	$— *	$40

Annual Aggregate Total		$135	$(16)

*	Aggregate total less than $1 million

For the years ended December 31, 2015 and 2014, the Company did not recognize OTTI on loan-backed and structured securities where it lacked the ability to retain for a period of time sufficient to recover the amortized cost basis.

For the years ended December 31, 2015 and 2014, the Company recognized OTTI on loan-backed and structured securities of $12 million and $66 million, respectively, where the present value of cash flows expected to be collected was less than the amortized cost basis of the security.

Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2015	2014
Carrying amount of bonds and stocks denominated in foreign currency	$2,175	$3,247
Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$923	$1,895

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2015	2014
Commercial loans	$16,696	$14,869
Mezzanine loans	1,486	658
Residential loans	864	86

TIAA-CREF Investment Horizon Annuity Prospectus	122

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The maximum and minimum lending rates for mortgage loans originated or purchased during 2015 and 2014 are as follows:

	2015		2014
Loan Type	Maximum	Minimum	Maximum	Minimum
Commercial loans	5.65%	3.50%	5.20%	3.00%
Mezzanine loans	5.52%	4.65%	5.38%	5.25%
Residential loans	4.88%	3.50%	4.50%	3.75%

The maximum percentage of any one loan to the value (“LTV”) of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2015 and 2014 are as follows:

	Maximum LTV
Loan Type	2015	2014
Commercial loans	69.9%	99.4%
Mezzanine loans	65.1%	73.7%
Residential loans	80.0%	80.0%

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2015 and 2014 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.

Mortgage loans held for sale are written down to the current fair value of the loan. There are no held for sale mortgage loans as of December 31, 2015 or 2014.

Credit quality

For commercial mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to-value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a commercial mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.

For residential mortgage loans, the Company’s primary credit quality indicator is performance versus non-performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss. The Company has no residential mortgage loans which are non-performing as of December 31, 2015 or 2014.

123	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The credit quality of commercial mortgage loans held-for-investment at December 31, are as follows (dollars in millions):

	Recorded Investment—Commercial
	Loan-to-value Ratios
	> 70%	< 70%	Total	% of Total

2015
Debt service coverage ratios:
Greater than 1.20x	$1,081	$15,782	$16,863	92.5%
Less than 1.20x	227	1,059	1,286	7.0
Construction	90	—	90	0.5

Total	$1,398	$16,841	$18,239	100.0%

2014
Debt service coverage ratios:
Greater than 1.20x	$193	$14,109	$14,302	91.8%
Less than 1.20x	275	695	970	6.3
Agriculture and Construction	40	265	305	1.9

Total	$508	$15,069	$15,577	100.0%

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans as of December 31, (dollars in millions):

		Residential		Commercial
	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total

2015
Recorded Investment
Current	$—	$—	$865	$—	$16,748	$1,491	$19,104
30-59 Days Past Due	$—	$—	$2	$—	$—	$—	$2
Interest Reduced
Recorded Investment	$—	$—	$—	$—	$—	$—	$—
Number of Loans	—	—	—	—	—	—	—
Percent Reduced	—	—	—	—	—	—	—

2014
Recorded Investment
During 2014	$265	$—	$86	$—	$14,652	$660	$15,663
Interest Reduced
Recorded Investment	$—	$—	$—	$—	$38	$—	$38
Number of Loans	—	—	—	—	1	—	1
Percent Reduced	—	—	—	—	1.64%	—	1.64%

There was no interest accrued on mortgage loans past due as of December 31, 2015 and 2014, respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	124

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	Mortgage Loans by Property Type (Commercial & Residential)
	2015	2014
	% of Total	% of Total

Office buildings	34.3%	37.5%
Shopping centers	29.3	31.5
Industrial buildings	13.9	10.7
Apartments	12.6	12.6
Other—commercial	5.4	7.1
Residential	4.5	0.6

Total	100.0%	100.0%

	Mortgage Loans by Geographic Distribution
	2015		2014
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential

South Atlantic	23.3%	18.6%	22.0%	11.6%
South Central	18.5	8.1	18.0	10.5
Middle Atlantic	18.2	20.0	17.6	17.4
Pacific	17.8	32.2	23.4	37.2
North Central	8.4	5.4	9.7	4.7
New England	7.1	6.0	3.3	16.3
Other	6.7	9.7	6.0	2.3

Total	100.0%	100.0%	100.0%	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

Middle Atlantic states are PA, NJ and NY

Pacific states are AK, CA, HI, OR and WA

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

125	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2015	2014
	Carrying Value	Carrying Value

Due in one year or less	$1,191	$1,117
Due after one year through five years	2,216	3,604
Due after five years through ten years	9,752	7,811
Due after ten years	5,887	3,081

Total	$19,046	$15,613

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2015 or 2014. When restructuring mortgage loans, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There are no mortgage loans with interest more than 180 days past due at December 31, 2015 or 2014.

Note 5—real estate

At December 31, 2015 and 2014, the Company’s directly owned real estate investments were carried net of third party mortgage encumbrances. There are no third party mortgage encumbrances as of December 31, 2015 and 2014.

The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31 as follows:

	Directly Owned Real Estate by Property Type
	2015	2014
	% of Total	% of Total

Industrial buildings	42.0%	39.9%
Office buildings	29.0	35.4
Mixed-use projects	13.7	9.3
Apartments	8.0	8.0
Retail	6.6	6.6
Land under development	0.7	0.8

Total	100.0%	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	126

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Directly Owned Real Estate by Geographic Region
	2015	2014
	% of Total	% of Total

Pacific	57.5%	54.2%
South Atlantic	29.8	36.9
North Central	5.4	1.0
Middle Atlantic	4.9	4.9
South Central	2.4	3.0

Total	100.0%	100.0%

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is warranted.

Note 6—subsidiaries and affiliates

The Company holds interests in subsidiaries and affiliates which are reported as common stock or other long-term investments. The carrying value of investments in subsidiaries and affiliates at December 31 are shown below (in millions):

	2015	2014
Net carrying value of the subsidiaries and affiliates
Reported as common stock	$1,828	$1,558
Reported as other long-term investments	19,111	18,573

Total net carrying value	$20,939	$20,131

The gross, non-admitted, and admitted value of the Company’s significant investment in a non-insurance subsidiary reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investment, is as follows as of December 31, 2015 (in millions):

Description of Investment in Subsidiary	Gross Amount	Non-admitted Amount	Admitted Asset	Date of Filing to NAIC	Type of NAIC Filing (Sub-1, Sub-2, or Resubmission of Disallowed Filing)	NAIC Response Received (Y/N)	NAIC Valuation (Amount)	NAIC Disallowed Entity’s Valuation Method, Resubmission Required (Y/N)
ND Properties, Inc.	$750	$—	$750	9/2/2015	Sub-2	Y	$1,968	N

The Company held bonds of affiliates at December 31, 2015 and 2014 of $923 million and $1,895 million, respectively.

As of December 31, 2015 and 2014, no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets, and the Company does not have any investment in foreign insurance subsidiaries.

There are no guarantees or undertakings, written or otherwise, for the benefit of an affiliate or a related party that resulted in a material contingent exposure of the reporting entity’s or any related party’s assets or liabilities.

127	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies to the value contained in the audited financial statements of the underlying investments and unamortized goodwill resulting from the statutory purchase method of accounting. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

The Company’s carrying value in downstream non-insurance holding companies is $9,763 million and $10,050 million as of December 31, 2015 and 2014, respectively. Significant holdings as of December 31, are as follows (in millions):

	2015	2014
Subsidiary	Carrying Value	Carrying Value
TIAA Asset Management, LLC*	$4,783	$4,751
TIAA Oil and Gas Investments, LLC	890	1,051
TIAA Global Ag Holdco, LLC	803	823
TIAA Super Regional Mall Member Sub, LLC	647	635
Occator Agricultural Properties, LLC	469	449
TIAA Infrastructure Investments, LLC	382	238
TIAA-Stonepeak Investments I, LLC	237	79
Infra Alpha, LLC	226	615
Dionysus Properties, LLC	225	327
Mansilla Participacoes LTDA	210	294

*	TIAA Asset Management, LLC (“TAM”) was formed on July 17, 2014 as a wholly-owned subsidiary of the Company. On October 1, 2014, a newly formed wholly-owned subsidiary of TAM, TIAA Asset Management Finance Company, LLC (“TAMF”), indirectly acquired 100% of the equity interests in Nuveen Investments Inc. (“Nuveen”) from an investor group led by Madison Dearborn Partners for an enterprise value of approximately $6.25 billion, inclusive of Nuveen’s outstanding debt (the “Acquisition”). In connection with the transaction, Nuveen’s outstanding term loans, totaling approximately $3.1 billion, were repaid in full. Also, at the time of closing, Nuveen’s senior secured notes, totaling approximately $1.4 billion in principal amount, remained outstanding. On September 18, 2014, the Company issued an aggregate of $2.0 billion in surplus notes, the proceeds of which were used to fund a portion of the acquisition price and for general corporate purposes.

On October 30, 2014, TAMF issued senior unsecured notes in an aggregate principal amount of $2.0 billion. The proceeds of these notes were used to redeem in full Nuveen’s senior secured notes on November 7 and November 10, 2014, and to repay an inter-company advance equal to $382 million from TIAA to TAMF, which was advanced in connection with the Acquisition.

Note 7—other long-term investments

The components of the Company’s carrying value in other long term investments are (in millions):

	2015	2014
Affiliated other invested assets	$19,111	$18,573
Unaffiliated other invested assets	6,869	7,416
Other long-term assets	18	29
Total other long-term investments	$25,998	$26,018

TIAA-CREF Investment Horizon Annuity Prospectus	128

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2015 and 2014, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2015	2014
Operating subsidiaries and affiliates	$4,951	$5,154
Real estate	4,774	4,104
Securities	3,753	3,733
Agriculture and timber	3,722	3,415
Energy and infrastructure	1,911	2,167
Total affiliated other invested assets	$19,111	$18,573

Of the $4,951 million of operating subsidiaries and affiliates as of December 31, 2015, $4,783 million is attributed to TAM.

As of December 31, 2015 and 2014, unaffiliated other invested assets consist primarily of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments.

The following table presents the OTTI recorded for the years ended December 31, (in millions) for other long-term investments for which the carrying value is not expected to be recovered:

	2015	2014	2013
OTTI	$296	$302	$178

The following table presents the carrying value for other long-term investments denominated in foreign currency for the years ended December 31, (in millions):

	2015	2014
Other long-term investments denominated in foreign currency	$1,104	$1,428

Note 8—investments commitments

The outstanding obligation for future investments at December 31, 2015, is shown below by asset category (in millions):

	2016	In later years	Total Commitments
Bonds	$236	$87	$323
Stocks	141	164	305
Mortgage loans	410	—	410
Real estate	88	—	88
Other long-term investments	1,226	3,329	4,555
Total	$2,101	$3,580	$5,681

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate commitments and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting

129	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

specified guidelines including property appraisal reviews and confirmation of borrower credit. For other long-term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Note 9—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31 are as follows (in millions):

	2015	2014	2013
Bonds	$8,823	$9,050	$9,206
Stocks	76	34	61
Mortgage loans	846	787	772
Real estate	236	219	203
Derivatives	17	10	(8)
Other long-term investments	1,753	1,526	1,430
Cash, cash equivalents and short-term investments	3	2	7
Total gross investment income	11,754	11,628	11,671
Less investment expenses	(685)	(557)	(542)
Net investment income before amortization of IMR	11,069	11,071	11,129
Plus amortization of IMR	266	182	145
Net investment income	$11,335	$11,253	$11,274

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 are as follows (in millions):

	2015	2014	2013
Bonds	$(380)	$78	$604
Stocks	(85)	(135)	(50)
Mortgage loans	14	22	—
Real estate	83	(1)	30
Derivatives	324	(19)	(24)
Other long-term investments	(320)	(291)	(115)
Cash, cash equivalents and short-term investments	(36)	(26)	(121)
Total before capital gains taxes and transfers to IMR	(400)	(372)	324
Transfers to IMR	(87)	(5)	(741)
Net realized capital losses less capital gains taxes, after transfers to IMR	$(487)	$(377)	$(417)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2015	2014	2013
Other-than-temporary impairments:
Bonds	$274	$223	$281
Stocks	284	158	77
Other long-term investments	296	302	178
Total	$854	$683	$536

TIAA-CREF Investment Horizon Annuity Prospectus	130

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Information related to the sales of long term bonds for the years ended December 31, 2015, 2014 and 2013 are as follows (in millions):

	2015	2014	2013
Proceeds from sales	$6,249	$8,544	$8,949
Gross gains on sales	$120	$334	$835
Gross losses on sales	$58	$79	$17

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 10 – disclosures about fair value of financial instruments

FAIR VALUE OF FINANCIAL INSTRUMENTS

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third-party pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

131	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2015 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$190,114	$181,247	$—	$186,381	$3,733
Common Stock	1,248	1,248	742	4	502
Preferred Stock	212	195	14	92	106
Mortgage Loans	19,567	19,046	—	—	19,567
Derivatives	276	268	—	268	8
Contract Loans	1,591	1,591	—	—	1,591
Separate Account Assets	29,896	29,897	7,975	4,600	17,321
Cash, Cash Equivalents & Short Term Investments	533	533	490	12	31
Total	$243,437	$234,025	$9,221	$191,357	$42,859

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$994	$994	$—	$—	$994
Separate account liabilities	29,883	29,883	—	—	29,883
Derivatives	49	42	—	49	—
Total	$30,926	$30,919	$—	$49	$30,877

TIAA-CREF Investment Horizon Annuity Prospectus	132

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy at December 31, 2014 (in millions):

	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3
Assets:
Bonds	$195,231	$180,086	$—	$191,214	$4,017
Common Stock	1,345	1,345	814	4	527
Preferred Stock	121	100	16	37	68
Mortgage Loans	16,621	15,613	—	—	16,621
Derivatives	236	218	—	225	11
Contract Loans	1,555	1,555	—	—	1,555
Separate Account Assets	26,535	26,531	8,141	4,130	14,264
Cash, Cash Equivalents & Short Term Investments	1,542	1,542	1,023	519	—
Total	$243,186	$226,990	$9,994	$196,129	$37,063

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3
Liabilities:
Deposit-type contracts	$949	$949	$—	$—	$949
Separate account liabilities	26,522	26,522	—	—	26,522
Derivatives	143	123	—	143	—
Total	$27,614	$27,594	$—	$143	$27,471

The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2015 and 2014. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information.

133	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Common stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Estimated fair value for privately traded equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

TIAA-CREF Investment Horizon Annuity Prospectus	134

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, (in millions):

	2015
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$23	$33	$56
Total Bonds	$—	$23	$33	$56
Common Stock
Industrial and Miscellaneous	$742	$4	$502	$1,248
Total Common Stocks	$742	$4	$502	$1,248
Preferred Stock	$—	$—	$9	$9
Derivatives
Interest Rate Contracts	$—	$8	$—	$8
Foreign Exchange Contracts	—	248	—	248
Total Derivatives	$—	$256	$—	$256
Separate Accounts assets	$7,957	$4,207	$17,321	$29,485
Total assets at fair value	$8,699	$4,490	$17,865	$31,054

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$15	$—	$15
Credit Default Swaps	—	14	—	14
Total liabilities at fair value	$—	$29	$—	$29

	2014
	Level 1	Level 2	Level 3	Total
Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$95	$15	$110
Total Bonds	$—	$95	$15	$110
Common Stock
Industrial and Miscellaneous	$814	$4	$527	$1,345
Total Common Stocks	$814	$4	$527	$1,345
Derivatives
Foreign Exchange Contracts	$—	$199	$—	$199
Interest Rate Contracts	—	17	—	17
Total Derivatives	$—	$216	$—	$216
Separate Accounts assets	$8,124	$3,831	$14,264	$26,219
Total assets at fair value	$8,938	$4,146	$14,806	$27,890

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$51	$—	$51
Credit Default Swaps	—	22	—	22
Total liabilities at fair value	$—	$73	$—	$73

135	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Transfers between Level 1 and Level 2

Periodically, the Company has transfers between Level 1 and Level 2 due to the availability of quoted prices for identical assets in active markets at the measurement date. The Company’s policy is to recognize transfers between levels as of the actual date of the event or change in circumstances that caused the transfer.

As of December 31, 2015, the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy. As of December 31, 2014, the Company transferred a small denomination of common stock from Level 2 to Level 1 due to changes in the availability of quoted prices in active markets for identical assets at the quarterly measurement dates throughout the year.

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2015 (in millions):

	Beginning Balance at 01/01/2015	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2015
Bonds	$15	$46	[a]	$(43)[d]	$(20)	$28	$8	$—	$(1)	$33
Common Stock	527	3	[b]	(113)[e]	(3)	(7)	108	(10)	(3)	502
Preferred Stock	—	9	[c]	—	—	—	—	—	—	9
Separate Account assets	14,264	—		—	(26)	1,151	2,342	(643)	233	17,321
Total	$14,806	$58		$(156)	$(49)	$1,172	$2,458	$(653)	$229	$17,865

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred common stocks into Level 3 due to the lack of observable market data used in the valuation of these securities.
(c)	The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(d)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.
(e)	The Company transferred common stocks out of Level 3 due to the availability of observable market data used in the valuation of these securities.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2014 (in millions):

	Beginning Balance at 01/01/2014	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances (Sales)	Settlements	Ending Balance at 12/31/2014
Bonds	$116	$—		$(96)[a]	$(14)	$52	$—	$(37)	$(6)	$15
Common Stock	532	41	[b]	—	(86)	51	3	—	(14)	527
Preferred Stock	3	—		(3)	—	—	—	—	—	—
Separate Account assets	12,390	—		—	(18)	1,278	1,543	(976)	47	14,264
Total	$13,041	$41		$(99)	$(118)	$1,381	$1,546	$(1,013)	$27	$14,806

(a)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value as of December 31, 2014.
(b)	The Company transferred common stocks into Level 3 due to the significance of unobservable market data used in the valuation of these securities.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

TIAA-CREF Investment Horizon Annuity Prospectus	136

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

QUANTITATIVE INFORMATION REGARDING LEVEL 3 FAIR VALUE MEASUREMENTS

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2015 (dollars in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Fixed Maturity Securities:
RMBS	$11	Discounted Cash Flow	Discount Rate	4.7% – 15.0%	5.4%

		Market Comparable	Credit Analysis/Market Comparable	$92.50 – 100.50	$95.14
Corporate and Other Bonds	$22	Discounted Cash Flow	Discount Rate	11.5%	11.5%
		Market Comparable	Credit Analysis/Market Comparable	$7.38	$7.38
Equity Securities:
Common Stock[1]	$502	Market Comparable	EBITDA Multiple	7.0x – 11.8x	9.3x
		Equity Method	Book Value Multiple	1.0x	1.0x
Preferred Stock	$9	Market Comparable	EBITDA Multiple	9.5x	9.5x

[1]

Included in Level 3 Common Stock is the Company’s holdings in FHLB of NY’s stock as described in Note 20—FHLBNY Membership and Borrowings. As prescribed in the FHLB of NY’s capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLB of NY stock, these securities have been classified as Level 3.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Separate Account Assets:
Real Estate Properties and Real Estate Joint Ventures	$19,015
Office Properties		Income Approach—Discounted cash flow	Discount Rate	6.0% – 8.3%	6.5%
			Terminal Capitalization Rate	4.3% – 7.5%	5.5%
		Income Approach— Direct Capitalization	Overall Capitalization Rate	3.8% – 7.3%	4.7%
Industrial Properties		Income Approach—Discounted cash flow	Discount Rate	5.7% – 8.8%	6.8%
			Terminal Capitalization Rate	4.9% – 7.3%	5.7%
		Income Approach— Direct Capitalization	Overall Capitalization Rate	4.0% – 6.3%	5.1%
Residential Properties		Income Approach—Discounted cash flow	Discount Rate	5.3% – 7.3%	6.2%
			Terminal Capitalization Rate	4.0% – 5.8%	4.8%
		Income Approach— Direct Capitalization	Overall Capitalization Rate	3.3% – 5.3%	4.1%
Retail Properties		Income Approach—Discounted cash flow	Discount Rate	5.0% – 10.4%	6.8%
			Terminal Capitalization Rate	4.8% – 9.5%	5.8%
		Income Approach— Direct Capitalization	Overall Capitalization Rate	4.3% – 8.5%	5.2%

137	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Separate account real estate assets include the values of the related mortgage loans payable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Mortgage Loans payable	$(1,795)
Office and Industrial Properties		Discounted Cash Flow	Loan to Value Ratio	31.0% – 47.5%	41.0%
			Equivalency Rate	2.7% – 3.8%	3.6%
		Net Present Value	Loan to Value Ratio	31.0% – 47.5%	41.0%
			Weighted Average Cost of Capital Risk Premium Multiple	1.2 – 1.3	1.3
Residential Properties		Discounted Cash Flow	Loan to Value Ratio	30.6% – 63.2%	44.0%
			Equivalency Rate	2.7% – 3.5%	3.2%
		Net Present Value	Loan to Value Ratio	30.6% – 63.2%	44.0%
			Weighted Average Cost of Capital Risk Premium Multiple	1.2 – 1.5	1.3
Retail Properties		Discounted Cash Flow	Loan to Value Ratio	21.0% – 49.4%	37.8%
			Equivalency Rate	2.4% – 4.0%	3.3%
		Net Present Value	Loan to Value Ratio	21.0% – 49.4%	37.8%
			Weighted Average Cost of Capital Risk Premium Multiple	1.1 – 1.3	1.2

Separate account real estate assets include the values of the related loan receivable in the table below.

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average
Loan Receivable	$101
Office Properties		Discounted Cash Flow	Loan to Value Ratio	76.1%	76.1%
			Equivalency Rate	6.1%	6.1%

ADDITIONAL QUALITATIVE INFORMATION ON FAIR VALUATION PROCESS

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The Risk Management Valuation group, which reports to the Chief Credit Risk Officer, sets the valuation policies for fixed income and equity securities and is responsible for the determination of fair value. The policies and framework for fair value methodologies are approved by the TIAA Valuation Committee.

Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparable, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent,

TIAA-CREF Investment Horizon Annuity Prospectus	138

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

Mortgage loans payable are valued internally by the Company’s valuation department, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.

The loan receivable is valued internally by the Company’s valuation department, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily net asset value until the next valuation review.

Note 11—restricted assets

The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (dollars in millions):

	Gross Restricted
	12/31/2015								Percentage
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Collateral held under security lending agreements	$827	$—	$—	$—	$827	$614	$213	$827	0.297%	0.306%
FHLB capital stock	97	—	—	—	97	—	97	97	0.035	0.036
On deposit with states	6	—	—	—	6	7	(1)	6	0.002	0.002
Pledged as collateral not captured in other categories (derivative collateral)	14	—	—	—	14	30	(16)	14	0.005	0.005
Total restricted assets	$944	$—	$—	$—	$944	$651	$293	$944	0.339%	0.349%

139	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Gross Restricted
	12/31/2014								Percentage
	1	2	3	4	5	6	7	8	9	10
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase / (Decrease) (5 minus 6)	Total Current Year Admitted Restricted	Gross Restricted to Total Assets	Admitted Restricted to Total Admitted Assets
Subject to repurchase agreements	$—	$—	$—	$—	$—	$471	$(471)	$—	0.000%	0.000%
Collateral held under security lending agreements	614	—	—	—	614	—	614	614	0.226	0.234
On deposit with states	7	—	—	—	7	7	—	7	0.003	0.003
Pledged as collateral not captured in other categories (derivative collateral)	30	—	—	—	30	113	(83)	30	0.011	0.011
Total restricted assets	$651	$—	$—	$—	$651	$591	$60	$651	0.240%	0.248%

Note 12—derivative financial instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to over-the-counter transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with thirteen of the Company’s seventeen derivative OTC-bilateral counterparties. The CSA’s allow TIAA’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2015, TIAA holds the following collateral from its counterparties, (in millions):

Cash collateral	$180
Securities collateral	$18

TIAA-CREF Investment Horizon Annuity Prospectus	140

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2015, the Company pledged the following collateral or margin to its counterparties, (in millions):

Cash collateral or margin	$11
Securities collateral or margin	$3

The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value of all derivative contracts which, as of December 31, 2015, is $276 million.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2015 is $12 million for which the Company posted collateral of $11 million in the normal course of business.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow the Company to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument may be traded OTC-cleared or OTC-bilateral, and the Company is exposed to both market and counterparty risk. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Purchased Credit Default Swap Contracts: The Company uses credit default swaps to hedge against unexpected credit events on selective investments in the Company’s portfolio. This type of derivative is traded OTC-bilateral and is exposed to market, credit and counterparty risk. The premium payment to the

141	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

counterparty on these contracts is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value.

Written Credit Default Swaps used in Replication Transactions: A replication synthetic asset transaction is a derivative transaction (the derivative component) established concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity). As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, the Company writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded OTC-bilateral, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps used in RSATs represents the unamortized premium received/(paid) for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer.

The table below illustrates the effect of unrealized and realized gains and losses from derivative instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions):

	December 31, 2015		December 31, 2014
Qualifying hedge relationships	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)	Unrealized Gain (Loss) Recognized in Surplus	Gain (Loss) Recognized in Net Realized Capital Gain (Loss)
Foreign currency swap contract	$45	$(1)	$30	$(2)
Non-qualifying hedge relationships
Foreign currency swaps	162	86	211	(32)
Foreign currency forwards	(77)	233	102	15
Interest rate contracts	(9)	4	(1)	—
Purchased credit default swaps	6	—	5	—
Total non-qualifying hedge relationships	$82	$323	$317	$(17)
Derivatives used for other than hedging purposes	—	2	—	—
Total derivatives	$127	$324	$347	$(19)

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

TIAA-CREF Investment Horizon Annuity Prospectus	142

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.

Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. Index positions represent replications where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. The Company writes contracts on the “Super Senior” (60% to 100%) tranche of the Dow Jones North American Investment Grade Index Series 7 and 9 (DJ.NA.IG.7 and DJ.NA.IG.9, respectfully), whereby the Company is obligated to perform should the default rates of each index exceed 60%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2015			December 31, 2014
	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity
RSAT NAIC Designation
1 Highest quality	Single name credit default swaps	$5	$—	3	$115	$—	1
	Credit default swaps on indices	2,568	8	2	2,575	11	3
	Subtotal	2,573	8	2	2,690	11	2
2 High quality	Single name credit default swaps	80	(1)	2	210	(1)	2
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	80	(1)	2	210	(1)	2
3 Medium quality	Single name credit default swaps	30	6	6	30	5	7
	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	30	6	6	30	5	7
Total		$2,683	$13	2	$2,930	$15	2

143	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than hedging Purposes. The fair value of derivative assets and liabilities appear in the Statements of Admitted Assets, Liabilities and Capital and Contingency Reserves (in millions):

		Summary of Derivative Positions
		December 31, 2015			December 31, 2014
Qualifying Hedge Relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign Currency Swap Contracts	Assets	$161	$11	$6	$70	$2	$3
	Liabilities	84	(11)	(19)	183	(46)	(69)
Total Qualifying Hedge Relationships		$245	$— *	$(13)	$253	$(44)	$(66)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Assets	$173	$8	$8	308	$17	$17
	Liabilities	—	—	—	—	—	—
Foreign Currency Swaps	Assets	2,710	227	227	1,655	101	101
	Liabilities	187	(14)	(14)	599	(51)	(50)
Foreign Currency Forwards	Assets	831	22	22	1,430	98	98
	Liabilities	95	(2)	(2)	139	(1)	(1)

*	Total less than $1 million.

		Summary of Derivative Positions
		December 31, 2015			December 31, 2014
Non-qualifying Hedge Relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Purchased Credit Default Swaps	Assets	10	—	—	43	—	—
	Liabilities	638	(14)	(14)	923	(22)	(22)
Total Non-qualifying Hedge Relationships		$4,645	$227	$227	$5,097	$142	$143

Derivatives used for other-than-hedging Purposes
Written Credit Default Swaps	Assets	$2,598	$—	$14	$2,790	$—	$16
	Liabilities	85	(1)	(1)	140	(3)	(1)
Total Derivatives used for other-than-hedging Purposes		$2,683	$(1)	$13	$2,930	$(3)	$15
Total Derivatives		$7,572	$226	$226	$8,280	$95	$92

Note 13—separate accounts

Separate Accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are generally accounted for at fair value, except the TIAA Stable Value Separate Account (“TSV”) products which are accounted for at book value in accordance with NYDFS guidance.

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company

TIAA-CREF Investment Horizon Annuity Prospectus	144

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

punder the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Separate Account (“REA” or “VA-2”) is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

TSV is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The Separate Account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value as prescribed by the Department.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Separate Account	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group deferred fixed annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2015	2014
TIAA Real Estate Separate Account	$22,563	$19,955
TIAA Separate Account VA-1	953	1,020
TIAA Separate Account VA-3	5,969	5,244
TIAA Stable Value	412	312
Total	$29,897	$26,531

145	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.

The general account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the Real Estate Separate Account cannot fund participant requests, the general account will fund the requests by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2015
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$156	$—	$4,102	$4,258
Reserves
For accounts with assets at:
Fair value	$—	$—	$29,258	$29,258
Amortized cost	394	—	—	394
Total reserves	$394	$—	$29,258	$29,652

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with surrender charge of less than 5%	$394	$—	$—	$394
At fair value	—	—	29,258	29,258
Total reserves	$394	$—	$29,258	$29,652

	2014
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$129	$—	$3,562	$3,691
Reserves
For accounts with assets at:
Fair value	$—	$—	$26,065	$26,065
Amortized cost	302	—	—	302
Total reserves	$302	$—	$26,065	$26,367

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with surrender charge of less than 5%	$302	$—	$—	$302
At fair value	—	—	26,065	26,065
Total reserves	$302	$—	$26,065	$26,367

TIAA-CREF Investment Horizon Annuity Prospectus	146

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	2013
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$121	$—	$3,415	$3,536
Reserves
For accounts with assets at:
Fair value	$—	$—	$21,975	$21,975
Amortized cost	228	—	—	228
Total reserves	$228	$—	$21,975	$22,203

By withdrawal characteristics:
Subject to discretionary withdrawal:
At book value without market value adjustment and with surrender charge of less than 5%	$228	$—	$—	$228
At fair value	—	—	21,975	21,975
Total reserves	$228	$—	$21,975	$22,203

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts for the years ended December 31, (in millions):

	2015	2014	2013
Transfers reported in the Summary of Operations of the separate accounts statement:
Transfers to separate accounts	$4,539	$3,944	$3,852
Transfers from separate accounts	(2,814)	(2,268)	(1,973)
Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,725	$1,676	$1,879

Note 14—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves are sufficient to meet its obligations.

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 uses the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual Renewable Term policies and Cost of Living riders issued on and after January 1, 1994 uses the segmented reserves, where each segment is equal to one year in length.

147	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. As of December 31, 2015 and 2014, the Company had $460 million and $518 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31, are as follows (dollars in millions):

	2015
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$29,258	$29,258	13.2%
Total with adjustment or at fair value	$—	$—	$29,258	$29,258	13.2%
At book value without adjustment (minimal or no charge or adjustment)	49,721	394	—	50,115	22.5%
Not subject to discretionary withdrawal	143,104	—	—	143,104	64.3%
Total (gross)	$192,825	$394	$29,258	$222,477	100.0%

Reinsurance ceded	—	—	—	—
Total (net)	$192,825	$394	$29,258	$222,477

	2014
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total
Subject to discretionary withdrawal:
At fair value	$—	$—	$26,065	$26,065	12.1%
Total with adjustment or at fair value	$—	$—	$26,065	$26,065	12.1%
At book value without adjustment (minimal or no charge or adjustment)	47,830	302	—	48,132	22.4%
Not subject to discretionary withdrawal	141,029	—	—	141,029	65.5%
Total (gross)	$188,859	$302	$26,065	$215,226	100%

Reinsurance ceded	—	—	—	—
Total (net)	$188,859	$302	$26,065	$215,226

Note 15—management agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for its subsidiaries and affiliates. The Company allocated expenses of $2,083 million, $1,990 million and $1,719 million to its various subsidiaries and affiliates for the years ended December 31, 2015, 2014 and 2013, respectively. In addition, under management agreements, the Company provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company FSB and VA-1.

TIAA-CREF Investment Horizon Annuity Prospectus	148

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by the Company and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by the Company and two of its subsidiaries. Such services are provided in accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and TIAA-CREF Individual and Institutional Services, LLC (“Services”). The Company also performs administrative services for CREF, on an at-cost basis. The fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $971 million, $981 million, and $967 million for the years ended December 31, 2015, 2014 and 2013, respectively, are not included in the statement of operations and have no effect on the Company’s operations.

Advisors provide investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1, REA and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by the Company and Services. The Company provides investment management and administrative services for REA. Distribution services for REA are provided in accordance with a Distribution Agreement among Services, the Company and REA. The Company and Services receive fee payments from REA on a daily basis according to formulae established annually and adjusted periodically. The daily fee is based on an estimate of the at-cost expenses necessary to operate REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter.

Note 16—federal income taxes

By charter, the Company is a stock life insurance company operating on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, is subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, the Company is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The application of SSAP No. 101 requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Based on the weight of all available evidence, as of December 31, 2015, the Company released the valuation allowance held on foreign tax credit carry-forwards of $16.6 million at December 31, 2014.

149	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Components of the net deferred tax asset/(liability) are as follows (in millions):

(1)	12/31/2015			12/31/2014			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross deferred tax assets	$11,051	$651	$11,702	$11,175	$1,177	$12,352	$(124)	$(526)	$(650)
b) Statutory valuation allowance adjustments	—	—	—	17	—	17	(17)	—	(17)
c) Adjusted gross deferred tax assets (a – b)	11,051	651	11,702	11,158	1,177	12,335	(107)	(526)	(633)
d) Deferred tax assets non-admitted	7,301	—	7,301	7,449	—	7,449	(148)	—	(148)
e) Subtotal net admitted deferred tax asset (c – d)	3,750	651	4,401	3,709	1,177	4,886	41	(526)	(485)
f) Deferred tax liabilities	200	992	1,192	248	1,417	1,665	(48)	(425)	(473)
g) Net admitted deferred tax assets/(net deferred tax liability) (e – f)	$3,550	$(341)	$3,209	$3,461	$(240)	$3,221	$89	$(101)	$(12)

(2)	12/31/2015			12/31/2014			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 101
a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted gross DTA expected to be realized (excluding the amount of DTA from 2(a) above after application of the threshold limitation. (The lesser of (b)1 and (b)2 below)	$3,122	$87	$3,209	$3,135	$86	$3,221	$(13)	$1	$(12)
1. Adjusted gross DTA expected to be realized following the balance sheet date	$3,122	$87	$3,209	$3,135	$86	$3,221	$(13)	$1	$(12)
2. Adjusted gross DTA allowed per limitation threshold	XXX	XXX	$4,723	XXX	XXX	$4,599	XXX	XXX	$99
c) Adjusted gross DTA (excluding the amount of DTA from (a) and (b) above) offset by gross DTL	$628	$564	$1,192	$574	$1,091	$1,665	$54	$(527)	$(473)
d) DTA admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,750	$651	$4,401	$3,709	$1,177	$4,886	$41	$(526)	$(485)

	2015	2014
Ratio percentage used to determine recovery period and threshold limitation amount	1,021%	1,043%
Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$31,485	$30,657

TIAA-CREF Investment Horizon Annuity Prospectus	150

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Impact of Tax Planning Strategies (dollars in millions):

	12/31/2015		12/31/2014		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital
Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage
Adjusted gross DTAs amount from note 17(1)(c)	$11,051	$651	$11,158	$1,177	$(107)	$(526)
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	3.60%	—%	2.50%	—%	1.10%	—%
Net admitted adjusted gross DTAs amount from note 17(1)(e)	$3,750	$651	$3,709	$1,177	$41	$(526)
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	10.60%	—%	9.00%	—%	1.60%	—%

The Company does not have tax-planning strategies that include the use of reinsurance.

The Company has no temporary differences for which deferred tax liabilities are not recognized.

Income taxes incurred consist of the following major components (in millions):

	12/31/2015	12/31/2014	12/31/2013
1. Current Income Tax:
a) Federal tax benefit	$(603)	$(478)	$(307)
b) Foreign taxes	—	—	5
c) Subtotal	$(603)	$(478)	$(302)
d) Federal income taxes expense on net capital gains	405	378	701
e) Generation/(utilization) of loss carry-forwards	115	63	(427)
f) Other	—	—	—
g) Federal and foreign income taxes incurred	$(83)	$(37)	$(28)

	12/31/2015	12/31/2014	Change
2. Deferred Tax Assets:
(a) Ordinary:
1) Policyholder reserves	280	311	(31)
2) Investments	1,091	881	210
3) Deferred acquisition costs	25	26	(1)
4) Policyholder dividends accrual	667	679	(12)
5) Fixed assets	326	244	82
6) Compensation and benefits accrual	217	326	(109)
7) Receivables – non-admitted	51	90	(39)
8) Net operating loss carry-forward	1,841	1,728	113
9) Tax credit carry-forward	77	64	13
10) Other (including items < 5% of total ordinary tax assets)	635	606	29
11) Intangible assets – business in force and software	5,841	6,220	(379)
Subtotal	$11,051	$11,175	$(124)
(b) Statutory valuation allowance adjustment	—	17	(17)
(c) Non-admitted	7,301	7,449	(148)
(d) Admitted ordinary deferred tax assets (2a-2b-2c)	$3,750	$3,709	$41

151	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2015	12/31/2014	Change
(e) Capital:
1) Investments	$588	$1,114	$(526)
2) Real estate	63	63	—
Subtotal	$651	$1,177	$(526)
(f) Statutory valuation allowance adjustment	—	—	—
(g) Non-admitted	—	—	—
(h) Admitted capital deferred tax assets(2e-2f-2g)	651	1,177	(526)
(i) Admitted deferred tax assets(2d+2h)	$4,401	$4,886	$(485)

3. Deferred Tax Liabilities:
(a) Ordinary:
1) Investments	$200	$243	$(43)
2) Other (including items < 5% of total ordinary tax liabilities)	—	5	(5)
Subtotal	$200	$248	$(48)
(b) Capital:
1) Investments	992	1,417	(425)
Subtotal	$992	$1,417	$(425)
(c) Deferred tax liabilities (3a+3b)	$1,192	$1,665	$(473)

4. Net Deferred Tax:
Assets/Liabilities (2i–3c)	$3,209	$3,221	$(12)

The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2015 are as follows (dollars in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Provision computed at statutory rate	$1,258	$440	35%
Dividends received deduction	(52)	(18)	(1.44)
Amortization of interest maintenance reserve	(266)	(93)	(7.4)
Statutory impairment of affiliated common stock	242	85	6.74
Prior year true-ups	586	205	16.29
Current year deferred only adjustments—deferred affiliate gains, credit carryovers, nonadmitted assets	(178)	(62)	(4.95)
Change in statutory valuation allowance	(47)	(16)	(1.32)
Other	(12)	(5)	(0.34)%
Total statutory income taxes	$1,531	$536	42.58%

Federal and foreign income tax incurred (benefit) expense		$(83)	(6.56)
Change in net deferred income tax charge (benefit)		160	12.71
Tax effect of unrealized capital (loss) gain		459	36.43
Total statutory income taxes		$536	42.58%

TIAA-CREF Investment Horizon Annuity Prospectus	152

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2015, the Company has net operating loss carry forwards expiring through the year 2030 (in millions):

Year Incurred	Operating Loss	Year of Expiration
2002	$669	2017
2003	467	2018
2004	356	2019
2008	1,017	2023
2012	2,030	2027
2014	344	2029
2015	377	2030
Total	$5,260

At December 31, 2015, the Company has no capital loss carry forwards.

At December 31, 2015, the Company has foreign tax credits of $48 million generated during the years 2006 to 2015 and expiring between 2016 and 2025.

At December 31, 2015, the Company has general business credits of $29 million generated during the years 2004 to 2014 and expiring between 2024 to 2034.

The Company did not incur federal income taxes expense for 2015 or preceding years that would be available for recoupment in the event of future net losses.

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.

Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes generated when utilized in the consolidated return.

1)	730 Texas Forest Holdings, Inc.
2)	Covariance Capital Management, Inc.
3)	GreenWood Resources, Inc.
4)	JWL Properties, Inc.
5)	ND Properties, Inc.
6)	Nuveen Asia Investments, Inc.*
7)	Nuveen Holdings, Inc.*
8)	Nuveen Investment Solutions, Inc.*
9)	Nuveen Investments Advisers Inc.*
10)	Nuveen Investments Holdings, Inc.*
11)	Nuveen Investments Institutional Services Group, LLC*
12)	Nuveen Investments, Inc.*
13)	Nuveen Securities, LLC*
14)	Oleum Holding Company, Inc.

153	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

15)	Rittenhouse Asset Management, Inc.*
16)	T-C Europe Holding, Inc.
17)	T-C SP, Inc.
18)	T-C Sport Co., Inc.
19)	TCT Holdings, Inc.
20)	Teachers Advisors, Inc.
21)	Teachers Personal Investors Service, Inc.
22)	Terra Land Company
23)	TIAA Asset Management Finance Company, LLC*
24)	TIAA Board of Overseers
25)	TIAA-CREF Life Insurance Company
26)	TIAA-CREF Trust Company, FSB
27)	TIAA-CREF Tuition Financing, Inc.
28)	T-Investment Properties Corp.
29)	Westchester Group Asset Management, Inc.
30)	Westchester Group Farm Management, Inc.
31)	Westchester Group Investment Management Holding Company Inc.
32)	Westchester Group Investment Management, Inc.
33)	Westchester Group Real Estate, Inc.

The companies denoted with an asterisk above (collectively, “TAMF subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, TIAA Asset Management Finance Company, LLC (“TAMF”) makes payments to TIAA for amounts equal to the federal income payments that the TAMF subgroup would be obliged to pay the federal government if the TAMF subgroup had actually filed a separate consolidated tax return. TAMF is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the TAMF subgroup could have carried back to a prior consolidated return year. However, in the event the TIAA consolidated group owes Alternative Minimum Tax (“AMT”) in a given year, TAMF will pay or receive reimbursements for its allocable share of tax, in an amount equal to the ratio that its standalone AMT liability bears to that of the consolidated group’s liability.

Amounts receivable from/(payable to) the Company’s subsidiaries for federal income taxes are ($19) million and $5 million at December 31, 2015 and 2014, respectively.

The Company has no federal or foreign income tax loss contingencies as determined in accordance with SSAP No. 5R, with the modifications provided in SSAP No. 101, and there is no reasonable possibility that the total liability will significantly increase within 12 months of the reporting date.

The Company’s tax years 2010 through 2015 are open to examination by the IRS.

Note 17—pension plan and post-retirement benefits

The Company maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The statements of operations include contributions to the pension plan of approximately $53 million, $47 million and $38 million for the years ended December 31, 2015, 2014 and 2013, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

TIAA-CREF Investment Horizon Annuity Prospectus	154

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The benefit obligation and net periodic benefit cost of this plan for the years ended December 31, are as follows (in millions):

	Post-retirement Benefits
	2015	2014	2013
Benefit obligation	$104	$105	$156
Net period benefit cost	$4	$15	$25

Note 18—reinsurance

Reinsurance transactions included in the statutory—basis statements of operations “Insurance and annuity premiums and other considerations” are as follows (in millions):

	Years Ended December 31,
	2015	2014	2013
Direct premiums	$13,673	$12,925	$14,410
Ceded premiums	(14)	(15)	(15)
Net premiums	$13,659	$12,910	$14,395

The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Note 19—repurchase and securities lending programs

Repurchase Program

The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

As of December 31, 2015 and December 31, 2014, the Company had no outstanding repurchase agreements.

Securities Lending Program

The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.

As of December 31, 2015, the estimated fair value of the Company’s securities on loan under the program was $808 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2015, was reported in “Securities lending collateral assets” with an offsetting collateral liability

155	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

of $827 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2015.

Of the cash collateral from the program, $357 million is held as cash as of December 31, 2015, with the remaining $470 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$357	$357
30 days or less	470	470
Total collateral reinvested	$827	$827

As of December 31, 2014, the estimated fair value of the Company’s securities on loan under the program was $599 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2014, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $614 million in “Payable for collateral for securities loaned”. This collateral received was cash and had not been sold or re-pledged as of December 31, 2014.

Of the cash collateral received from the program, $394 million was held as cash as of December 31, 2014, with the remaining $220 million invested in overnight Treasury reverse repurchase agreements. Thus, the collateral was liquid and could have been returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows (in millions):

	Amortized Cost	Fair Value
Open	$394	$394
30 days or less	220	220
Total collateral reinvested	$614	$614

Note 20—Federal Home Loan Bank of New York membership and borrowings

The Company is a member of the Federal Home Loan Bank of New York (FHLBNY). Through its membership, the Company has the ability to conduct business activity (advances) with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide TIAA with additional liquidity to supplement existing sources, and can also be a source of contingent liquidity to meet other requirements. The Company has determined the estimated maximum borrowing capacity as 2% of total net admitted assets at the current reporting date.

The following table shows the FHLB capital stock held as of December 31, 2015, (in millions):

	Total	General Account	Separate Account
Membership stock—class A	$—	$—	$—
Membership stock—class B	96	96	—
Activity stock	—	—	—
Excess stock	—	—	—
Total	$96	$96	$—

TIAA-CREF Investment Horizon Annuity Prospectus	156

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company became a member of the FHLBNY during 2015. Therefore, no capital stock was held as of December 31, 2014.

The capital stock held by the Company as of December 31, 2015 is eligible for redemption as follows:

			Eligible for Redemption
Membership Stock	Current Year Total	Not Eligible for Redemption	Less than 6 Months	6 Months or Less Than 1 Year	1 to Less Than 3 Years	3 to 5 Years
Class A	$—	$—	$—	$—	$—	$—
Class B	$96	$96	$—	$—	$—	$—

The Company did not conduct any borrowings from the FHLBNY for the year-ended December 31, 2015. Therefore, no collateral was pledged by the Company to the FHLBNY at any point during the year.

Note 21—capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves represented or reduced by each item below for the years ended December 31 are as follows (in millions):

	2015	2014
Net unrealized capital gains (losses)	$(1,433)	$337
Change in asset valuation reserve	1,110	(387)
Change in net deferred income tax	(160)	(447)
Change in non-admitted assets	43	594
Issuance of surplus notes	—	2,000
Change in post-retirement benefit liability	1	60

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2015 (in millions):

Date Issued	Interest Rate	Par Value (Face Amount of Notes)	Carrying Value of Note	Interest Paid Year to Date	Total Principal and / or Interest Paid	Date of Maturity
12/16/2009	6.850%	$2,000	$2,000	$137	$822	12/16/2039
09/15/2014	4.900%	$1,650	$1,650	$80	$80	09/15/2044
09/15/2014	4.375%	$350	$350	$15	$15	09/15/2054

The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.

The notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.

157	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.

The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company has not paid dividends to its shareholder.

Note 22—contingencies and guarantees

SUBSIDIARY AND AFFILIATE GUARANTEES:

At December 31, 2015, the Company was obligor under the following guarantees, indemnities and support obligations:

Nature and circumstances of guarantee and key attributes, including date and duration of agreement.	Liability recognition of guarantee. (Include amount recognized at inception. If no initial recognition, document exception allowed under SSAP No. 5R.)	Ultimate financial statement impact if action under the guarantee is required.	Maximum potential amount of future payments (undiscounted) the guarantor could be required to make under the guarantee. If unable to develop an estimate, this should be specifically noted.	Current status of payment or performance risk of guarantee. Also provide additional discussion as warranted.
Financial support agreement with TIAA-CREF Life Insurance Company to have (i) capital and surplus of $250.0 million; (ii) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC RBC model; or (iii) such other amounts as necessary to maintain TIAA-CREF Life’s financial strength rating the same or better than the Company’s rating at all times.	Guarantee made to/or on behalf of a wholly-owned subsidiary and as such are excluded from recognition.	Investment in Subsidiary, Controlled, or Affiliated (“SCA”)	Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future.	At December 31,
2015, the capital and
surplus of
TIAA-CREF Life
Insurance Company
was in excess of the
minimum capital and
surplus amount
referenced, and its
total adjusted capital
was in excess of the
referenced RBC-based
amount calculated at
December 31, 2015.

TIAA-CREF Investment Horizon Annuity Prospectus	158

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company has agreed that it will cause TIAA-CREF Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to or against any of the assets of the Company.

Related to the 2014 acquisition of Nuveen Investments, TAM Finance Company, LLC, the Acquirer and an indirectly owned subsidiary of TIAA, recorded purchase related liabilities at a fair value of $319 million which could be payable according to facts and circumstances in 2017. The Company has agreed to fund these obligations in the event required payments to the Seller are not made by TAM Finance Company, LLC.

The Company also provides a $100 million committed 364-day revolving line of credit arrangement with Nuveen Investments, Inc. This line has an expiration date of December 29, 2016. During the period ending December 31, 2015, there were no draw-downs made under this line of credit arrangement.

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 11, 2016. As of December 31, 2015, $30 million of this facility was maintained on a committed basis for which TIAA-CREF Life paid a commitment fee of 7.0 basis points on the unused committed amount. During the period ending December 31, 2015, 28 draw-downs totaling $51.5 million were made under this line of credit arrangement of which none were outstanding as of December 31, 2015.

The Company also provides a $1,000 million uncommitted line of credit to certain accounts of College Retirement Equities Funds (“CREF”) and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,500 million committed credit facility maintained with a group of banks.

The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.

The Company provides a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with TIAA-CREF Trust Company, FSB. This line has an expiration date of September 14, 2016. During the period ending December 31, 2015, there were no draw-downs made under this line of credit arrangement.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet

159	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As of December 31, 2015, there are no outstanding liquidity units under the liquidity guarantee provided to REA by the Company.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

OTHER CONTINGENCIES:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas or other inquiries from state regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; Federal regulators, including the SEC; Federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”) seeking a broad range of information. The Company cooperates in these inquiries.

Note 23—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 4, 2016, the date the financial statements were available to be issued. No such items were identified by the Company.

TIAA-CREF Investment Horizon Annuity Prospectus	160

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	1,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$16,000.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

161	TIAA-CREF Investment Horizon Annuity Prospectus

Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]
	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[1]
	(B)	Bylaws of TIAA-CREF Life Insurance Company[2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]
	(C)	Endorsements to TIAA-CREF Investment Horizon Annuity Contract[7]

(5)		Legality Opinion and Consent of Ken Reitz, Esquire*

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Note Purchase Agreement dated as of April 2, 2001 by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company[7]
	(F)	Service Agreement dated as of December 11, 2001 by and between TIAA-CREF Tuition Financing, Inc. and TIAA-CREF Life Insurance Company[7]
	(G)	Distribution Agreement for TIAA-CREF Life Insurance Company Stable Value Separate Accounts dated as of May 10, 2012 by and between Teachers Personal Investors Services, Inc. and TIAA-CREF Life Insurance Company[7]
	(H)	Investment Management Agreement dated as of May 10, 2012 by and between Teachers Advisors, Inc. and TIAA-CREF Life Insurance[7]
	(I)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]
	(J)	Master Services Agreement effective as of September 30, 2015 between Teachers Insurance and Annuity Association of America and Accenture LLP[7]

(14)		TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers[4]

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[4]

(23)		Consents of PricewaterhouseCoopers LLP*

(24)		Powers of Attorney[7]

*	Filed Herewith

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

TIAA-CREF Investment Horizon Annuity Prospectus	162

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 26, 2010 (File No. 333-149714).

[5]	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 24, 2012 (File Nos. 333-145064 and 811-08963).

[6]	Incorporated by reference to the Registration Statement on Form N-6, filed on October 25, 2012 (File Nos. 333-183060 and 811-22659).
[7]	Incorporated by reference to the Registration Statement on Form S-1, filed on March 23, 2016 (File No. 333-210342).

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are

163	TIAA-CREF Investment Horizon Annuity Prospectus

offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF Investment Horizon Annuity Prospectus	164

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 27th day of April, 2016.

TIAA-CREF LIFE INSURANCE COMPANY

By:	*
David M. Anderson
President and Chief Executive Officer

165	TIAA-CREF Investment Horizon Annuity Prospectus

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 27, 2016, in the capacities indicated.

* David M. Anderson	President and Chief Executive Officer

* Larkin W. Fields	Chief Financial Officer (Principal Financial and Accounting Officer)

* David M. Anderson	Director, Chairman

* Kathie Andrade	Director

* Rashme Badwe	Director

* Elizabeth D. Black	Director

* Douglas E. Chittenden	Director

* Sue Collins	Director

* Christopher McGeown	Director

* Eric T. Jones	Director

* Russell Noles	Director

* Ajay Sawhney	Director

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: February 22, 2016.

/S/ KENNETH W. REITZ
Kenneth W. Reitz, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus	166

EXHIBIT INDEX

(5)	Legality Opinion and Consent of Ken Reitz, Esquire

(23)	Consents of PricewaterhouseCoopers LLP

167	TIAA-CREF Investment Horizon Annuity Prospectus